Exhibit 10.2

THIRD AMENDED AND RESTATED

MASTER LEASE AGREEMENT

Among

THE LESSOR ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

THE LESSEE ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

AND

THE GUARANTOR ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

Dated As Of

November 4, 2010

TABLE OF CONTENTS

ARTICLE I		1

1.1	LEASE	1
1.2	SINGLE, INDIVISIBLE LEASE	3
1.3	JOINT AND SEVERAL OBLIGATION	3
1.4	TERM	3
1.5	OPTIONS TO RENEW	4
1.6	LESSOR FUNDED CAPITAL EXPENDITURES	4
1.7	LESSOR PERFORMANCE OF CERTAIN CAPITAL EXPENDITURES	4
1.8	FUNDED AMOUNT AND ADDITIONAL PROJECT RENT	4

ARTICLE II		5

2.1	DEFINITIONS	5

ARTICLE III		17

3.1	RENT	17
3.2	ADDITIONAL CHARGES	17
3.3	LATE CHARGE	17
3.4	METHOD OF PAYMENT OF RENT	17
3.5	NET LEASE	17
3.6	LIMITATION ON COUNTERCLAIM	18

ARTICLE IV		18

4.1	PAYMENT OF IMPOSITIONS	18
4.2	NOTICE OF IMPOSITIONS	19
4.3	ADJUSTMENT OF IMPOSITIONS	19
4.4	UTILITY CHARGES	19
4.5	INSURANCE PREMIUMS	19

ARTICLE V		19

5.1	NO TERMINATION, ABATEMENT, ETC	19

ARTICLE VI		20

6.1	OWNERSHIP OF THE LEASED PROPERTIES	20
6.2	LESSOR’S PERSONAL PROPERTY	20
6.3	LESSEE’S PERSONAL PROPERTY	21
6.4	GRANT OF SECURITY INTEREST IN LESSEE’S PERSONAL PROPERTY	21
6.5	LIST OF LESSEE’S PERSONAL PROPERTY	22

ARTICLE VII		22

7.1	CONDITION OF THE LEASED PROPERTIES	22
7.2	USE OF LEASED PROPERTIES	22
7.3	CERTAIN ENVIRONMENTAL MATTERS	23

ARTICLE VIII		29

i

8.1	REPRESENTATIONS AND WARRANTIES OF LESSEE	29
8.2	REPRESENTATIONS AND WARRANTIES OF LESSOR	30
8.3	LIMITATION ON REMEDIES	31
8.4	COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS	31
8.5	LEGAL REQUIREMENT COVENANTS	32
8.6	CERTAIN COVENANTS REGARDING MANAGEMENT	32
8.7	CERTAIN FINANCIAL COVENANTS	32
8.8	MINIMUM PER BED CAPITAL EXPENDITURES	33
8.9	PRESERVATION OF BUSINESS	33

ARTICLE IX		34

9.1	MAINTENANCE AND REPAIR	34
9.2	ENCROACHMENTS, RESTRICTIONS, ETC	36

ARTICLE X		37

10.1	CONSTRUCTION OF ALTERATIONS AND ADDITIONS TO THE LEASED PROPERTIES	37

ARTICLE XI		38

11.1	LIENS	38

ARTICLE XII		38

12.1	PERMITTED CONTESTS	38
12.2	LESSOR’S REQUIREMENT FOR DEPOSITS	39

ARTICLE XIII		40

13.1	GENERAL INSURANCE REQUIREMENTS	40
13.2	REPLACEMENT COST	41
13.3	ADDITIONAL INSURANCE	42
13.4	WAIVER OF SUBROGATION	42
13.5	FORM SATISFACTORY, ETC	42
13.6	INCREASE IN LIMITS	43
13.7	BLANKET POLICY	43
13.8	NO SEPARATE INSURANCE	43

ARTICLE XIV		44

14.1	INSURANCE PROCEEDS	44
14.2	RESTORATION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE	44
14.3	RESTORATION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE	45
14.4	LESSEE’S PROPERTY	45
14.5	RESTORATION OF LESSEE’S PROPERTY	45
14.6	DAMAGE NEAR END OF TERM	45
14.7	WAIVER	46
14.8	PROCEDURE FOR DISBURSEMENT OF INSURANCE PROCEEDS EQUAL TO OR GREATER THAN THE SELF-ADMINISTERED AMOUNT	46
14.9	INSURANCE PROCEEDS PAID TO FACILITY MORTGAGEE	47
14.10	TERMINATION OF MASTER LEASE; ABATEMENT OF RENT	47

ARTICLE XV		48

15.1	CONDEMNATION ARTICLE DEFINITIONS	48
15.2	PARTIES’ RIGHTS AND OBLIGATIONS	48
15.3	TOTAL TAKING	48
15.4	ALLOCATION OF PORTION OF AWARD	48
15.5	PARTIAL TAKING	49
15.6	TEMPORARY TAKING	50
15.7	CONDEMNATION AWARDS PAID TO FACILITY MORTGAGEE	50

ARTICLE XVI		51

16.1	EVENTS OF DEFAULT	51
16.2	CERTAIN REMEDIES	54
16.3	DAMAGES	54
16.5	WAIVER	56
16.6	APPLICATION OF FUNDS	56
16.7	AVAILABILITY OF REMEDIES	56

ARTICLE XVII		56

17.1	RIGHTS TO CURE DEFAULT	56

ARTICLE XVIII		57

18.1	HOLDING OVER	57
18.2	CONTINUING CLEAN-UP	57
18.3	POST TERMINATION TRANSITION	58
18.4	INDEMNITY	58

ARTICLE XIX		58

19.1	SUBORDINATION	58
19.2	ATTORNMENT	59
19.3	ESTOPPEL CERTIFICATE	59

ARTICLE XX		59

20.1	RISK OF LOSS	59

ARTICLE XXI		60

21.1	LESSEE INDEMNIFICATION	60
21.2	SURVIVAL	60

ARTICLE XXII		60

22.1	GENERAL PROHIBITION AGAINST ASSIGNMENT	60
22.2	DISCRETIONARY TRANSFEREE	61
22.3	CORPORATE OR PARTNERSHIP TRANSACTIONS	61
22.4	SUBORDINATION AND ATTORNMENT	62
22.5	SUBLEASE LIMITATION	62
22.6	COSTS	62

ARTICLE XXIII		63

23.1	OFFICER’S CERTIFICATES AND FINANCIAL STATEMENTS	63
23.2	PUBLIC OFFERING INFORMATION	64
23.3	LESSOR’S OBLIGATIONS	64

ARTICLE XXIV		65

24.1	LESSOR’S RIGHT TO INSPECT	65

ARTICLE XXV		65

25.1	NO WAIVER	65

ARTICLE XXVI		65

26.1	REMEDIES CUMULATIVE	65

ARTICLE XXVII		65

27.1	ACCEPTANCE OF SURRENDER	65

ARTICLE XXVIII		65

28.1	NO MERGER OF TITLE	65
28.2	NO PARTNERSHIP	66

ARTICLE XXIX		66

29.1	CONVEYANCE BY LESSOR	66

ARTICLE XXX		66

30.1	QUIET ENJOYMENT	66

ARTICLE XXXI		66

31.1	NOTICES	66

ARTICLE XXXII		67

32.1	APPRAISERS	67

ARTICLE XXXIII		68

33.1	BREACH BY LESSOR	68
33.2	COMPLIANCE WITH FACILITY MORTGAGES	69

ARTICLE XXXIV		70

34.1	FACILITY TRADE NAMES	70
34.2	TRANSFER OF OPERATIONAL CONTROL OF THE FACILITIES	70
34.3	INTANGIBLES AND PERSONAL PROPERTY	71

ARTICLE XXXV		71

35.1	ARBITRATION	71

ARTICLE XXXVI		72

36.1	REIT PROTECTION	72

ARTICLE XXXVII		73

37.1	SURVIVAL, CHOICE OF LAW	73
37.2	LIMITATION ON RECOVERY	74
37.3	CONSENTS	74
37.4	COUNTERPARTS	74
37.5	OPTIONS PERSONAL	74
37.6	RIGHTS CUMULATIVE	74
37.7	ENTIRE AGREEMENT	74
37.8	AMENDMENT IN WRITING	74
37.9	SEVERABILITY	74
37.10	SUCCESSORS	75
37.11	TIME OF THE ESSENCE	75

ARTICLE XXXVIII		75

38.1	COMMISSIONS	75

ARTICLE XXXIX		75

39.1	MEMORANDUM OF LEASE	75

ARTICLE XL		75

40.1	SECURITY DEPOSIT	75
40.2	APPLICATION OF SECURITY DEPOSIT	76
40.3	TRANSFER OF SECURITY DEPOSIT	76

v

THIS THIRD AMENDED AND RESTATED MASTER LEASE AGREEMENT (this “Master Lease”), is made and entered into on this 4th day of November, 2010 to be effective as of the Amended Lease Release Date by and among the lessor entities identified on the signature page hereof (collectively, the “Lessor,” and where the context requires, each, a “Lessor”), and the lessee entities listed on the signature page hereof (collectively, jointly and severally, the “Lessee,” and where the context requires, each, a “Lessee”).

RECITALS

The circumstances underlying the execution of this Master Lease are as follows:

A. Capitalized terms used in this Master Lease and not otherwise defined herein are defined in Article II hereof.

B. Pursuant to a Second Amended and Restated Master Lease Agreement dated as of February 1, 2008, as amended by a First Amendment to Second Amended and Restated Master Lease Agreement dated as of August 26, 2008, and a Second Amendment to Second Amended and Restated Master Lease dated as of February 26, 2009 (the “Existing Sun Master Lease”), among certain of the entities comprising Lessor, certain of the entities comprising Lessee, Omega and SHG, Lessee leases from Lessor, as of the Amended Lease Release Date, forty (40) long term nursing, rehabilitation hospitals or other health care facilities.

C. Pursuant to a Second Amended and Restated Guaranty, dated as of February 1, 2008 (as amended, supplemented or otherwise modified from time to time, the “Existing Guaranty”), SHG guaranteed the obligations of each of the entities comprising Lessee under the Existing Sun Master Lease.

D. Pursuant to separate Guaranties dated as of February 1, 2008, each of Harborside Guarantor and the Peak Guarantor guaranteed the obligations of each of the entities comprising Lessee under the Existing Sun Master Lease. Concurrently herewith, the Harborside Guarantor and the Peak Guarantor have ratified and affirmed their obligations under such guaranties.

E. Pursuant to the Agreement Re Separation, SHG, New Sun, and Omega agreed, among other things, as of the Amended Lease Release Date to (i) amend and restate in its entirety the Existing Sun Master Lease as set forth in this Master Lease, (ii) terminate the Existing Guaranty, and (ii) replace the Existing Guaranty with a new guaranty from New Sun.

G. A list of the forty (40) facilities covered by this Master Lease as of the Commencement Date is attached hereto as Exhibit A (the “Facilities”)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

1.1 Lease. Upon and subject to the terms and conditions set forth in this Master Lease, from and after the Amended Lease Release Date, Lessor shall continue to lease to Lessee,

and Lessee shall continue to lease from Lessor, the Leased Properties upon which the forty (40) Facilities listed on attached Exhibit A are located, on the terms and conditions set forth herein, it being the express intention of the parties that the leasehold estates governed by this Master Lease shall be one and the same as the leasehold estates created under the Existing Sun Master Lease.

The term “Leased Properties” as of the Commencement Date means all of Lessor’s right, title and interest in and to the real properties described on Exhibit B to this Master Lease (the “Land”) and all of the following:

(i)	all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(ii)	all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the “Related Rights”);

(iii)	all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the categories of Lessor’s Personal Property (defined below) (collectively the “Fixtures”); and

(iv)	all of the Personal Property (including intangibles), now or hereafter located on the Land or in the Leased Improvements, together with any and all replacements thereof, which is the property of Lessor, and all Personal Property that pursuant to the terms of this Master Lease becomes the property of Lessor during the Term (“Lessor’s Personal Property”); provided, however that the term “Lessor’s Personal Property” shall expressly exclude Cash, Accounts, Lessee’s Personal Property and all proceeds thereof.

In the event that, at anytime during the Term, this Master Lease, by its terms, terminates as to any portion of the Leased Properties, then effective from and after such termination and without the need by any of the parties to execute any amendments to this Master Lease, the “Leased Properties” shall refer to that portion of the Leased Properties which continues to be subject to the terms of this Master Lease. The Leased Properties are leased subject to all covenants, conditions, restrictions, easements and other matters affecting the Leased Properties as of the Commencement Date and such subsequent covenants, conditions, restrictions, easement and other matters as may be agreed to by Lessor or Lessee in accordance with the terms of this Lease, whether or not of record, including the Permitted Encumbrances and other matters which would be disclosed by an inspection or accurate survey of the Leased Properties. Lessor represents and warrants to Lessee that as of the Commencement Date it has no actual knowledge of any covenants, conditions, restrictions, easement or other matters affecting the Leased Properties which is not of record.

1.2 Single, Indivisible Lease. This Master Lease constitutes one indivisible lease of the Leased Properties and not separate leases governed by similar terms. The Leased Properties constitute one economic unit, and the Base Rent and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Properties to Lessee as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Master Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Master Lease apply equally and uniformly to all of the Leased Properties as one unit. An Event of Default with respect to any Leased Property is an Event of Default as to all of the Leased Properties. The parties intend that the provisions of this Master Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Properties and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Master Lease under 11 U.S.C. Section 365, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Master Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Properties.

1.3 Joint and Several Obligation. Lessee acknowledges that collectively they are jointly and severally liable for the payment of all sums payable and for the performance of all obligations performable, by one or more of the Lessees. Notwithstanding the foregoing, however, no Lessee shall, by virtue of this Master Lease, have any rights to, or title or interest in, the Leased Property or Properties leased by another Lessee or any obligation to operate the same to the extent it is not licensed to do so under applicable law.

1.4 Term.

1.4.1 The initial continued term of this Master Lease (“Initial Continued Term”):

(i) commenced on December 1, 2003 and shall end on December 31, 2013 for the Continued Facilities; and

(ii) commenced on February 1, 2008 and shall end on December 31, 2013 for the Harborside Facilities;

in each case, subject to renewal as set forth in Section 1.5 below.

1.4.2 The initial term of the Master Lease for the Litchfield Facilities (the “Initial Litchfield Term”) commenced on February 1, 2008 and shall end on September 30, 2017, subject to renewal as set forth in Section 1.5 below.

1.5 Options to Renew. Lessee is hereby granted two (2) successive options to renew this Master Lease as to the Facilities (each a “Option to Renew”), with the first such Option to Renew being, with respect to the Non-Litchfield Facilities, for the period from January 1, 2014 through December 31, 2025 and, with respect to the Litchfield Facilities, for the period from October 1, 2017 through December 31, 2025, and the second such option being, with respect to all of the Facilities, for the period from January 1, 2026 through December 31, 2035. The Options to Renew are subject to the following terms and conditions (which conditions may be waived by Lessor in its sole discretion):

(a) An Option to Renew is exercisable only by Notice to Lessor at least three hundred and sixty-five (365) days, and not more than five hundred forty-five (545), prior to the expiration of the Initial Continued Term (or prior to the expiration of the period covered by the preceding Option to Renew, as the case may be);

(b) No Event of Default shall have occurred and be continuing either at the time an Option to Renew is exercised or at the commencement of the period covered by each Option to Renew;

(c) During the period covered by each Option to Renew, except as otherwise specifically provided for herein, all of the terms and conditions of this Master Lease shall remain in full force and effect; and,

(d) Lessee may exercise its Option to Renew with respect to all (and no fewer than all) of the Facilities which are subject to this Master Lease at the time of exercise of each Option to Renew, it being understood and agreed, however, that upon the exercise of the first Option to Renew, the affect shall be to automatically renew the Initial Litchfield Term upon the expiration thereof not upon the earlier expiration of the Initial Continued Term.

1.6 Lessor Funded Capital Expenditures. The funding of certain capital expenditures by Lessor shall be governed by Exhibit C-1 to this Master Lease.

1.7 Lessor Performance of certain Capital Expenditures. The performance by Lessor of certain capital expenditures shall be governed by Exhibit C-2 to this Master Lease.

1.8 Funded Amount and Additional Project Rent. As of October 31, 2010, the Funded Amount and Additional Project Rent under Exhibits C-1 and C-2 was as set forth on Exhibit C-3, with such Additional Project Rent included or excluded from the Base Rent amounts set forth in Section 2.1 as indicated on Exhibit C-3.

ARTICLE II

2.1 Definitions. For all purposes of this Master Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable, (iii) all references in this Master Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Master Lease, and (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Master Lease as a whole and not to any particular Article, Section or other subdivision.

Accounts: All accounts, all rights to payment or reimbursement for goods sold or leased or services rendered (including, without limitation, Medicare, Medicaid and other third party reimbursed receivables) and all accounts receivable, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.

Action: Any claim, demand, action or proceeding.

Additional Charges: As defined in Article III.

Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term “Affiliate” shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company or partnership. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

Agreement Re Separation: The Agreement Re Separation dated as of the date of this Lease among SHG, New Sun, and Omega.

Allocated Current Rent: As defined in Section 3.9.

Amended Lease Release Date: As defined in the Agreement re Separation. Upon the request of either party, Lessor and Lessee shall execute a written confirmation of the Amended Lease Release Date.

Applicable Rate: A rate of interest per annum equal to the higher of: (a) six percent (6%) and (b) 375 basis points above LIBOR.

Article XXXVI Default Notice: As defined in Section 36.8.

Assessment: Any assessment on the Leased Properties or any part of any of them for public improvements or benefits whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term.

Assumed Indebtedness: Any indebtedness or other obligations expressly assumed by or taken subject to by Lessor, existing on the Commencement Date and, secured by a mortgage, deed of trust or other security agreement in or on the related Leased Property.

Award: As defined in Article XV.

Base Rent: means the sum of (i) the Non-Litchfield Base Rent and (ii) the Litchfield Base Rent.

Board: The Board of Directors of New Sun.

Business Day: Any day other than a Saturday, Sunday or holiday on which banks in New York City, New York are required or permitted to be closed.

Capital Stock: (i) With respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

Capitalized Leases: Leases that in accordance with GAAP are required to be capitalized for financial reporting purposes.

Cash: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.

Cash Flow: For any period, the sum of (a) Net Income of Lessee arising solely from the operation of the Facilities for the applicable period, and (b) the amounts deducted in computing Lessee’s Net Income for the period for (i) depreciation, (ii) amortization, (iii) Base Rent, (iv) interest (including payments in the nature of interest under Capitalized Leases and interest on any Purchase Money Financing), (v) income taxes (or, if greater, income tax actually paid during the period) and (vi) management fees, and less (c) an imputed management fee equal to five percent (5%) of gross revenues.

Cash Flow to Rent Ratio: For any fiscal period, the ratio of Cash Flow to Base Rent.

Code: The Internal Revenue Code of 1986, as amended.

Collateral: As defined in the Security Agreement.

Commencement Date: means February 1, 2008 for the Harborside Facilities and the Litchfield Facilities, and December 1, 2003 for all Continued Facilities.

Condemnation, Condemnor: As defined in Article XV.

Continued Facilities: All Facilities other than the Harborside Facilities and the Litchfield Facilities.

Conversion: As defined in the Agreement re Separation.

CPI: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States.

Date of Taking: As defined in Article XV.

Discretionary Transferee: An entity that (a) has sufficient operating experience and history and sufficient assets and income, in Lessor’s reasonable judgment, to bear the financial responsibilities of Lessee under this Master Lease; (b) is, in Lessor’s reasonable judgment, a reputable person or entity of good character and has a general business reputation for providing quality healthcare services reasonably compatible with the services provided by Lessee; (c) shall not have, and whose Affiliates shall not have, within the twenty-four month period immediately preceding the date of any proposed assignment or transfer to such entity, had any license or certification to operate any skilled nursing facility or assisted living facility revoked by any governmental authority due to either (1) a material and continuing failure by such proposed transferee or assignee or any of its Affiliates to operate such facility in substantial compliance with applicable law, which failure, as reasonably determined by Lessor, materially and adversely impacts (as a whole) such transferee’s or assignee’s business, operations, financial condition, or business reputation, or (2) due to the gross negligence or willful misconduct of such proposed transferee or assignee or any of its Affiliates; (d) shall be licensed or certified for the operation of the Leased Property as of the date of any proposed assignment or transfer to such entity and (e) if necessary, causes a replacement guarantor with sufficient assets and income, in Lessor’s reasonable judgment, to bear the financial responsibilities of Guarantor under the Guaranty to provide a replacement guaranty in substantially the same form as the Guaranty with respect to all obligations of the Lessee under this Master Lease arising or accruing from and after the date of the proposed assignment or transfer.

Encumbrance: Any mortgage, deed of trust, lien, encumbrance or other matter affecting title to any of the Leased Properties, or any portion thereof or interest therein.

Event of Default: As defined in Article XVI.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Excluded Lessee’s Personal Property: All vehicles, business office equipment, including computer hardware, software and peripherals, telephone systems and Specialized Medical Equipment owned or leased by Lessee and used in connection with the operation of the Leased Properties.

Executive Officer: Any of the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President and the Secretary of any corporation, a general partner of any partnership and a managing member of any limited liability company upon which service of a Notice is to be made.

Existing Sun Master Lease: As defined in Recital B.

Expiration Date: As to the Non-Litchfield Facilities, December 31, 2013 if no Renewal Option has been exercised, December 31, 2025 if the first Renewal Option has been exercised, or December 31, 2035 if the first and second Renewal Options have been exercised, and, as to the Litchfield Facilities, September 30, 2017 if no Renewal Option has been exercised, December 31, 2025 if the first Renewal Option has been exercised, or December 31, 2035 if the first and second Renewal Options have been exercised.

Facilit(y)(ies): The licensed nursing homes, rehabilitation hospitals or other health care facilities being operated on the Leased Propert(y)(ies).

Facility Mortgage: As defined in Section 13.1, and any loan documents related to such mortgage.

Facility Mortgage Reserve Account: As defined in Section 33.2.2.

Facility Mortgagee: As defined in Section 13.1.

Facility Mortgage Documents: Shall mean with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto.

Facility Trade Name: As defined in Section 33.2.

Financial Statements: For a fiscal year period, statements of New Sun’s earnings and retained earnings and of changes in financial position and profit and loss for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year and prepared in accordance with GAAP and reported on by a “big four” or other nationally recognized accounting firm approved by Lessor, which approval will not be unreasonably withheld or delayed from the beginning of the fiscal year to the end of such period.

Financials: Unaudited statements of a the financial performance or condition of any of (i) each Guarantor or the Guarantors, taken as a whole or (ii) each Facility individually, and the Facilities, taken as a whole, whether or not fulfilling the requirements for Financial Statements.

Fiscal Year: The annual period commencing January 1 and terminating December 31 of each year.

Fixtures: As defined in Section 1.1.

GAAP: Generally accepted accounting principles consistent with those applied in the preparation of financial statements.

Guarantor or Guarantors: One, some or all of New Sun, Harborside Guarantor, Peak Guarantor or any successor entity that guaranties the payment or collection of all or any portion of the amounts payable by Lessee, or the performance by Lessee of all or any of its obligations, under this Master Lease.

Guarantor Lender: As defined in the Security Agreement.

Guaranty: Any guaranty executed by a Guarantor in favor of Lessor, as the same may be amended or supplemented from time to time.

Harborside Facilities: means the Facilities commonly known as:

Name	Address
Falmouth Nursing & Rehab Center	359 Jones Road, Falmouth, MA
Mashpee Nursing & Rehab Center	161 Falmouth Road, Rte 128, Mashpee, MA
Wakefield Nursing & Rehab Center	1 Bathol Street, Wakefield, MA
Westfield Nursing & Rehab Center	60 East Silver Street, Westfield, MA

Harborside Guarantor: Harborside Healthcare, LLC, a Delaware limited liability company.

Hazardous Substances: As defined in Section 7.3.

Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including Assessments as herein defined), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Properties or the business conducted thereon by Lessee and/or the Rent (including all interest and penalties thereon due to any failure of payment by Lessee) applicable to periods of time commencing on the Possession Date (unless any Tenant’s obligations for any portion of such period has been discharged as a matter of law) and ending on the expiration of the Term hereof which at any time during or in respect of such period hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor’s interest in the Leased Properties, (ii) the Leased Properties or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Properties or the leasing or use of the Leased Properties or any part thereof or (iv) the

Rent. The term “Imposition” shall not include: (a) any tax based on gross or net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor generally and not specifically arising in connection with the Leased Properties, but Lessee shall pay any tax hereafter specifically imposed on Rent received by Lessor from Lessee, or (b) any net revenue tax of Lessor or any other person, or (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of the Leased Properties or the proceeds thereof or (d) any principal or interest on any Assumed Indebtedness on the Leased Properties or any other indebtedness of Lessor, except to the extent that any tax, assessment, tax levy or charge, which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (a) or (b) is levied, assessed or imposed in lieu thereof.

Initial Consolidated Net Worth: The consolidated net worth of New Sun as shown on the first balance sheet filed with the SEC on or after the Amended Lease Release Date of this Master Lease.

Initial Continued Term: As defined in Section 1.4.1.

Initial Litchfield Term: As defined in Section 1.4.2.

Insurance Requirements: All terms of any insurance policy required by this Master Lease and all requirements of the issuer of any such policy.

Judgment Date: The date on which a judgment is entered against a Lessee that establishes, without the possibility of appeal, the amount of liquidated damages to which Lessor is entitled under this Master Lease.

Land: As defined in Section 1.1.

Lease Year: January 1 through the following December 31 during the Term. If this Master Lease is terminated before the end of any Lease Year, the final Lease Year for purposes of such terminated lease will be January 1 through the date of termination thereof.

Leased Properties: As defined in Section 1.1.

Legal Requirements: As to the Leased Properties, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Properties or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to any of the Leased Properties or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto including, but not limited to, those relating to existing healthcare licenses, those authorizing the current number of licensed beds and the level of services delivered from the Leased Properties, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee at any time in force affecting any Leased Property (other than covenants, agreements, restrictions and encumbrances created by Lessor with the consent of Lessee, which consent shall not be unreasonably withheld or delayed, providing that such covenants, agreements, restrictions and encumbrances will not materially and adversely affect Lessee’s leasehold rights hereunder).

Lessee Encumbrances: All real estate taxes, assessments, water charges, requirements of municipal or other governmental authorities, or other covenants, agreements, matters or things which are the obligation of Lessee or its Affiliates to pay, comply with, conform to or discharge under the provisions of this Master Lease, the Litchfield Peak Lease, or the Harborside Master Lease; and all liens, encumbrances, violations, charges or conditions that are due to any act or omission of Lessee.

Lessee’s Leasehold Award: As defined in Section 15.4.

Lessee’s Personal Property: Personal Property owned or leased by Lessee that is not included within the definition of the term “Lessor’s Personal Property” but is used by Lessee in the operation of the Facilities, including, but not limited to, the Excluded Lessee’s Personal Property and any Personal Property hereinafter provided by Lessee in compliance with Section 6.3 hereof, but specifically excluding Cash and Accounts.

Lessee’s Personal Property Award: As defined in Section 15.4.

Lessor: As defined in the lead in paragraph to this Master Lease.

Lessor Indemnified Party: Lessor and each of Lessor’s officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons.

Lessor’s Personal Property: As defined in Section 1.1.

Letter of Credit Agreement: An agreement Lessor, Lessee and Guarantor, as the same may be amended, modified, replaced or restated from time to time, providing for a letter of credit to be delivered to Lessor as the Security Deposit.

Limited Remedies Event of Default: As defined in Section 16.4.

Litchfield Base Rent:

(A)	During the Initial Litchfield Term, the Litchfield Base Rent shall be:

(i) For the period prior to the Amended Lease Release Date, the amounts set forth in the Existing Sun Master Lease;

(ii) For the period from the Amended Lease Release Date through September 30, 2011, the monthly sum of Five Hundred Fifty Seven Thousand Six Hundred Eighteen and 19/100 Dollars ($557,618.19), which on an annualized basis is Six Million Six Hundred Ninety One Thousand Four Hundred Eighteen and 28/100 Dollars ($6,691,418.28) (the “2010 Annualized Litchfield Base Rent”);

(iii) For Lease Year commencing October 1, 2011, the 2010 Annualized Litchfield Base Rent, increased by an amount equal to the 2010 Annualized Litchfield Base Rent multiplied by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%);

(ii) For each period from October 1 through September 30 thereafter, the Litchfield Base Rent for the previous twelve month period, increased by an amount equal to the Litchfield Base Rent for the previous twelve month period multiplied by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%).

(B)	During a Renewal Term, the Litchfield Base Rent shall be:

(i) For each Lease Year during a Renewal Term, the Litchfield Base Rent for the previous Lease Year increased by an amount equal to the Litchfield Base Rent for the previous Lease Year multiplied by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%).

Litchfield Facilities: means the Facilities commonly known as:

Name	Address
Capitol Care Center	8211 Ustick Road, Boise, ID
Cheyenne Mountain Care Center	835 Tenderfoot Hill Road, Colorado Springs, CO
Cheyenne Place Retirement Center	945 Tenderfoot Hill Road, Colorado Springs, CO
Mesa Manor Care Center	2901 North 12th Street, Grand Junction, CO
Pikes Peak Care Center	2719 North Union Boulevard, Colorado Springs, CO
Pueblo Extended Care Center	2611 Jones Avenue, Pueblo, CO

LRED Damages: As defined in Section 16.4.

Minimum Bed Value: means

(A) At any time prior to December 31, 2011, Forty Thousand Dollars ($40,000); and

(B) For each Lease Year thereafter, the Minimum Bed Value in effect for the prior Lease Year, multiplied by (i) one (1) plus (ii) the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase, and (y) two and one half percent (2.5%).

Minimum Purchase Price: The Minimum Purchase Price for each Leased Property shall be an amount equal to (A) the higher of (i) the average Cash Flow for the three (3) most recent calendar years, or (ii) the Cash Flow for the most recent calendar year, multiplied by (B) the median capitalization rate of skilled nursing acquisitions made by Omega (or its subsidiaries) during the comparable period; provided, however, that the Minimum Purchase Price for each Leased Property shall not be less than (x) the number of licensed beds for such Leased Property multiplied by (y) the Minimum Bed Value.

NASD: The National Association of Securities Dealers.

Net Income: For any period, Lessee’s net income (or loss) for such period attributable to the operation of the Facilities, determined in accordance with GAAP; provided, however, that Lessee’s Net Income shall not include any extraordinary gains (or losses) or nonrecurring gains (or losses).

Net Proceeds: As defined in Section 14.1.

New Sun: Sun Healthcare Group, Inc., a Delaware corporation, formerly known as SHG Services, Inc. For clarification, this entity was not merged into Sabra, but rather was renamed after such merger was completed and the name became available.

Non-Litchfield Base Rent:

(A)	During the Initial Continued Term, the Non-Litchfield Base Rent shall be:

(i) For the period prior to the Amended Lease Release Date, the amounts set forth in the Existing Sun Master Lease;

(ii) For the period from the Amended Lease Release Date through December 31, 2010, the monthly sum of Two Million One Hundred Fifty Six Thousand Four Hundred Nineteen and 35/100 Dollars ($2,156,419.35), which on an annualized basis is Twenty Five Million Eight Hundred Seventy Seven Thousand Thirty Two and 20/100 Dollars ($25,877,032.20) (the “2010 Annualized Non-Litchfield Base Rent”);

(iii) For Lease Year commencing January 1, 2011, the 2010 Annualized Non-Litchfield Base Rent, increased by an amount equal to the 2010 Annualized Non-Litchfield Base Rent multiplied by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%);

(iv) For each Lease Year following 2011, the Non-Litchfield Base Rent for the previous Lease Year, increased by an amount equal to the Non-Litchfield Base Rent for the previous Lease Year multiplied by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%).

(B)	During a Renewal Term, the Non-Litchfield Base Rent shall be:

(i) For each Lease Year during a Renewal Term, the Non-Litchfield Base Rent for the previous Lease Year increased by an amount equal to the Non-Litchfield Base Rent for the previous Lease Year multiplied by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%).

Non-Litchfield Facilities: means all Facilities other than the Litchfield Facilities.

Notice: A notice given in accordance with Article XXXI.

Occurrence Date: As defined in Section 16.4.

Officer’s Certificate: A certificate of Lessee signed by one or more Executive Officers of Lessee.

Omega: Omega Healthcare Investors, Inc., a Maryland corporation.

Omega Lenders: As defined in Section 8.2(f).

OTA: As defined in Section 3.7.

Overdue Rate: On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

Payment Date: The due date for the payment of the installments of Base Rent, Additional Charges, or any other sums payable under this Master Lease.

Peak Guarantor: Peak Medical Corporation, a Delaware corporation.

Peak Idaho Facilities: means the Facilities commonly known as:

Name	Address
Idaho Falls Care Center	3111 Channing Way, Idaho Falls, Idaho
Twin Falls Care Center	674 Eastland Drive, Twin Falls, Idaho

Permitted Encumbrances: The Permitted Encumbrances described in Exhibit D hereto.

Permitted Personal Property Leases or Liens: Liens or other exceptions to title granted to, or leases entered into with, a third party in connection with the acquisition of new Personal Property.

Person: An individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software and peripheral equipment), trade fixtures and other tangible personal property (but excluding consumable inventory and supplies owned by Lessee, Cash and Accounts), together with all replacements, modifications, alterations and additions thereto, except items, if any, included within the definition of Fixtures or Leased Improvements. The term “Personal Property” shall exclude personal property leased from third parties.

Possession Date: As to each Facility, the date that a Lessee first took possession of such Facility, which, in the case of the Harborside Facilities, means March 1, 2002, in the case of the Litchfield Facilities, means November 1, 2002, in the case of the Peak Idaho Facilities, means March 26, 1999, in the case of the Continuing Facilities which are the subject of the Delta I Master Lease or the Delta II Master Lease (as those terms are defined in Schedule I), means October 7, 1997, in the case of the Continuing Facilities which are the subject of the Regency North Carolina Master Lease (as that term is defined in Schedule I) means February 1, 1996 and in the case of the Continuing Facilities which are the subject of the Qualicorp Master Lease (as that term is defined in Schedule I) means June 1, 1997.

Primary Intended Use: As defined in Section 7.2.2.

Prime Rate: On any date, a rate equal to the annual rate on such date publicly announced by Citibank, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

Purchase Money Financing: Any financing provided by a Person to Lessee or a Sublessee that is an Affiliate of Lessee in connection with the acquisition of Personal Property used in connection with the operation of a Facility, whether by way of installment sale or otherwise.

Reconstruction Period: Two hundred forty days (240) following damage, destruction or Condemnation, as applicable, subject to extension to the extent required by Unavoidable Delay.

Relinquished Lessee’s Personal Property: All of the Lessee’s Personal Property other than the Excluded Lessee’s Personal Property.

Renewal Term: A period for which the Term is renewed in accordance with Section 1.5.

Rent: Collectively, the Base Rent and Additional Charges.

Replacement Property: As defined in Section 9.1.6.

Sabra: Sabra Health Care REIT, Inc., a Maryland corporation, the successor by merger to SHG.

SEC: The United States Securities and Exchange Commission.

SEC Filing: As defined in Section 8.1(i).

Securities Act: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Security Agreement: The Third Amended and Restated Security Agreement dated as of the date of this Lease between Lessor and Lessee, as may be amended or supplemented from time to time.

Security Deposit: As defined in Section 40.1.

Self-Administered Amount: One Hundred and Fifty Thousand ($150,000.00) Dollars.

Separation: As defined in the Agreement re Separation.

SHG: Sun Healthcare Group, Inc., a Delaware corporation, which as of the Effective Date shall have merged with and into Sabra.

Specialized Medical Equipment: Any non-affixed equipment (i) which is owned or leased by Lessee, and (ii) which is used by Lessee for lifting or transferring, or providing therapeutic interventions or other specialized medical services to, residents/patients.

State: With respect to each Facility, the state in which such Facility is located

Sun’s Credit Agreement: A loan agreement (however denominated) entered into from time to time by New Sun and/or one or more of the entities comprising Lessee and/or other Affiliates of the entities comprising Lessee, as the same may be amended, modified or restated from time to time.

Taking: As defined in Section 15.1.1.

Term: Collectively, the Initial Continued Term and the Initial Litchfield Term plus the Renewal Term or Renewal Terms, if any.

Transfer: As defined in Section 22.1.

Unavoidable Delays: Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of a party.

Unsuitable for Its Primary Intended Use: A state or condition of any Facility such that by reason of damage or destruction, or a partial taking by Condemnation, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of useable beds, the amount of square footage and the estimated revenue affected by such damage or destruction.

ARTICLE III

3.1 Rent. During the Term, Lessee will pay to Lessor the Base Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.5. The Base Rent during any Lease Year is payable in advance in consecutive monthly installments on the third day of each calendar month during that Lease Year. Unless otherwise agreed by the parties, Base Rent and Additional Charges shall be prorated as to any partial months at the beginning and end of the Term.

3.2 Additional Charges. In addition to the Base Rent, Lessee will also pay and discharge as and when due and payable all Impositions as provided in Section 4.1, and all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Master Lease. In the event of any failure on the part of Lessee to pay any of those items referred to in the previous sentence, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items referred to in this sentence and the previous sentence. Collectively, the items referred to in the first two sentences of this Section 3.3 are referred to as the “Additional Charges” and shall also constitute Rent.

3.3 Late Charge. If any installment of Base Rent, or Additional Charges owing by Lessee to Lessor shall not be paid by its due date, Lessee shall pay Lessor on demand, as an Additional Charge, a late charge equal to the greater of (i) five percent (5%) on the amount of such installment or (ii) all charges, expenses, fees or penalties imposed on Lessor by the Facility Mortgagee for late payment.

3.4 Method of Payment of Rent. Rent to be paid to Lessor shall be paid by electronic funds transfer debit transactions through wire transfer of immediately available funds and shall be initiated by Lessee for settlement on or before the due date each calendar month; provided, however, if the due date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day. Lessor shall provide Lessee with appropriate wire transfer information in a Notice from Lessor to Lessee. Lessee shall inform Lessor of payment by sending a facsimile transmission of Lessee’s wire transfer confirmation not later than noon, Eastern Standard or Daylight Savings time on each payment date. If Lessor directs Lessee to pay any Base Rent to any party other than Lessor, Lessee shall send to Lessor, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Lessor may reasonably require.

3.5 Net Lease.

3.5.1 The Rent shall be paid absolutely net to Lessor, so that this Master Lease shall yield to Lessor the full amount of the installments of Base Rent and Additional Charges payable thereunder throughout the Term, subject only to any other provisions of this Master Lease which expressly provide for adjustment or abatement of Rent or other charges. This Master Lease is and shall be a “pure-net” or “triple-net” lease, as such terms are commonly used in the real estate industry, it being intended that Lessee shall pay all costs, expenses, and charges arising out of the use, occupancy and operation of the Leased Properties.

3.5.2 Lessor shall not be required to furnish any services whatsoever to the Leased Properties, or make any payment of any kind whatsoever. Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Leased Properties. Lessor shall not be responsible for any loss or damage to any property of Lessee or any sub-tenant, concessionaire, or other user or occupant of any part of the Leased Properties, absent the gross negligence or willful misconduct of Lessor, its employees or agents.

3.6 Limitation on Counterclaim. If Lessor commences any proceedings for non-payment of Rent, Lessee will not interpose any counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Lessee would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Lessee’s rights to assert such claims in a separate action brought by Lessee. The covenants to pay rent and other amounts hereunder are independent covenants, and Lessee shall have no right to hold back, offset or fail to pay any such amounts for default by Lessor or for any other reason whatsoever.

ARTICLE IV

4.1 Payment of Impositions. Subject to Section 12.1 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee’s right of contest pursuant to the provisions of Section 12.1) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any provision of any Facility Mortgage requires deposits for payment of real estate taxes or other Impositions to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer the amounts to such Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund is due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default has occurred hereunder and is continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Properties as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Master Lease as personal property, Lessee shall file all required personal property tax returns. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Lessee may, upon Notice to and with the consent of Lessor (which consent shall not be unreasonably withheld), at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee’s expense as aforesaid, shall cooperate with Lessee in such protest, appeal, or other action. Lessee shall reimburse Lessor for Lessor’s direct costs of cooperating with Lessee for such protest, appeal or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Unless otherwise agreed by Lessor and Lessee, notwithstanding the foregoing, upon the expiration or earlier termination of the Term, all Impositions applicable to the final Lease Year of the Term (if a partial calendar year) shall be prorated between Lessee and Lessor as set forth in Section 4.3 hereof.

4.2 Notice of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor’s failure to give any such Notice shall in no way diminish Lessee’s obligation hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay.

4.3 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates or expires shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after termination or expiration, and Lessee’s obligation to pay its prorated share thereof if the same becomes due after such termination or expiration shall survive such termination or expiration.

4.4 Utility Charges. Lessee will pay or cause to be paid when due all charges for electricity, power, gas, oil, water and other utilities used in the Leased Properties during the Term. Lessee shall also pay or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof with respect to any Facility may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property, including any and all costs and expenses associated with any utility, drainage and parking easements.

4.5 Insurance Premiums. Lessee will pay or cause to be paid when due all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

ARTICLE V

5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Master Lease, Lessee shall remain bound by this Master Lease in accordance with its terms and shall not take any action without the consent of Lessor to modify, surrender or terminate the same, and shall not seek or be entitled to any abatement, deduction, deferment or reduction of

Rent, or setoff against the Rent. Except as expressly set forth herein, the respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to, or destruction of, any of the Leased Properties or any portion of any Leased Property from whatever cause or any Taking of any Leased Property or any portion thereof, (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee’s use of any Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or the eviction of Lessee by paramount title; (iii) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Master Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (v) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (a) modify, surrender or terminate this Master Lease or quit or surrender the Leased Properties or any portion thereof, or (b) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder except as otherwise specifically provided herein. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same are terminated pursuant to the express provisions of this Master Lease.

ARTICLE VI

6.1 Ownership of the Leased Properties. Lessor warrants and represents that it has the right to lease the Leased Properties to Lessee, and, if Lessor acquired the Leased Properties from anyone other than Lessee or an Affiliate of Lessee, Lessor warrants and represents it has good and marketable fee simple title to the Leased Properties, subject only to the Permitted Encumbrances and any Lessee Encumbrances. Lessee acknowledges that the Leased Properties are the property of Lessor and that Lessee has only the right to the possession and use of the Leased Properties upon the terms and conditions of this Master Lease. Lessee will not, at any time during the Term: (i) file any income tax return or other associated documents; (ii) file any other document with or submit any document to any governmental body or authority; (iii) enter into any written contractual arrangement with any Person; or (iv) release any financial statements of Lessee, in each case that takes a position other than that Lessor is the owner of the Leased Properties for federal, state and local income tax purposes and that this Master Lease is a “true lease.” If Lessee should reasonably conclude that GAAP or the SEC require treatment different from that set forth in the subsections (i), (ii), (iii) and (iv) of the previous sentence, then Lessee (y) shall give prior Notice to Lessor, and (z) notwithstanding the prior sentence, Lessee may comply with such requirements.

6.2 Lessor’s Personal Property. Lessee hereby acknowledges and agrees that, as of the Commencement Date, all Personal Property located on the Land or in the Leased Improvements on the Amended Lease Release Date is the Personal Property of Lessor, except for the Excluded Lessee’s Personal Property. Lessee shall, during the entire Term, maintain all of Lessor’s Personal Property in good order, condition and repair as shall be necessary in order to operate the Facilities for the Primary Intended Use in compliance with all applicable licensure and certification requirements, all applicable Legal Requirements and Insurance Requirements, and customary industry practice for the Primary Intended Use, reasonable wear and tear and obsolescence excepted. If any of Lessor’s Personal Property requires replacement in order to comply with the foregoing, Lessee shall replace it with similar property of the same or better quality at Lessee’s sole cost and expense, and when such replacement property is placed in service with respect to any Leased Property it shall become Lessor’s Personal Property. At the expiration or earlier termination of this Master Lease, all of Lessor’s Personal Property shall be surrendered to Lessor with the Leased Properties at or before the time of the surrender of the Leased Properties in good operating condition.

6.3 Lessee’s Personal Property. Lessee shall provide and maintain during the Term such Personal Property, in addition to Lessor’s Personal Property, as shall be reasonably necessary and appropriate in order to operate the Facilities for the Primary Intended Use in compliance with all licensure and certification requirements and in compliance with all applicable Legal Requirements and Insurance Requirements. Upon the expiration or earlier termination of this Master Lease as to any or all of the Leased Properties other than as a result of Lessee’s purchase of the Leased Properties or any portion thereof in accordance with the terms of this Master Lease (i) Lessee shall have the right, at its sole cost and expense, to remove from the Leased Properties or the Leased Property(ies) as to which this Master Lease has terminated, as applicable, the Excluded Lessee’s Personal Property unless there is then outstanding an Event of Default hereunder and Lessor elects to exercise its rights with respect to the Excluded Lessee’s Personal Property in accordance with the terms of the Security Agreement and (ii) the Relinquished Lessee’s Property shall be and remain the property of Lessor and Lessee shall, upon request, execute such documents as may be reasonably necessary to convey to Lessor all of Lessee’s right, title and interest therein free and clear of all liens, claims, charges and encumbrances. Any of the Excluded Lessee’s Personal Property which Lessee fails to remove from the affected Leased Property(ies) within twenty (20) days following the expiration or earlier termination of this Master Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without giving notice thereof to Lessee and without any payment to Lessee or any obligation to account therefore. Lessee shall reimburse Lessor for any and all expenses reasonably incurred by Lessor in disposing of any of the Excluded Lessee’s Personal Property in accordance with the immediately preceding sentence and shall either at its own expense restore the Leased Properties to the condition required by Section 9.1.7, including repair of all damages to the Leased Properties caused by the removal of any of the Excluded Lessee’s Personal Property, or reimburse Lessor for any and all expense reasonably incurred by Lessor for such restoration and repair. Effective on not less than sixty (60) days prior written notice, or such shorter notice as shall be appropriate if this Master Lease is terminated prior to its expiration date, Lessor shall have the option to purchase some or all of Excluded Lessee’s Personal Property, at the expiration or termination of this Master Lease, for an amount equal to the then fair market value thereof, subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such personal property is subject.

6.4 Grant of Security Interest in Lessee’s Personal Property. Lessee has concurrently granted to Lessor a security interest in the “Collateral” (as defined in the Security Agreement), as more particularly described in the Security Agreement.

6.5 List of Lessee’s Personal Property. Lessee shall, upon Lessor’s request, from time to time but not more frequently than one time per Lease Year, provide Lessor with a list of the Lessee’s Personal Property located at each of the Facilities.

ARTICLE VII

7.1 Condition of the Leased Properties. Lessee has been and currently is in possession of the Leased Properties and otherwise has knowledge of the condition of the Leased Properties and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee continues to lease the Leased Properties “as is” in their condition at the time this Master Lease is entered into. Lessee waives any claim or action against Lessor in respect of the condition of any Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, TO LESSEE OR TO ANY PARTY WITH WHICH LESSEE ENTERS INTO A MANAGEMENT CONTRACT, IN RESPECT OF ANY LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT EACH LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO LESSEE. Lessee further acknowledges that Lessee is solely responsible for the condition of the Leased Properties from and after the Commencement Date. Unless any Leased Property was acquired from Lessee, and to the extent permitted by law, Lessor hereby assigns to Lessee, all of Lessor’s rights, if any, to proceed against any predecessor in title for breaches of warranties or representations, or for latent defects in such Leased Property and Lessee agrees to fully prosecute any and all such claims. Lessor shall cooperate with Lessee in the prosecution of any such claims, in Lessor’s or Lessee’s name, all at Lessee’s sole cost and expense.

7.2 Use of Leased Properties.

7.2.1 Lessee covenants that it will obtain and maintain all approvals, licenses and permits needed to use and operate the Leased Properties and the Facilities under applicable local, state and federal law, including, but not limited to, licensure as a licensed nursing home or other applicable designation, such as rehabilitation hospital, and Medicare or Medicaid certification, to the extent applicable to the operation of each Facility from time to time.

7.2.2 After the Commencement Date and during the entire Term, Lessee shall use or cause each Leased Property to be used as the applicable Facility thereon is currently licensed, and for such other uses as may be necessary or incidental to such use (the particular such use is herein referred to as the “Primary Intended Use”). Lessee shall not use any Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made by Lessee, its agents and employees of any Leased Properties, and no acts shall be done by Lessee, its agents and employees, which will cause the cancellation of any insurance policy covering any Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any Leased

Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.

7.2.3 Lessee covenants and agrees that during the Term it will continuously operate the Facilities on the Leased Properties as providers of health care services in accordance with the Primary Intended Use and that it will maintain its certification for reimbursement and licensure and its accreditation, if applicable.

7.2.4 Lessee shall not commit or suffer to be committed any waste on any Leased Property nor shall Lessee cause or permit any nuisance thereon.

7.2.5 Lessee shall neither suffer nor permit any Leased Property or any portion thereof, or Lessee’s Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor’s (or Lessee’s, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of such Leased Property or any portion thereof.

7.3 Certain Environmental Matters.

7.3.1 Definitions. The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular:

(a) Clean-Up: The investigation, removal, restoration, remediation and/or elimination of, or other response to, Contamination (as hereinafter defined) to the satisfaction of all governmental agencies having jurisdiction, in compliance with or as may be required by Environmental Laws (as hereinafter defined).

(b) Contamination. The presence, Release or threatened Release of any Hazardous Substance at any Leased Property in violation of any Environmental Law, or in a quantity that would give rise to any affirmative Clean-Up obligation under an Environmental Law, including, but not limited to, the existence of any injury or potential injury to public health, safety, natural resources or the environment associated therewith, or any other environmental condition at, in, about, under or migrating from or to such Leased Property.

(c) Environmental Documents: Each and every (i) document received by Lessee or any Affiliate from, or submitted by Lessee or any Affiliate to, the United States Environmental Protection Agency and/or any other federal, state, county or municipal agency responsible for enforcing or implementing Environmental Laws with respect to the condition of a Leased Property, or Lessee’s operations at a Leased Property; and (ii) review, audit, report, or other analysis data pertaining to environmental conditions, including, but not limited to, the presence or absence of Contamination, at, in, or under or with respect to a Leased Property that have been prepared by, for or on behalf of Lessee.

(d) Environmental Laws: All federal, state and local laws (including, without limitation, common law), statutes, codes, ordinances, regulations, rules, orders, permits or decrees relating to the introduction, emission, discharge or release of Hazardous Substances into the indoor or outdoor environment (including, without limitation, air, surface water, groundwater, land or soil) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transportation or disposal of Hazardous Substances; or the Cleanup of Contamination, all as are now or may hereinafter be in effect.

(e) Environmental Report: The environmental review, audit and/or report relating to any Leased Property provided to Lessor in connection with Lessor’s acquisition of such Leased Property.

(f) Hazardous Substances: Any and all dangerous, toxic or hazardous material, substance, pollutant, contaminant, chemical, waste (including medical waste), or substance including petroleum products, asbestos and PCB’s defined, listed or described as such under any Environmental Law.

(g) Regulatory Actions: With respect to any Leased Property, any claim, demand, notice, action or proceeding brought, threatened or initiated by any governmental authority in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, and whether or not seeking costs, damages, equitable remedies, penalties or expenses.

(h) Release: The intentional or unintentional spilling, leaking, dumping, pouring, emptying, seeping, disposing, discharging, emitting, depositing, injecting, leaching, escaping, abandoning, or any other release or threatened release, however defined, of any Hazardous Substance.

(i) Third Party Claims: Any claims, actions, demands or proceedings (other than Regulatory Actions) howsoever based (including without limitation those based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to health welfare or property) due to Contamination, and whether or not seeking costs, damages, penalties or expenses, brought by any person or entity other than a governmental agency.

7.3.2 Prohibition Against Use of Hazardous Substances. Lessee shall not permit, conduct or allow on any Leased Property, the generation, introduction, presence, maintenance, use, receipt, acceptance, treatment, manufacture, production, installation, management, storage, disposal or release of any Hazardous Substance except for those types and quantities of Hazardous Substances necessary for and ordinarily associated with the conduct of Lessee’s business and in full compliance with all Environmental Laws.

7.3.3 Notice of Environmental Claims, Actions or Contaminations. Lessee will notify Lessor, in writing, promptly upon learning of any existing, pending or threatened: (i) investigation, inquiry, claim or action by any governmental authority with respect to any Leased Property in connection with any Environmental Law, (ii) Third Party Claims, (iii) Regulatory Actions, and/or (d) Contamination of any Leased Property.

7.3.4 Costs of Remedial Actions with Respect to Environmental Matters. If any investigation and/or Clean-Up of any Hazardous Substance or other environmental condition on, under, about or with respect to any Leased Property is required by any Environmental Law, then Lessee shall complete, at its own expense, such investigation and/or Clean-Up or cause each such other person as may be responsible for any of the foregoing to conduct such investigation and/or Clean-Up.

7.3.5 Delivery of Environmental Documents. Lessee shall deliver to Lessor complete copies of any and all Environmental Documents that may now be in or at any time hereafter come into the possession of Lessee.

7.3.6 Environmental Audit. At Lessee’s expense, Lessee shall from time to time, after Lessor’s request therefor, provide to Lessor a written certificate, in form and substance satisfactory to Lessor, from an environmental firm acceptable to Lessor, which states that there is no Contamination on the Leased Property identified by Landlord in such request and that such Leased Property is otherwise in strict compliance with Environmental Laws (the “Environmental Audit”). All tests and samplings shall be conducted using generally accepted and scientifically valid technology and methodologies. Lessee shall give the engineer or environmental consultant reasonable access to such Leased Property and to all records in the possession of Lessee that may indicate the presence (whether current or past) or a Release or threatened Release of any Hazardous Substances on, in, under or about such Leased Property. Lessee shall also provide the engineer or environmental consultant an opportunity to interview such persons employed in connection with such Leased Property as the engineer or consultant deems appropriate. However, Lessor shall not be entitled to request such certificate or certificates from Lessee unless (i) there have been any changes, modifications or additions to any Environmental Laws as applied to or affecting such Leased Property; (ii) a significant change in the condition of any Leased Property has occurred; or (iii) Lessor has another good reason for requesting such certificate or certificates. If the Environmental Audit discloses the presence of Contamination or any noncompliance with Environmental Laws, Lessee shall immediately perform all of Lessee’s obligations hereunder with respect to such Hazardous Substances or noncompliance.

7.3.7 Entry onto Leased Property for Environmental Matters. If Lessee fails to provide the Environmental Audit contemplated by Section 7.3.6 hereof, Lessee shall permit Lessor from time to time, by its employees, agents, contractors or representatives, to enter upon such Leased Property for the purposes of conducting such soil and chemical tests or any other environmental investigations, examinations, or analyses (hereafter collectively referred to as “Investigation”) as Lessor may desire. Lessor, and its employees, agents, contractors, consultants and/or representatives, shall conduct any such investigation in a manner which does not unreasonably interfere with Lessee’s use of and operations on any Leased Property (however, reasonable temporary interference with such use and operations is permissible if the investigation cannot otherwise be reasonably and inexpensively conducted). Other than in an emergency, Lessor shall provide Lessee with prior notice before entering any of the Leased Properties to conduct such Investigation, and shall provide copies of any reports or results to Lessee, and Lessee shall cooperate fully in such Investigation.

7.3.8 Environmental Matters Upon Termination or Expiration of Term of This Master Lease. Upon the termination of the Term or the expiration of the Term of this Master Lease, Lessee shall cause the Leased Properties to be delivered free of any and all Contamination, Regulatory Actions and Third Party Claims and otherwise in strict compliance with all Environmental Laws with respect thereto.

7.3.9 Compliance with Environmental Laws. Lessee shall comply with, and cause its agents, servants and employees, to comply with, and shall use reasonable efforts to cause each tenant and other occupant and user of each Leased Property, and the agents, servants and employees of such tenants, occupants and users, to comply with each and every Environmental Law applicable to Lessee and each such tenant, occupant or user with respect to each Leased Property. Specifically, but without limitation:

(a) Maintenance of Licenses and Permits. Lessee shall obtain and maintain (and Lessee shall use reasonable efforts to cause each tenant, occupant and user to obtain and maintain) all permits, certificates, licenses and other consents and approvals required by any applicable Environmental Law from time to time with respect to Lessee, each and every part of the Leased Properties and/or the conduct of any business at the Facilities or related thereto;

(b) Contamination. Lessee shall not cause, suffer or permit any Contamination;

(c) Clean-Up. If a Contamination occurs, Lessee promptly shall cause the Clean-Up and the removal of any Hazardous Substance and in any such case such Clean-Up and removal of the Hazardous Substance shall be effected in strict compliance with and in accordance with the provisions of the applicable Environmental Laws;

(d) Discharge of Lien. Within twenty (20) days of the date any lien is imposed against any Leased Property or any part thereof under any Environmental Law (or, in the event that under the applicable Environmental Law, Lessee is unable, acting diligently, to do so within twenty (20) days, then within such period as is required for Lessee, acting diligently, to do so), Lessee shall cause such lien to be discharged (by payment, by bond or otherwise to Lessor’s absolute satisfaction);

(e) Notification of Lessor. Promptly upon receipt by Lessee of notice or discovery by Lessee of any fact or circumstance which might result in a breach or violation of any covenant or agreement, Lessee shall notify Lessor in writing of such fact or circumstance; and

(f) Requests, Orders and Notices. Promptly upon receipt of any request, order or other notice relating to any Leased Property under any Environmental Law, Lessee shall forward a copy thereof to Lessor.

7.3.10 Environmental Related Remedies. In the event of a breach by Lessee beyond any applicable notice and/or grace period of its covenants with respect to environmental matters, Lessor may, in its sole discretion, do any one or more of the following (the exercise of one right or remedy hereunder not precluding the simultaneous or subsequent taking of any other right hereunder):

(a) Cause a Clean-Up. Cause the Clean-Up of any Hazardous Substance or other environmental condition on or under any Leased Property, or both, at Lessee’s cost and expense; or

(b) Payment of Regulatory Damages. Pay on behalf of Lessee any damages, costs, fines or penalties imposed on Lessee as a result of any Regulatory Actions; or

(c) Payments to Discharge Liens. Make any payment on behalf of Lessee or perform any other act or cause any act to be performed which will prevent a lien in favor of any federal, state or local governmental authority from attaching to any Leased Property or which will cause the discharge of any lien then attached to such Leased Property; or

(d) Payment of Third Party Damages. Pay, on behalf of Lessee, any damages, cost, fines or penalties imposed on Lessee as a result of any Third Party Claims; or

(e) Demand of Payment. Demand that Lessee make immediate payment of all of the costs of such Clean-Up and/or exercise of the remedies set forth in this Section 7.3 incurred by Lessor and not theretofore paid by Lessee as of the date of such demand, whether or not such costs exceed the amount of Rent and Additional Charges that are otherwise to be paid pursuant to this Master Lease, and whether or not any court has ordered the Clean-Up, and payment of said costs shall become immediately due, without notice.

7.3.11 Environmental Indemnification. Lessee shall and does hereby agree to defend Lessor, its principals, officers, directors, agents and employees (hereinafter, all “Indemnitees”) from and against each and every incurred and potential claim, cause of action, demand or proceeding, and does hereby agree to indemnify, defend and hold harmless Indemnitees from and against each and every obligation, fine, laboratory fee, liability, loss, penalty, imposition, settlement, levy, lien removal, litigation, judgment, disbursement, expense and/or cost (including without limitation the cost of each and every Clean-Up), however defined and of whatever kind or nature, known or unknown, foreseeable or unforeseeable, contingent, incidental, consequential or otherwise (including, but not limited to, attorneys’ fees, consultants’ fees, experts’ fees and related expenses, capital, operating and maintenance costs, incurred in connection with (i) any investigation or monitoring of site conditions at any Leased Property, and (ii) any Clean Up required or performed by any federal, state or local governmental entity or performed by any other entity or person because of the presence of any Hazardous Substance, Release, threatened Release or any Contamination on, in, under or about any of the Leased Properties) which may be asserted against, imposed on, suffered or incurred by, each and every Indemnitee arising out of or in any way related to, or allegedly arising out of or due to any environmental matter including, but not limited to, any one or more of the following:

(a) Release Damage or Liability. The presence of Contamination in, on, at, under, or near any Leased Property or migrating to any Leased Property from another location;

(b) Injuries. All injuries to health or safety (including wrongful death), or to the environment, by reason of environmental matters relating to the condition of or activities past or present on, at, in or under any Leased Property;

(c) Violations of Law. All violations, and alleged violations, of any Environmental Law relating to any Leased Property or any activity on, in, at, under or near any Leased Property;

(d) Misrepresentation. All material misrepresentations relating to environmental matters in any documents or materials furnished by Lessee to Lessor and/or its representatives in connection with this Master Lease;

(e) Event of Default. Each and every Event of Default hereunder relating to environmental matters;

(f) Lawsuits. Any and all lawsuits brought or threatened against any one or more of the Indemnitees, settlements reached and governmental orders relating to any Hazardous Substances at, on, in, under or near any Leased Property, and all demands of governmental authorities, and all policies and requirements of Lessor’s, based upon or in any way related to any Hazardous Substances at, on, in or under any Leased Property; and

(g) Presence of Liens. All liens imposed upon any Leased Property and charges imposed on any Indemnitee in favor of any governmental entity or any person as a result of the presence, disposal, release or threat of release of Hazardous Substances at, on, in, from or under any Leased Property.

7.3.12 Rights Cumulative and Survival. The rights granted Lessor under this Section are in addition to and not in limitation of any other rights or remedies available to Lessor hereunder or allowed at law or in equity. The obligations of Lessee to defend, indemnify and hold Lessor harmless, as set forth in this Section 7.3, arising as a result of an act, omission, condition or other matter occurring or existing during the Term, whether or not the act, omission, condition or matter as to which such obligations relate is discovered during the Term, shall survive the expiration or earlier termination of the Term of this Master Lease.

ARTICLE VIII

8.1 Representations and Warranties of Lessee. Each of Lessee hereby represents and warrants to Lessor as of the Amended Lease Release Date (except as otherwise set forth below) as follows:

(a) Good Standing; Due Authorization. Each of the Lessees has been duly formed or organized and is validly existing in good standing under the laws of the state or jurisdiction of its organization or formation. The execution, delivery and performance of this Master Lease by each Lessee have been duly authorized by all requisite corporate action and no further consent or authorization of any Lessee or Guarantor is required.

(b) Enforceability. This Master Lease has been duly executed and delivered by each Lessee and, when this Master Lease is duly authorized, executed and delivered by Lessor, will be a valid and binding agreement enforceable against Lessee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c) Authority. Each of Lessee and New Sun has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Master Lease, (ii) perform its obligations hereunder and (iii) carry on its business as presently conducted and as presently proposed to be conducted. Each Lessee is duly qualified and authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business affairs, assets or results of operations of Lessee and its subsidiaries, taken as a whole.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by any Lessee of this Master Lease or the performance by any Lessee of any of its obligations hereunder to be performed on or before the Amended Lease Release Date other than such as may already have been received.

(e) No Conflicts. Neither the execution and delivery by any Lessee of this Master Lease nor the performance by any Lessee of any of its obligations hereunder:

(i) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under (A) the certificates of incorporation, by-laws or other organizational documents of any Lessee, (B) any decree, judgment, order, or determination of any court, governmental agency or body, or arbitrator having jurisdiction over any Lessee or any of their subsidiaries or any of their respective properties or assets or any material law, treaty, rule or regulation, (C) the terms of any bond, debenture, note, indenture, credit agreement or any other evidence of indebtedness, or any material agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which New Sun, any Lessee or any of their subsidiaries is a party, by which New Sun, any Lessee or any of its subsidiaries is bound, or to which any of the properties or assets of New Sun, any Lessee or any of its subsidiaries is subject; or

(ii) results in the creation or imposition of any material lien, charge or encumbrance upon any of the properties or assets of New Sun, any Lessee or any of its subsidiaries.

(f) Proceedings. There is no pending or, to the best knowledge of any Lessee, threatened action, suit, proceeding or investigation before any court, governmental agency or body or arbitrator having jurisdiction over any Lessee or any of their Affiliates that would materially affect the execution by any Lessee of this Master Lease.

8.2 Representations and Warranties of Lessor. Lessor hereby represents and warrants to Lessee as of the Amended Lease Release Date (except as otherwise set forth below) as follows:

(a) Good Standing; Due Authorization. Each of the entities comprising Lessor has been duly formed or organized and is validly existing in good standing under the laws of the state or jurisdiction of its organization or formation. The principal place of business of each Lessor is in the State of Maryland. The execution, delivery and performance of this Master Lease by each Lessor have been duly authorized by all requisite corporate action and no further consent or authorization of any Lessor or Omega.

(b) Enforceability. This Master Lease has been duly executed and delivered by each Lessor and, when this Master Lease is duly authorized, executed and delivered by Lessee, will be a valid and binding agreement enforceable against each Lessor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c) Authority. Each Lessor has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Master Lease, (ii) perform its obligations hereunder and (iii) carry on its business as presently conducted and as presently proposed to be conducted.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by any Lessor of this Master Lease or the performance by any Lessor of any of its obligations hereunder other than such as may already have been received. In furtherance and not in limitation of the foregoing, Lessor (i) represents and warrants that (A) to the extent required thereunder, all of the amendments, modifications and waivers to the Existing Sun Master Lease provided for herein, have been consented to under the terms of that certain Credit Agreement dated as of April 13, 2010 among Bank of America, NA (“BofA”) and the other financial institutions who are or thereafter become parties thereto (the “Omega Lenders”), as Lender and Lessor and certain affiliates of Lessor, as Borrowers (the “BofA Credit Agreement”) and (B) in particular that the requirements of Section 7.08 of the BofA Credit Agreement will be satisfied after the execution by Lessor and Lessee of this Master Lease.

(e) No Conflicts. Neither the execution and delivery by any Lessor of this Master Lease nor the performance by any Lessor of any of its obligations hereunder violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under (A) the certificates of incorporation, by-laws or other organization documents of any Lessor, (B) any decree, judgment, order, or determination of any court, governmental agency or body, or arbitrator having jurisdiction over any Lessor or any of their subsidiaries or any of their respective properties or assets or any material law, treaty, rule or regulation, or (C) the terms of any bond, debenture, note, indenture, credit agreement or any other evidence of indebtedness, or any material agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Omega, any Lessor or any of their subsidiaries is a party, by which Omega, any Lessor or any of its subsidiaries is bound, or to which any of the properties or assets of Omega, any Lessor or any of its subsidiaries is subject.

8.3 Limitation on Remedies. Notwithstanding any provision of this Master Lease to the contrary, with respect to any breach as of the Amended Lease Release Date of the representations and warranties set forth in Sections 8.1 and 8.2, each of the parties shall have any and all rights or remedies available at law or in equity, other than the right (i) to recover incidental and consequential damages or (ii) to seek any remedy designed to result in a termination of Lessee’s leasehold rights hereunder or (iii) to enforce the remedies specified in Article XVI hereof.

8.4 Compliance with Legal and Insurance Requirements. Subject to Section 12.1 relating to permitted contests, Lessee, at its expense, will promptly (i) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Properties and Lessee’s Personal Property, whether or not compliance therewith requires structural changes in any of the Leased Improvements (any such structural changes, nevertheless, being subject to Lessor’s prior written approval, which approval shall not be unreasonably withheld or unreasonably delayed) or interferes with the use and enjoyment of the Leased Properties including such expenditures as are required to conform the Leased Properties to such standards as may from time to time be required by Federal Medicare (Title 18) or Medicaid (Title 19) Skilled Care Nursing Programs, if applicable, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over any Leased Property as a condition to the continued operation of such Leased Property, approved for Medicare, Medicaid or similar programs, pursuant to present or future laws or governmental regulation and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for any use of any Leased Property and Lessee’s Personal Property then being made, and for the proper erection, installation, operation and maintenance of any Leased Property or any part thereof.

8.5 Legal Requirement Covenants. Lessee covenants and agrees that the Leased Properties and Lessee’s Personal Property shall not be used for any unlawful purpose. Lessee further covenants and agrees that Lessee’s use of the Leased Properties and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state, and federal laws, ordinances, rules, and regulations (including but not limited to the Americans with Disabilities Act) unless the same are held by a court of competent jurisdiction to be unlawful. Lessee may, however, upon prior written Notice to Lessor, contest the legality or applicability of any such law, ordinance, rule or regulation, or any licensure or certification decision as provided in Section 12.1. The judgment of any court of competent jurisdiction or the admission of Lessee in any action or proceeding against Lessee, whether Lessor is a party thereto or not, that Lessee has violated any such Legal Requirements or Insurance Requirements shall be conclusive of that fact as between Lessor and Lessee.

8.6 Certain Covenants Regarding Management.

8.6.1 Limitation of Management Fees. A condition to the effectiveness of the Term with respect to this Master Lease shall be the disclosure to Lessor of the terms of any management agreement between Lessee and any other entity affecting the operational control of any Facility, and Lessor’s approval, which shall not be unreasonably withheld, of such terms and of such other entity. Each manager shall subordinate its right to receive any management fee from any Facility to Lessee’s obligation to pay Lessor the Base Rent and Additional Charges for such Facility.

8.6.2 Management Agreements. Lessee covenants that during the Term of this Lease it shall neither (i) enter into any management agreement with respect to a Facility without Lessor’s approval, which Lessor may grant or withhold in its sole discretion unless the proposed manager meets the requirements of a Discretionary Transferee or is an Affiliate of Lessee, in which case Lessor shall not unreasonably withhold its consent, or (ii) amend, modify, renew, replace or otherwise change the terms of any existing management agreement for a Facility without the prior written consent of Lessor, which Lessor may not unreasonably withhold, and, in either case, without a satisfactory subordination by such manager of its right to receive its management fee to the obligation of Lessee to pay the Base Rent and Additional Charges to Lessor.

8.7 Certain Financial Covenants.

8.7.1 Tangible Net Worth. At all times during the Term, New Sun shall maintain a minimum consolidated net worth equal to, or greater than, eighty percent (80%) of the Initial Consolidated Net Worth.

8.7.2 Cash Flow to Rent Ratio. Lessee on a consolidated basis shall maintain a Cash Flow to Rent Ratio as determined quarterly on a cumulative basis for the preceding four (4) calendar quarters of 1.25 or more.

8.8 Minimum Per Bed Capital Expenditures. Without limiting Lessee’s obligations to maintain the Leased Property under this Master Lease, within thirty (30) days after the end of each Lease Year with respect to a Facility, Lessee shall provide Lessor with evidence satisfactory to Lessor in the reasonable exercise of Lessor’s discretion that Lessee has in such Lease Year spent, with respect to the Leased Property, at least an aggregate amount of $360.00 per bed (as such amount is increased by the percentage change in the CPI from the Amended Lease Release Date to the first day of such Lease Year) (the “Minimum Aggregate Maintenance Amount”) minus the Overage Amount (as hereinafter defined), for repair and maintenance of the Facilities excluding normal janitorial and cleaning but including such capital expenditures to the Facilities and replacements to Lessor’s Personal Property at the Facilities as Lessee deems to be necessary in the exercise of its reasonable discretion. If Lessee fails to make at least the above amount of expenditures and fails to either (i) cure such default within sixty (60) days after receipt of a written demand from Lessor, or (ii) obtain Lessor’s written approval, in its reasonable discretion, of a repair and maintenance program satisfactory to cure such deficiency, then the same shall be deemed an Event of Default hereunder. As used herein “Overage Amount” means any amounts expended by Lessee pursuant to this Section 8.8 in the two immediately preceding Lease Years in excess of the Minimum Aggregate Maintenance Amount (excluding any such amounts that are financed by Lessee and secured by a lien on the personal property relating thereto).

8.9 Preservation of Business. Lessee acknowledges that a fair return to Lessor on and protection of its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property during the Term of the health care business of Lessee and its Affiliates in the geographical area of the Leased Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property. Accordingly, Lessor and Lessee agree that during the Term and for a period of one (1) year thereafter, neither Lessee nor any of its Affiliates shall, without the prior written consent of Lessor: (i) operate, own, participate in or otherwise receive revenues from any other business providing services or goods which are directly competitive with those provided in connection with any Facility and the Primary Intended Use (which Lessee did not operate, own, manage or have any interest in on the Amended Lease Release Date), within (A) a three (3) mile radius of any such Facility listed as “urban” on Exhibit A attached hereto or (B) a ten (10) mile radius of any such Facility listed as “rural” on Exhibit A attached hereto; provided, however, the foregoing shall not be deemed or construed to apply to any facilities acquired by Lessee or its Affiliates after the Amended Lease Release Date, whether by acquisition, lease or management agreement, as part of a transaction or series of related transactions involving two (2) or more facilities, provided that, (A) less than fifty percent (50%) of the facilities involved in any such transaction are located within the area protected by this Section, or (ii) except as is necessary to provide residents or patients with an alternative level of care or as is otherwise necessary as a result of an admissions ban or non payment of stay or to ensure the health and welfare of other residents of any Facility, (A) recommend or solicit the removal or transfer of any resident or patient from any Facility to any other nursing, health care, senior housing or retirement housing facility or (B) divert actual or potential residents or patients of the business conducted at any Facility to any other facilities owned or operated by Lessee or its Affiliates or to facilities from which Lessee or its Affiliates receive any type of referral fees or other compensation for transfer. Lessee further agrees that during the last year of the Initial Term or any applicable Renewal Term (unless Lessee has elected to renew this Master Lease for the next applicable Renewal Term) and for a period of one (1) year after the expiration or earlier termination of the Term, Lessee shall not employ any management or supervisory personnel working at any Facility for any other business without the consent of Lessor in its reasonable discretion. Notwithstanding the foregoing, unless this Master Lease terminates as a result of an Event of Default by Lessee, the prohibition of employment during the one (1) year period after the expiration or earlier termination of the Term shall not apply to unsolicited personnel who approach Lessee directly and request employment by Lessee.

ARTICLE IX

9.1 Maintenance and Repair.

9.1.1 Lessee, at its expense, will keep the Leased Properties and all fixtures thereon and all landscaping, private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee’s control and Lessee’s Personal Property in good order and repair (whether or not the need for such repairs occurs as a result of Lessee’s use, the elements or the age of the Leased Properties or any portion thereof, or any cause whatever except the failure of Lessor to make any payment or to perform any act expressly required under this Master Lease or any willful misconduct of Lessor), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition whether or not existing prior to the commencement of the Term (concealed or otherwise). Lessee shall not make any changes or alterations to any Leased Property, except as permitted pursuant to Article X.

9.1.2 Lessee shall do or cause others to do all shoring of any Leased Property or adjoining property (whether or not owned by Lessor) or of the foundations and walls of the Leased Improvements, and every other act necessary or appropriate for the preservation and safety thereof, by reason of or in connection with any subsidence, settling or excavation or other building operation upon any of the Leased Properties or adjoining property, whether or not Lessor shall, by any Legal Requirements, be required to take such action or be liable for the failure to do so. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work, and, subject to the provisions of paragraph 9.1.6, where, by reason of age or condition, such repairs cannot be made to the quality of the original work, the property to be repaired shall be replaced.

9.1.3 It is the intention of these provisions that the level of maintenance of the Leased Properties shall be not less than the standard applied by Lessee in its operation of other similar licensed health care facilities it owns and/or operates. At all times Lessee shall maintain, operate and otherwise manage the Leased Properties on a quality basis and in a manner consistent with the standards of other facilities in the market area for the Leased Properties.

9.1.4 Lessor shall not under any circumstances be required to build or rebuild any improvements on any Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or upon any adjoining property, whether to provide lateral or other support for any Leased Property or abate a nuisance affecting any Leased Property, or otherwise, or to make any expenditure whatsoever with respect thereto, in connection with this Master Lease, or to maintain any Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Master Lease or hereafter enacted.

9.1.5 Nothing contained in this Master Lease, and no action or inaction by Lessor, shall be construed for the benefit of any contractor, subcontractor, laborer, materialman or vendor as (i) constituting the consent or request of Lessor, expressed or implied, to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to any Leased Property or any part thereof, or (ii) subject to the provisions of Section 12.1 , giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in any Leased Property, or any portion thereof. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanics’ lien laws now or hereafter existing.

9.1.6 Lessee shall, from time to time, replace with other operational equipment or parts or property (the “Replacement Property”) any of the Fixtures or Lessor’s Personal Property (the “Replaced Property”) which shall have (i) become worn out, obsolete or unusable for the purpose for which it is intended, (ii) been taken by Condemnation, in which event Lessee shall be entitled to that portion of any Award made therefor, or (iii) been lost, stolen, damaged or destroyed; provided, however, that the Replacement Property shall (1) be in good operating condition, (2) have a then value (as adjusted for inflation) and useful life at least equal to the value and estimated useful life of the Replaced Property as of the date hereof for Replaced Property specified in Subparagraph 9.1.6(i), or have a value and useful life at least equal to the value and estimated useful life of the Replaced Property immediately prior to the time that the Replaced Property specified in Subparagraphs 9.1.6 (ii) and 9.1.6 (iii) had become so taken or so lost, stolen, damaged or destroyed, and (3) be suitable for a use which is the same or similar to that of the Replaced Property. Lessee shall repair at its sole cost and expense all damage to the Leased Properties caused by the removal of Replaced Property or other personal property of Lessee or the installation of Replacement Property. All Replacement Property shall become the property of Lessor and shall become a part of the Fixtures or Lessor’s Personal Property, as the case may be, to the same extent as the Replaced Property had been. Lessee shall promptly advise Lessor of all such Replacement Property, and if so requested by Lessor in writing, Lessee shall promptly cause to be executed and delivered to Lessor an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Lessor of all estate, right, title and interest (other than the leasehold estate created hereby) of Lessee or any other Person in and to the Replacement Property, free from all liens and other exceptions to title, and Lessee shall pay all taxes, fees, costs and other expenses that may become payable as a result thereof. At the expiration of the Term or the sooner termination of this Master Lease, the Leased Properties covered by this Master Lease, including all Leased Improvements, Fixtures and Personal Property shall be in good operating condition, ordinary wear and tear excepted. Notwithstanding the foregoing, Lessee shall be deemed to be in compliance with the requirements of this Section 9.1.6 if the total amount of the Permitted Personal Property Leases or Liens (as calculated by summing the annual amount of rental, principal and interest payments for all such leases and financings) affecting the Replaced Property or Lessee’s Personal Property (other than the Excluded Lessee’s Personal Property) for any Facility at any time does not exceed, (i) in the case of a Facility, the Primary Intended Use of which is as a nursing home, $420 per bed and (i) in the case of a Facility, the Primary Intended Use of which is as a rehabilitation hospital, $1,260 per bed, which per bed limit shall be increased in the case of each of clauses (i) and (ii) on each anniversary of the Commencement Date by the percentage change in the CPI. For the avoidance of doubt, nothing herein shall be construed as limiting the liens or other exceptions to title which may affect the Excluded Lessee’s Personal Property.

9.1.7 Upon the expiration or earlier termination of the Term, Lessee shall vacate and surrender the Leased Properties to Lessor as a fully equipped, licensed nursing home or rehabilitation hospital or other healthcare facility, as applicable, with all equipment required by the laws of the State to maintain its then current license. The Leased Properties shall be returned in the condition in which it was originally received from Lessor, ordinary wear and tear excepted, and except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Master Lease.

9.2 Encroachments, Restrictions, etc. Except in the case of Permitted Encumbrances, if any of the Leased Improvements, at any time, encroaches upon any property, street or right-of-way adjacent to the Leased Properties, or violates the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting any Leased Property, or any part thereof, or impairs the rights of others under any easement or right-of-way to which the Leased Properties is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment as provided in Section 12.1 and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes to the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Properties for the Primary Intended Use substantially in the manner and to the extent the Leased Properties were operated prior to the assertion of such violation, impairment or encroachment. Lessee shall in no event have any claim or offset with respect to any such violation, impairment or encroachment. Any such alteration must be made in conformity with the applicable requirements of Article X.

ARTICLE X

10.1 Construction of Alterations and Additions to the Leased Properties. Lessee shall not make or permit to be made any alterations, improvements or additions of or to any Leased Property or any part thereof, unless and until Lessee has obtained Lessor’s written approval thereof if and as required pursuant to the terms of this Article X, which approval shall not be unreasonably withheld, and, if and as required by the terms of a Facility Mortgage, the approval of the Facility Mortgagee. Routine landscaping, painting, floor and wallcovering replacements shall not be deemed to be alterations within the meaning of this Article X.

10.1.1 Without the prior written consent of Lessor, Lessee shall not make any structural alterations to any Leased Property (other than replacement with the same materials in the same configuration) the cost of which in any period of twelve (12) consecutive months exceeds Fifty Thousand Dollars ($50,000), including, without limitation, any alterations to the roof, exterior and other load-bearing walls, windows and foundation of such Leased Property.

10.1.2 Without the prior written consent of Lessor, Lessee shall not make any non-structural alterations to any Leased Property (other than replacement with the same materials in the same configuration) the cost of which in any period of twelve (12) consecutive months exceeds the Self Administered Amount.

10.1.3 As to any proposed alterations that do not require the approval of Lessor, before commencing the proposed alterations Lessee shall give Lessor at least fifteen (15) Business Days’ Notice, and, in the case of structural alterations not requiring the approval of Lessor, Lessee shall deliver a copy of the plans and specifications therefor to Lessor within thirty (30) days after the commencement of such alterations.

10.1.4 If the approval of Lessor of a proposed structural alteration is required, at least thirty (30) days prior to the date upon which Lessee wishes to commence construction of such alteration, Lessee shall cause a copy of the plans and specifications therefor, prepared at Lessee’s expense by a licensed architect, to be submitted to Lessor and, if and as required by a Facility Mortgage, to the Facility Mortgagee. Lessor’s approval shall not be unreasonably withheld or delayed.

10.1.5 If a required approval is granted, Lessee shall cause the work described in the approved plans and specifications to be performed at its expense, promptly and in a first class workmanlike manner, by a licensed general contractor and in compliance with all applicable Insurance Requirements and Legal Requirements and the standards herein. Each alteration, alone or in conjunction with each affected portion of any Leased Property, shall constitute a complete architectural unit in keeping with the character of such Leased Property and the area in which such Leased Property is located, and shall not diminish the value of such Leased Property or change the Primary Intended Use of such Leased Property. Each and every such alteration shall immediately become a part of any

Leased Property and shall belong to Lessor subject to the terms and conditions of this Master Lease. Lessee shall have no claim against Lessor at any time in respect of the cost or value of any such alteration. All materials which are scrapped or removed in connection with the making of such alteration shall be the property of Lessee. There shall be no adjustment in the Base Rent by reason of any such alteration.

10.1.6 In connection with any alteration which involves the removal, demolition or disturbance of any asbestos-containing material, Lessee shall cause to be prepared at its expense a full asbestos assessment applicable to such alteration, and shall carry out such asbestos monitoring and maintenance program as shall reasonably be required thereafter in light of the results of such assessment.

ARTICLE XI

11.1 Liens. Subject to the provisions of Section 12.1 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (i) this Master Lease, (ii) the Permitted Encumbrances, (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor (Lessor’s consent to such liens not to be unreasonably withheld or delayed) and any Facility Mortgagee or any easements granted by or consented to in writing by Lessor, (iv) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (v) subleases permitted by Article XXIII, (vi) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (a) the same are not yet payable, or (b) such liens are in the process of being contested as permitted by Section 12.1, (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (a) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor and (b) any such liens are in the process of being contested as permitted by Section 12.1, (viii) any liens which are the responsibility of Lessor hereunder, and (ix) any other liens expressly permitted by the terms hereof.

ARTICLE XII

12.1 Permitted Contests. Lessee, on its own or on Lessor’s behalf (or in Lessor’s) name, but at Lessee’s sole cost and expense, may contest the amount or validity of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim, or any encroachment or restriction burdening any Leased Property as provided in Section 9.2 (“Claims”), not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way as relieving, modifying or extending Lessee’s covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale of any Leased Property, or any part thereof, to satisfy the same or cause Lessor or Lessee to be in default under any Encumbrance or in violation of any Legal Requirements or Insurance Requirements upon any Leased Property or any interest therein. Upon request of Lessor, Lessee shall either (i) provide a bond, letter of credit or other assurance reasonably satisfactory to Lessor and any court having jurisdiction thereof that all Claims which may be assessed against any Leased Property together with interest and penalties, if any, thereon will be paid, or (ii) deposit within the time otherwise required for payment with a bank or trust company selected by Lessor as trustee, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on any Leased Property, or any part thereof, in said legal proceedings, or (iii) deposit in the court having jurisdiction thereof an amount required by the laws of the State in which a Facility is located, to release any lien from any Leased Property. Lessee shall furnish Lessor and any lender of Lessor and any other party entitled to assert or enforce any Legal Requirements or Insurance Requirements with evidence of such deposit within five (5) days of the same. Lessor agrees to join in any such proceedings if required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses, including but not limited to reasonable attorneys’ fees incurred in any arbitration proceeding, trial, appeal and post-judgment enforcement proceedings. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. If Lessee fails to pay or satisfy the requirements or conditions of any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon thirty (30) days’ advance written Notice to Lessee, pay such charges or satisfy such claims together with any interest and penalties and the same (or the cost thereof) shall be repayable by Lessee to Lessor as Additional Charges upon presentation of a written statement setting forth the amounts so claimed. If Lessor reasonably determines that the giving of such Notice would risk loss to any Leased Property or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances.

12.2 Lessor’s Requirement for Deposits. Upon and at any time after Lessee has failed on three (3) consecutive occasions to fulfill its obligations hereunder with respect to the payment of Rent or Impositions or the compliance with any Insurance Requirements or Legal Requirements, whether or not Lessor has declared an Event of Default hereunder, Lessor, in its sole discretion, shall thereafter be entitled to require Lessee to pay monthly a pro rata portion of the amounts required to comply with the relevant Insurance Requirements, any Imposition and any Legal Requirements, and when such obligations become due, Lessor shall pay them (to the extent of the deposit) upon Notice from Lessee requesting such payment. In the event that sufficient funds have not been deposited to cover the amount of the obligations due at least thirty (30) days in advance of the due date, Lessee shall forthwith deposit the same with Lessor upon written request from Lessor. Lessor shall not be obligated to pay Lessee any interest on any deposit so held by Lessor. Upon an Event of Default, any of the funds remaining on deposit may be applied in any manner and on such priority, as determined by Lessor and without Notice to Lessee.

ARTICLE XIII

13.1 General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Properties, and all property located in or on Leased Property, including Lessor’s Personal Property and Lessee’s Personal Property, insured with the kinds and amounts of insurance described below. Except as otherwise provided in this Article XIII, (a) this insurance shall be written by companies authorized to do insurance business in the State and, (b) all such policies provided and maintained during the Term shall be written by companies having a rating classification of not less than “A-” and a financial size category of “Class X,” according to the then most recent issue of Best’s Key Rating Guide. The policies (other than Workers’ Compensation policies) must name Lessor as an additional insured. Losses shall be payable to Lessor or Lessee as provided in Article XIV. In addition, the policies shall name as an additional insured, the holder of any mortgage deed of trust or other security agreement on the Leased Properties (“Facility Mortgagee”) securing any Assumed Indebtedness and any other Encumbrance placed on the Leased Properties in accordance with the provisions of Article XXXIV (“Facility Mortgage”), as its interest may appear, by way of a standard form of mortgagee’s loss payable endorsement in use in the State and in accordance with any such other requirements as may be established by the Facility Mortgagee. Any loss adjustment in the excess of the Self-Administered Amount shall require the written consent of Lessor, Lessee, and the Facility Mortgagee, which consent shall not be unreasonably withheld by either Lessor or Lessee. Evidence of insurance shall be deposited with Lessor and, if requested, with the Facility Mortgagee(s). If any provision of a Facility Mortgage requires deposits of premiums for insurance to be made with the Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts so required and Lessor shall transfer such amounts to the Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. Upon Lessee’s request, Lessor shall provide Lessee with evidence of its transfer of such amounts. The policies on the Leased Properties, including the Leased Improvements, Fixtures and Lessor’s Personal Property, and on Lessee’s Personal Property, shall insure against the following risks:

13.1.1 Loss or damage by fire, vandalism and malicious mischief, earthquake (if available at commercially reasonable rates) and extended coverage perils commonly known as “Special Risk,” and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section 13.2);

13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in any Facility, in such amounts with respect to any one accident as may be required by Lessor from time to time;

13.1.3 Loss of rental included in a business income or rental value insurance policy covering risk of loss during reconstruction necessitated by the occurrence of any of the hazards described in Sections 13.1.1 or 13.1.2 (but in no event for a period of less than twelve (12) months) in an amount sufficient to prevent either Lessor or Lessee from becoming a co-insurer;

13.1.4 Claims for personal injury or property damage under a policy of commercial general public liability insurance with a combined single limit per occurrence in respect of bodily injury and death and property damage of One Million Dollars ($1,000,000), and an aggregate limitation of Three Million Dollars ($3,000,000), which insurance shall include contractual liability insurance;

13.1.5 Claims arising out of professional malpractice in an amount not less than One Million Dollars ($1,000,000) for each person and for each occurrence and an aggregate limit of Three Million Dollars ($3,000,000);

13.1.6 Flood (when any Leased Property is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

13.1.7 During such time as Lessee is constructing any improvements, Lessee, at its sole cost and expense, shall carry, or cause to be carried (i) workers’ compensation insurance and employers’ liability insurance covering all persons employed in connection with the improvements in statutory limits, (ii) a completed operations endorsement to the commercial general liability insurance policy referred to above, (iii) builder’s risk insurance, completed value form, covering all physical loss, in an amount and subject to policy conditions satisfactory to Lessor, and (iv) such other insurance, in such amounts, as Lessor deems necessary to protect Lessor’s interest in the Leased Properties from any act or omission of Lessee’s contractors or subcontractors;

13.1.8 Lessee shall procure, and at all times during the Term of this Master Lease shall maintain, a policy of primary automobile liability insurance with limits of One Million Dollars ($1,000,000) per occurrence for owned and non-owned and hired vehicles; and

13.1.9 If Lessee chooses to carry umbrella liability coverage to obtain the limits of liability required hereunder, all such policies must cover in the same manner as the primary commercial general liability policy and must contain no additional exclusions or limitations materially different from those of the primary policy.

13.2 Replacement Cost. The term “full replacement cost” as used herein, shall mean as to each Leased Property, the actual replacement cost of the Leased Improvements, Fixtures and Personal Property, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy, of such Leased Property. In all events, full replacement cost shall be an amount sufficient that neither Lessor nor Lessee is deemed to be a co-insurer of a Leased Property. If Lessor believes that full replacement cost (the then replacement cost less such exclusions) of a Leased Property has increased at any time during the Term, it shall have the right to have such full replacement cost reasonably redetermined by an appraiser reasonably acceptable to the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Properties, hereinafter referred to as “impartial appraiser”. The determination of the impartial appraiser shall be final and binding on Lessor and Lessee, and Lessee shall forthwith increase, but not decrease, the amount of the insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser, subject to the approval of the Facility Mortgagee, as applicable. Lessor and Lessee shall each pay one-half ( 1/2) of the fee, if any, of the impartial appraiser.

13.3 Additional Insurance. In addition to the insurance described above, Lessee shall within ninety (90) days after the receipt of Notice of any such requirement maintain such additional insurance as may be required from time to time by the Facility Mortgagee and shall further at all times maintain worker’s compensation insurance coverage for all persons employed by Lessee on the Leased Properties to the extent required under applicable State laws. Such worker’s compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Properties, the Fixtures, the Facilities, Lessor’s Personal Property or Lessee’s Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Lessee shall pay any additional costs or charges for obtaining such waiver.

13.5 Form Satisfactory, etc.

13.5.1 All of the policies of insurance referred to in this Article XIII shall be written in a form reasonably satisfactory to Lessor and any Facility Mortgagee. The property loss insurance policy shall contain a Replacement Cost Endorsement. If Lessee obtains and maintains the professional malpractice insurance described in Section 13.1.5 above on a “claims-made” basis, Lessee shall provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Lessor in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining either (a) “tail” insurance coverage converting the policies to “occurrence” basis policies providing coverage for a period of at least three (3) years beyond the expiration of the Term, or (b) retroactive coverage back to the commencement date (which date shall be at least three (3) years prior to the expiration of the Term) for the policy in effect prior to the expiration of the Term and maintaining such coverage for a period of at least three (3) years beyond the expiration of the Term. Lessee shall (i) pay when due all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date, (ii) with respect to any renewal policy, prior to the expiration of the existing policy, Lessee shall furnish a new policy or binder to Lessor) and (iii) promptly thereafter, deliver the certificate or the new policy and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor when due, which premiums shall be repayable to Lessor upon written demand therefor as Rent, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1.

13.5.2 Each insurer mentioned in this Article XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor (and to any Facility Mortgagee, if required by the same) at least thirty (30) days’ written notice before the policy or policies in question shall be materially altered or canceled.

13.5.3 Notwithstanding any provision of this Article XIII to the contrary, each Lessor acknowledges and agrees that the coverage required to be maintained by Lessee, including but not limited to the coverages required under Sections 13.1.4, 13.1.5, 13.1.8 and any workers’ compensation insurance, may be provided under one or more policies of self-insurance maintained by New Sun and/or one or more of the Lessees or their respective Affiliates.

13.6 Increase in Limits. If, from time to time after the Commencement Date, Lessor determines in the exercise of its reasonable business judgment that the limits of the personal injury or property damage-public liability insurance then carried are insufficient, Lessor may give Lessee Notice of acceptable limits for the insurance to be carried; and within ninety (90) days after the receipt of such Notice, the insurance shall thereafter be carried with limits as prescribed by Lessor until further increase pursuant to the provisions of this Section.

13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article XIII (including satisfaction of the Facility Mortgagee’s requirements and the approval of the Facility Mortgagee) are otherwise satisfied, and provided further that Lessee maintains specific allocations acceptable to Lessor.

13.8 No Separate Insurance.

13.8.1 Lessee shall not on Lessee’s own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amount of any then existing insurance by securing an additional policy or policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable hereunder.

13.8.2 Nothing herein shall prohibit Lessee from insuring against risks not required to be insured hereby, and as to such insurance, Lessor and any Facility Mortgagee need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable hereunder except to the extent required to avoid a default under the Facility Mortgage or any other Permitted Encumbrance.

ARTICLE XIV

14.1 Insurance Proceeds. All proceeds, net of any costs incurred by Lessor in obtaining such proceeds, payable by reason of any loss or damage to any Leased Property, or any portion thereof, insured under (i) any policy of insurance required by Article XIII or (ii) under any other policies of insurance owned or maintained by Lessee with respect to any Leased Property shall be paid to Lessor and held by Lessor as provided herein. If such proceeds, net of collection costs, but inclusive of the proceeds with respect to the Personal Property which Lessee elects to restore or replace pursuant to Section 14.2 (the “Net Proceeds”) are less than the Self-Administered Amount, and, if no Event of Default has occurred and is continuing, Lessor shall pay the Net Proceeds to Lessee promptly upon the completion of any restoration or repair, as the case may be, of any damage to or destruction of any Leased Property, or any portion thereof. If the Net Proceeds equal or exceed the Self-Administered Amount, and if no Event of Default has occurred and is continuing, the Net Proceeds shall be made available for restoration or repair, as the case may be, of any damage to or destruction of any Leased Property, or any portion thereof, as provided in Section 14.9; provided, however, that within fifteen (15) days of the receipt of the Net Proceeds, Lessor and Lessee shall agree as to the portion, if any, thereof attributable to Lessee’s Personal Property (and failing such shall submit the matter to arbitration pursuant to the provisions hereof) and those Net Proceeds which the parties agree are payable by reason of any loss or damage to any of Lessee’s Personal Property shall be disbursed in the manner specified in Section 14.4.

14.2 Restoration in the Event of Damage or Destruction Covered by Insurance.

14.2.1 If during the Term any Leased Property is totally or partially damaged or destroyed from a risk covered by the insurance described in Article XIII and such Leased Property thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Lessee shall, within sixty (60) days of the occurrence, either (i) commence the restoration of the affected Leased Property to substantially the same (or better) condition as the condition of such Leased Property immediately prior to such damage or destruction, and complete such restoration within the Reconstruction Period of the occurrence, or (ii) purchase the affected Leased Property from Lessor for a purchase price equal to the Minimum Purchase Price at the time of the damage or destruction.

14.2.2 If during the Term, any Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII, but such Leased Property is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Within sixty (60) days of the occurrence, Lessee shall commence to restore such Leased Property to substantially the same (or better) condition as existed immediately before the damage or destruction and complete the restoration within the Reconstruction Period. Lessor shall make the Net Proceeds available to Lessee for such purpose as provided in this Article XIV. Such damage or destruction shall not terminate this Master Lease with respect to such Leased Property; provided, however, if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate such Leased Property for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction, Lessee shall purchase such Leased Property for a purchase price equal to the Minimum Purchase Price at the time of the damage or destruction.

14.3 Restoration in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.7 below, if during the Term, a Leased Property is totally or partially destroyed from a risk not covered by the insurance described in Article XIII, Lessee shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Whether or not such damage or destruction renders such Leased Property Unsuitable for Its Primary Intended Use, Lessee at its option shall either restore such Leased Property to substantially the same condition it was in immediately before such damage or destruction, and such damage or destruction shall not terminate this Master Lease as to such affected Leased Property, or purchase such Leased Property for the Minimum Purchase Price. If Lessee fails to make the election within sixty (60) days of the occurrence or if Lessee elects not to restore, or if Lessee fails to commence or complete the restoration within the Reconstruction Period, then Lessee shall be deemed to have elected to purchase such affected Leased Property and upon the closing of such purchase, this Master Lease shall terminate as to the affected Leased Property. Lessee shall complete the purchase within the Reconstruction Period.

14.4 Lessee’s Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee’s Personal Property shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Lessee’s Personal Property.

14.5 Restoration of Lessee’s Property. If Lessee is required or elects to restore a Leased Property as provided in Section 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee and all of Lessee’s Personal Property, to the extent required to maintain the then current license of such Leased Property.

14.6 Damage Near End of Term. Notwithstanding any provisions of Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of a Leased Property occurs during the last twelve (12) months of the Continuing Initial Term, Litchfield Initial Term or any Renewal Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss as reasonably estimated by Lessor, then Lessee shall have the option, in lieu of restoring such Leased Property to substantially the same (or better) condition as existed immediately before the damage or destruction, to purchase such Leased Property from Lessor for a price equal to the Minimum Purchase Price at the time of the damage or destruction occurred. If Lessee fails to exercise such option by written Notice to Lessor within thirty (30) days following the occurrence, or if Lessee elects not to restore, or if Lessee elects to restore but fails to commence or complete the restoration within the time limits specified in this Article XIV, then Lessee shall be deemed to have elected to purchase such Leased Property for the price set forth above. Lessee shall complete the purchase within (i) one hundred eighty (180) days of the occurrence if Lessee elects not to restore or (ii) sixty (60) days after the end of the Reconstruction Period in the event Lessee elects, but fails, to restore the affected Leased Property. In any such purchase, Lessee shall receive a credit for any Net Proceeds received and retained by Lessor, less such amounts as may be necessary to cure any default by Lessee.

14.7 Waiver. Except as provided elsewhere herein, Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage to or destruction of all or any portion of the Leased Properties.

14.8 Procedure for Disbursement of Insurance Proceeds Equal to or Greater Than The Self-Administered Amount. In the event Lessee restores or repairs a Leased Property pursuant to any Subsection of this Article XIV and if the Net Proceeds equal or exceed the Self-Administered Amount, the restoration or repair shall be performed in accordance with the following procedures:

(i) The restoration or repair work shall be done pursuant to a written proposal and, if applicable, plans and specifications, in either case approved by Lessor, and Lessee shall cause to be prepared and presented to Lessor a certified construction statement, acceptable to Lessor, showing the total cost of the restoration or repair; to the extent such cost exceeds the available insurance proceeds, the amount of such excess cost shall be paid, in cash, by Lessee, to Lessor, before any disbursement is made by Lessor pursuant hereto (which insurance proceeds and any additional funds paid by Lessee to Lessor are hereinafter called the “Construction Funds”).

(ii) The Construction Funds shall be made available to Lessee as the restoration and repair work progresses pursuant to certificates of an architect acceptable to Lessor, which certificates shall be in form and substance reasonably acceptable to Lessor and subject to a ten percent (10%) holdback until the architect certifies that the work is fifty percent (50%) complete after which, so long as there is no uncured Event of Default and so long as the architect certifies work is proceeding in accordance with schedule and budget, there shall be no further retainage. Any funds paid by Lessee to Lessor to pay all excess costs shall be disbursed prior to disbursement of any insurance proceeds. The architect shall be selected by Lessee, but in the judgment of Lessor, reasonably exercised, shall be highly qualified in the design and construction of nursing homes, or of the type of property for which the restoration or repair work is being done.

(iii) There shall be delivered to Lessor, with such certificates, sworn statements and lien waivers in an amount at least equal to the amount of Construction Funds to be paid out to Lessee pursuant to each architect’s certificate and dated as of the date of the disbursement to which they relate.

(iv) There shall be delivered to Lessor such other evidence as Lessor may reasonably request, from time to time, during the restoration and repair, as to the progress of the work, compliance with the approved plans and specifications, the cost of restoration and repair and the total amount needed to complete the restoration and repair.

(v) There shall be delivered to Lessor such other evidence as Lessor may reasonably request, from time to time, showing that there are no liens against such Leased Property arising in connection with the restoration and repair and that the cost of such restoration and repair at least equals the total amount of Construction Funds then disbursed to Lessee hereunder.

(vi) If such Construction Funds are at any time reasonably determined by Lessor not to be adequate for completion of the restoration and repair, Lessee shall immediately pay any deficiency to Lessor to be held and disbursed as Construction Funds and prior to any other funds then held by Lessor for disbursement pursuant hereto.

(vii) Construction Funds may be disbursed by Lessor to Lessee or to the persons entitled to receive payment thereof from Lessee. Lessor may make such disbursement in either case directly or through a third party escrow agent, such as, but not limited to, a title insurance company, or its agent, as Lessor may determine in its sole discretion. Any excess Construction Funds shall be paid to Lessee upon completion of the restoration or repair.

(viii) In the event Lessee at any time shall fail to promptly and fully perform the conditions and covenants set out in subparagraphs (i) through (vi) above, and such failure is not corrected within twenty (20) days of written Notice thereof, or in the event during the Reconstruction Period an Event of Default occurs hereunder, Lessor may, at its option, immediately cease making any further payments to Lessee for such restoration and repair until cured.

14.9 Insurance Proceeds Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any insurance proceeds, or any portion thereof, under the terms of any Facility Mortgage, such proceeds shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the insurance proceeds to the indebtedness secured by the Facility Mortgage, Lessee shall either (i) restore such Facility to substantially the same (or better) condition as existed immediately before the damage or destruction, or (ii) offer to acquire such Facility from Lessor for the Minimum Purchase Price within the time periods provided for in this Master Lease. In such case, Lessee shall receive a credit against the purchase price for amounts applied to pay the Facility Mortgage. Lessor shall make commercially reasonable efforts to cause the Net Proceeds to be applied to the restoration of such Facility. If Lessee fails to make the election or if Lessee elects not to restore, or if Lessee fails to commence or complete the restoration within the time limits specified in this Article XIV, then Lessee shall be deemed to have elected to purchase the affected Leased Property.

14.10 Termination of Master Lease; Abatement of Rent. In the event Lessee purchases the affected Leased Property pursuant to this Article XIV as a result of damage or to destruction of all or any portion of the Leased Property, then (i) this Master Lease shall terminate as to such Leased Property upon payment of the purchase price set forth herein, (ii) the Base Rent due hereunder from and after the effective date of such termination shall be reduced by an amount determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price for the affected Leased Property and the denominator of which shall be the Minimum Purchase Price for all of the Leased Properties then subject to the terms of this Master Lease by the Base Rent payable under this Master Lease immediately prior to the effective date of the termination of this Master Lease as to the affected Leased Property, (iii) provided that Lessee is not then in default under this Master Lease and then only to the extent not previously applied by Lessor, Lessor shall remit to Lessee all Net Proceeds pertaining to such Leased Property being held by Lessor and (iv) Lessor shall retain any claim which Lessor may have against Lessee for failure to insure such Leased Property as required by Article XIII. Unless this Master Lease shall terminate pursuant to this Article XIV as to the affected Leased Property, this Master Lease shall remain in full force and effect and Lessee’s obligation to make rental payments and to pay all other charges required thereunder shall remain unabated during any period required for repair and restoration.

ARTICLE XV

15.1 Condemnation Article Definitions.

15.1.1 “Condemnation” or “Taking” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

15.1.2 “Date of Taking” means the date the Condemnor has the right to possession of a Leased Property being condemned.

15.1.3 “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

15.1.4 “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

15.2 Parties’ Rights and Obligations. If during the Term there is any Taking of all or any part of a Leased Property or any interest in this Master Lease by Condemnation, the rights and obligations of the parties to this Master Lease shall be determined by this Article XV.

15.3 Total Taking. If title to the fee of the whole of a Leased Property shall be taken or condemned by any Condemnor, this Master Lease shall cease and terminate as to such Leased Property as of the Date of Taking by said Condemnor. If title to the fee of less than the whole of such Leased Property shall be so taken or condemned, which nevertheless renders such Leased Property Unsuitable for Its Primary Intended Use, Lessee and Lessor shall each have the option by written Notice to the other, at any time prior to the taking of possession by, or the date of vesting of title in, such Condemnor, whichever first occurs, to terminate this Master Lease as to such Leased Property as of the date so determined. Upon such date so determined, if such Notice has been given, this Master Lease shall thereupon cease and terminate as to such Leased Property. In either of such events, all Base Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as to the affected Leased Property as of the date this Master Lease shall have been so terminated as aforesaid. In the event of any such termination, the provisions of Section 15.4 shall apply.

15.4 Allocation of Portion of Award. The Condemnation Award made with respect to all or any portion of a Leased Property or for loss of rent shall be the property of and payable to Lessor to the extent of the Minimum Purchase Price. To the extent that the laws of the State permit Lessee to make a claim which does not have the effect, directly or indirectly, of reducing Lessor’s claim, for Lessee’s leasehold interest, moving expenses, or for loss of goodwill or Lessee’s business, Lessee shall have the right to pursue such claim in the Condemnation proceeding and shall be entitled to the Award therefor (“Lessee’s Leasehold Award”). Lessee hereby assigns to Lessor its interest in Lessee’s Leasehold Award to the extent of the difference between the total Condemnation Award and the Minimum Purchase Price. Any Award made for the taking of Lessee’s Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee (“Lessee’s Personal Property Award”). In any Condemnation proceedings, Lessor and Lessee shall each seek its own Award in conformity herewith, at its own expense. To assure that Lessor is made whole first from the Condemnation Award, the total of the Condemnation Award payable to Lessor and Lessee’s Leasehold Award shall be allocated in the following order of priority:

(i) To Lessor, to the extent of the greater of Minimum Purchase Price (plus the amount of any additional capital investments made by Lessor in such Leased Property) as of the date the Award is paid to Lessor;

(ii) To Lessor, to the extent of Lessor’s costs incurred, including reasonable legal fees, in connection with obtaining the Award; and

(iii) To Lessor and Lessee, in the ratio of seventy five percent (75%) to Lessor and twenty five percent (25%) to Lessee.

The provisions of this Section 15.4 shall not apply in the event Lessee purchases the Leased Property pursuant to this Article XV but, in such event, the provisions of Section 15.8 shall control with respect to the disposition of the Condemnation Award.

15.5 Partial Taking. If title to the fee of less than the whole of a Leased Property shall be so taken or condemned, Lessee shall give Lessor Notice of such partial taking or condemnation within five (5) Business Days of the occurrence thereof. If such Leased Property is still suitable for its Primary Intended Use, or if Lessee or Lessor shall be so entitled, but shall not elect to terminate this Master Lease with respect to such Leased Property as provided in Section 15.3 hereof, Lessee shall with all reasonable dispatch restore the untaken portion of the Leased Improvements on such Leased Property so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation or Taking. Lessee shall commence the restoration of the Facility on such Leased Property within sixty (60) days of the Partial Taking, and shall complete the restoration within the Reconstruction Period following such Partial Taking. Lessor shall contribute to the cost of restoration such portion of the Condemnation Award payable to Lessor, if any, together with severance and other damages awarded for taken Leased Improvements, provided, however, the amount of such contribution shall not exceed the cost of restoration. As long as no Event of Default has occurred hereunder, if the Award is in an amount less than the Self-Administered Amount, Lessor shall pay the same to Lessee. As long as no Event of Default has occurred hereunder, if the Award is in an amount more than the Self-Administered Amount, Lessor shall make the portion of the Award to which it is entitled available to Lessee in the same manner as is provided in Section 14.9 for insurance proceeds in excess of the Self-Administered

Amount. The Base Rent shall be reduced by reason of such Partial Taking to an amount agreed upon by Lessor and Lessee. If Lessor and Lessee cannot agree upon a new Base Rent, then the Base Rent for such Facility shall be proportionately reduced in accordance with the number of licensed beds no longer operable at such Facility solely by reason of the Partial taking. If Lessee fails to make the election or if it elects not to restore, or if it fails to commence or complete the restoration within the time limits specified in this Section 15.5, then Lessee shall be deemed to have elected to purchase such affected Leased Property for a purchase price equal to the Minimum Purchase Price. If Lessee fails to make the election to terminate this Lease as to the affected Leased Property or if it is required to restore the affected Leased Property but thereafter fails to commence or complete the restoration within the time periods specified in this Section 15.5, then Lessee shall be deemed to have elected to purchase such affected Leased Property for a purchase price equal to the Minimum Purchase Price. Lessee shall complete the purchase within (i) one hundred eighty (180) days of the Partial Taking if Lessee elects not to restore or (ii) sixty (60) days after the end of the Reconstruction Period in the event Lessee elects, but fails, to restore the affected Leased Property. In any such purchase, Lessee shall receive a credit for the portion of any Award retained by Lessor.

15.6 Temporary Taking. The Taking of a Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by condemnation only when the use and occupancy by the Condemnor has continued for longer than six (6) months. During any such six (6) month period, all the provisions of this Master Lease shall remain in full force and effect. In the event of any Temporary Taking as in this Section 15.6 described, the entire amount of any Award made for such Taking allocable to the Term of this Master Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee, net of any amount required to cure any then uncured Event of Default. Lessee covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Section 15.6, it will restore such Leased Property as nearly as may be reasonably possible to the condition existing immediately prior to such Taking. If any Temporary Taking continues for longer than six (6) months, such Taking shall be considered a Total Taking governed by Section 15.3, and the parties shall have the rights provided thereunder.

15.7 Condemnation Awards Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any Condemnation Award, or any portion thereof, under the terms of any Facility Mortgage, such award shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the Condemnation Award to the indebtedness secured by the Facility Mortgage in the case of a Taking as to which the restoration provisions of Section 15.5 apply, this Master Lease shall terminate as of the date of the Taking as to the affected Leased Property, unless within fifteen (15) days of the notice from the Facility Mortgagee Lessor agrees to make available to Lessee for restoration of such Leased Property funds equal to the amount applied by the Facility Mortgagee. Unless the Taking is such as to entitle Lessor or Lessee to terminate this Master Lease as to the affected Leased Property and Lessor or Lessee, as the case may be, shall elect to terminate this Master Lease as to the affected Leased Property in the time and in the manner provided, Lessor shall disburse such funds to Lessee as provided in Section 14.9 and Lessee shall restore such Leased Property (as nearly as possible under the circumstances) to a complete architectural unit of the same general character and condition as such Leased Property existing immediately prior to such Taking.

15.8. Termination of Master Lease; Abatement of Rent. In the event Lessee purchases the affected Leased Property pursuant to this Article XV as a result of the Taking of all or any portion of the Leased Property, then (i) this Master Lease shall terminate as to such Leased Property upon payment of the purchase price set forth herein, (ii) the Base Rent due hereunder from and after the effective date of such termination shall be reduced by an amount determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price for the affected Leased Property and the denominator of which shall be the Minimum Purchase Price for all of the Leased Properties then subject to the terms of this Master Lease by the Base Rent payable under this Master Lease immediately prior to the effective date of the termination of this Master Lease as to the affected Leased Property and (iii) provided that Lessee is not then in default under this Master Lease and then only to the extent not previously applied by Lessor, Lessor shall remit to Lessee the entire Award pertaining to such Leased Property being held by Lessor. Unless this Master Lease shall terminate pursuant to this Article XV as to the affected Leased Property, this Master Lease shall remain in full force and effect and Lessee’s obligation to make rental payments and to pay all other charges required thereunder shall remain unabated during any period required for repair and restoration required as a result of such Taking.

ARTICLE XVI

16.1 Events of Default. If any one or more of the following events (individually, an “Event of Default”) occurs, then Lessee will be in default under this Master Lease and Lessor shall have the rights and remedies hereinafter provided:

16.1.1 If any Lessee fails to make payment of Rent under this Master Lease within two (2) Business Days when due; or

16.1.2 If any Lessee or Guarantor:

(a) admits in writing its inability to pay its debts generally as they become due,

(b) files a petition in bankruptcy or a petition to take advantage of any insolvency law,

(c) makes a general assignment for the benefit of its creditors,

(d) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

(e) files a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any State thereof; or

16.1.3 If any Lessee or Guarantor, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or has an order for relief thereunder entered against it, or a court of competent jurisdiction enters an order or decree appointing a receiver of a Lessee or Guarantor or of the whole or substantially all of such Lessee’s or Guarantor property, or approving a petition filed against any Lessee or Guarantor or seeking reorganization or arrangement of any Lessee or Guarantor under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any State thereof, and such judgment, order or decree is not vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; or

16.1.4 If any Lessee or Guarantor is liquidated or dissolved, or begins proceedings toward liquidation or dissolution, or has filed against it a petition or other proceeding to cause it to be liquidated or dissolved and the proceeding is not dismissed within thirty (30) days thereafter, or, in any manner, permits the sale or divestiture of substantially all of its assets except in connection with a dissolution or liquidation following or related to a merger or transfer of all or substantially all of the assets and liabilities of such Lessee with or to its parent corporation or with or to another direct or indirect wholly owned subsidiary of its parent corporation; or

16.1.5 If the estate or interest of any Lessee in the Leased Properties leased by it or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within thirty (30) days after commencement thereof (unless such Lessee is in the process of contesting such lien or attachment in good faith in accordance with Section 12.1 hereof); or

16.1.6 If, except as a result of damage, destruction or a Partial or Total Taking or Temporary Taking, any Lessee voluntarily ceases operations on any of the applicable Leased Properties for a period in excess of thirty (30) days; or

16.1.7 If with respect to more than ten percent (10%) of the Facilities then subject to the terms of this Master Lease either (i) the licenses to operate such Facilities for the Primary Intended Use are permanently revoked or are suspended and not reinstated within sixty (60) days thereafter or are reinstated subject to conditions not approved by Lessor in its sole but reasonable discretion or (ii) an order is imposed terminating the right of the applicable Lessee to operate or accept patients, which order is not promptly stayed and promptly cured; or

16.1.8 If any Lessee defaults, or permits a default, under any Facility Mortgage, related documents or obligations thereunder by which such Lessee is bound or to which Lessee has agreed to become bound, which default is not cured within the applicable time period; or

16.1.9 If a default occurs under the Guaranty which default is not cured within any applicable cure period; or

16.1.10 If any Lessee transfers, by means not expressly provided for in this Master Lease, the operational control or management of the Facility leased by such Lessee without the prior written consent of Lessor; or

16.1.11 If any obligation of any Lessee to repay borrowed money in excess of Two Million Dollars ($2,000,000) is accelerated by the creditor thereof after default or any other remedy available to such creditor or obligee is exercised because of such default; or

16.1.12 A default occurs under any contract or agreement or other lease between Lessor (or any of its Affiliates) and Lessee (or any of its Affiliates), including, but not limited to, the Agreement Re Separation, the Security Agreement and the Letter of Credit Agreement, which is not cured within applicable cure periods, provided Lessor elects to treat such default as an Event of Default;

16.1.13 If any local, state or federal agency having jurisdiction over the operation of any Facility removes ten percent (10%) or more of the patients or residents located in such Facility other than during any period of repair or restoration following damage, destruction or a partial Taking;

16.1.14 If Lessee voluntarily transfers, at any time during the last year of the Term, ten (10) or more patients located in the Facility to any other facility in which Lessee or any Affiliate of Lessee has any ownership or other financial interest, including, without limitation, fees earned under any management agreement, provided that Lessee’s transfer of any patient to a different type of care facility as a result of such patient’s special needs that cannot be met at such Facility or at the request of such patient or his/her responsible party shall not be deemed a voluntary transfer;

16.1.15 The sale or transfer, without Lessor’s consent, of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to the Leased Property;

16.1.16 A default shall occur under Sun’s Credit Agreement, where the default is not cured within any applicable grace period set forth therein, and the lender thereunder elects to accelerate the loan as a result thereof or any other remedy available to such lender is exercised because of such default; provided, however, if such acceleration or other remedy is thereafter cancelled, then this Event of Default shall concurrently therewith cease to be outstanding; or

16.1.17 If Lessee shall fail to observe or perform any other term, covenant or condition of this Master Lease and such failure is not cured by Lessee within thirty (30) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within one hundred twenty (120) days after such notice from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law.

If any Event of Default occurs, Lessor may terminate this Master Lease by giving Lessee not less than ten (10) days’ Notice, whereupon as provided herein, the Term of this Master Lease shall terminate and all rights of Lessee hereunder shall cease. The Notice provided for herein shall be in lieu of and not in addition to any notice required by the laws of the State as a condition to bringing an action for possession of the Facilities or to recover damages under this Master Lease. In addition thereto, Lessor shall have all rights at law and in equity available as a result of Lessee’s breach.

Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default as set forth in Section 16.1.2., 16.1.3, 16.1.9 or 16.1.10, Lessor may terminate this Master Lease immediately without Notice of any kind.

Lessee will, to the extent permitted by law, be liable for the payment, as Additional Charges, of costs of and expenses incurred by or on behalf of Lessor as a consequence of an Event of Default, including, without limitation, reasonable attorneys’ fees (whether or not litigation is commenced, and if litigation is commenced, including fees and expenses incurred in appeals and post-judgment proceedings) as a result of any default of Lessee hereunder.

No Event of Default (other than a failure to make payment of money) shall be deemed to exist under Section 16.1 during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Lessee remedies the default without further delay.

16.2 Certain Remedies. If an Event of Default has occurred, and whether or not this Master Lease has been terminated pursuant to Section 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor all of the Leased Properties pursuant to the provisions of Section 9.1.7 and quit the same, and Lessor may enter upon and repossess all of the Leased Properties by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all Personal Property from the Leased Properties subject to rights of any residents or patients and to any requirement of law. Lessor shall not have the right to exercise its remedies as to less than all of the Leased Properties since such Leased Properties constitute a single integrated economic unit as stated in Section 1.2.

16.3 Damages. Neither (i) the termination of this Master Lease pursuant to Section 16.1, (ii) the repossession of the Leased Properties, (iii) the failure of Lessor to relet the Leased Properties, (iv) the reletting of all or any portion of any of the Leased Properties, nor (v) the inability of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any termination, Lessee shall be liable for the payment to Lessor of all Rent due and payable to and including the date of the termination, including without limitation all interest and late charges payable under Section 3.4 hereof and thereafter for the payment to Lessor at Lessor’s option, as and for liquidated and agreed current damages for such default, either:

(1) the sum of:

(a) the worth at the time of award of the unpaid Base Rent and Additional Charges which had been earned at the time of termination,

(b) the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges which would have been earned after termination until the time of award exceeds the amount of the rental loss that Lessee proves was avoided or could have been reasonably avoided,

(c) the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be avoided, and

(d) intentionally omitted, and

(e) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under the terminated Lease or which in the ordinary course of things would be likely to result therefrom.

In making the above determinations, the “worth at the time of award” shall be determined using the lowest rate of capitalization (highest present worth) applicable at the time of the determination and allowed by applicable laws of the State. If the laws of the State do not provide for a rate of capitalization, then the worth at the time of award shall be computed by discounting such amount at the Federal Reserve Discount rate for the State, applicable at the time of the award, plus one percent (1%). Lessor’s net income from its operation of the Leased Property, if any, shall be included in the determination of amounts of rental loss that Lessee proves could reasonably be or were avoided.

OR

(2) without termination of Lessee’s right to possession of the Leased Property, each installment of the Rent and other sums payable by Lessee to Lessor as the same becomes due and payable, which Rent and other sums shall bear interest at the maximum annual rate permitted by the law of the State from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Master Lease.

16.4 Limited Remedy Events of Default. Notwithstanding anything to the contrary herein contained or in any other transaction document executed concurrently herewith, or any other provisions of this Master Lease or any other concurrent transaction document, if Lessor is exercising remedies due solely to the Events of Default described in clauses Sections 16.1.13 (each a “Limited Remedy Events of Default”), the aggregate amount Lessee shall be required to pay to Lessor from and after the date of the occurrence of such Limited Remedy Event of Default (the “Occurrence Date”) shall be limited to the sum of (i) the present value of the unpaid Base Rent for the balance of the Term (excluding the portion of such rental loss that Tenant proves could be reasonably avoided) (determined using a discount rate of Eight percent (8.0%) per annum), (ii) any Additional Charges which are due and payable or have accrued under this Master Lease through the Occurrence Date, and (iii) any amounts of Additional Charges which are due and payable or have accrued under this Master Lease after the Occurrence Date while the Lessee remains in possession of the Leased Property after any Limited Remedy Event of Default that relate to insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other customary costs and expenses of operating and maintaining the Leased

Property in substantial compliance with the terms of this Master Lease (collectively, the “LRED Damages”). Lessor and Lessee hereby agree that the damages available to Lessor as a result of a Limited Remedy Event of Default shall be strictly limited to the LRED Damages and that nothing contained herein or in any other transaction document executed concurrently herewith shall entitle Lessor to additional reimbursement or monetary damages with respect to any such Limited Remedy Event of Default.

16.5 Waiver. If this Master Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (i) any right of reentry, repossession or redesignation, (ii) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt. Acceptance of Rent at any time does not prejudice or remove any right of Lessor as to any right or remedy. No course of conduct shall be held to bar Lessor from literal enforcement of the terms of this Master Lease.

16.6 Application of Funds. Any payments received by Lessor during the existence or continuance of any Event of Default (and any payment made to Lessor rather than Lessee due to the existence of an Event of Default, shall be applied to Lessee’s obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

16.7 Availability of Remedies. Lessor may exercise its remedies hereunder to the maximum extent permitted by the laws of the State. It shall not be a defense in any proceeding brought in connection with this Master Lease that with respect to other leases or contracts to which Lessor (or Lessor’s Affiliates) and Lessee (or Lessee’s Affiliates) are parties, Lessor or its Affiliates have sought different remedies in different states or in the State.

ARTICLE XVII

17.1 Rights to Cure Default.

17.1.1 Lessor’s Rights. If Lessee fails to make any payment or to perform any act required to be made or performed under this Master Lease, and fails to cure the same within the relevant time periods provided in Section 16.1, without further Notice to or demand upon Lessee, and without waiving or releasing any obligation of Lessee or waiving or releasing any default, Lessor may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon all or any part of any Leased Property for such purpose and take all such action thereon as, in Lessor’s reasonable opinion, may be necessary or appropriate therefor, provided, however, that if Notice is required under Section 16 but Lessor reasonably determines that the giving of the required Notice before making such payment or taking such action would risk material loss to the Facilities, then Lessor will give such Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on written demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Master Lease.

17.1.2 Lessee’s Rights. If Lessor fails to make any payment or to perform any act expressly required under this Master Lease, and fails to cure the same within the relevant time periods provided in Section 33.1 upon Notice to Lessor but without waiving or releasing any obligation of Lessor, Lessee may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessor, and may, take all such action thereon as may be reasonably necessary or appropriate therefor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, shall be paid by Lessor to Lessee following written demand. The obligations of Lessor and the rights of Lessee contained in this Article shall survive the expiration or earlier termination of this Master Lease.

ARTICLE XVIII

18.1 Holding Over. Except as provided in Sections 18.2 and 18.3, if Lessee shall for any reason remain in possession of any Leased Property after the expiration or earlier expiration of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, two (2) times the aggregate of (i) one-twelfth (1/12th) of the aggregate Base Rent payable with respect to the affected portion of the Leased Property during the last Lease Year of the preceding Term, (ii) all Additional Charges related to the affected portion of the Leased Property accruing during the month, and (iii) all other sums, if any, payable by Lessee pursuant to the provisions of this Master Lease with respect to the affected portion of the Leased Property. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Master Lease, but shall have no rights thereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of such Leased Property until the month-to-month tenancy is terminated. Except as provided in Section 18.2, nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Master Lease. For purposes hereof, the Base Rent to be allocated to the affected Leased Property(ies) shall be determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price of the affected Leased Property(ies) and the denominator of which shall be the Minimum Purchase Price of all of the Leased Properties subject to the terms of this Master Lease on the last day of the Term, by the Base Rent payable hereunder on the last day of the Term.

18.2 Continuing Clean-Up. If on the last day of the Term of this Master Lease Lessee is obligated to complete a Clean-Up of any Leased Property which Clean-Up was commenced prior to the last day of the Term of this Master Lease, then at the option of Lessor either (i) Lessee shall remain in possession of such Leased Property subject to the terms of this Master Lease, for such period as may reasonably be required for Lessee to diligently complete the Clean-Up, which period, unless otherwise agreed by Lessor and Lessee, shall not exceed three hundred sixty-five (365) consecutive days, or (ii) Lessee shall vacate the Leased Premises on the last day of the Term of this Master Lease as elsewhere required herein and at such time pay to

Lessor the amount reasonably required to complete the Clean-Up after the expiration of the Term, together with the reasonably estimated Fair Market Rental Value of such Leased Property to be lost by Lessor during the remaining period of Clean-Up assuming a diligent effort to complete such Clean-Up. If Lessor elects alternative “(i)” in the preceding sentence, the Base Rent for such Leased Property shall be one hundred five percent (105%) of the Base Rent allocated to the affected portion of the Leased Property for the Lease Year during which the last day of the Term of such occurred, and Lessee shall not be deemed to be holding over pursuant to Section 18.1 hereof. For purposes hereof, the Base Rent to be allocated to the affected Leased Property(ies) shall be determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price of the affected Leased Property(ies) and the denominator of which shall be the Minimum Purchase Price of all of the Leased Properties subject to the terms of this Master Lease on the last day of the Term, by the Base Rent payable hereunder on the last day of the Term.

18.3 Post Termination Transition. In the event Lessee remains in possession of all or any portion of the Leased Properties after the expiration or earlier termination of this Master Lease at the request of Lessor pending the transition of all or any portion of the Leased Properties to Lessor or its designee pursuant to Section 34.2 hereof, the Rent due from Lessee hereunder shall be equal to the Rent paid by Lessee immediately prior to the expiration or earlier termination of this Master Lease with respect to such Leased Property(ies).

18.4 Indemnity. If Lessee fails to surrender any Leased Property in a timely manner and in accordance with the provisions of Section 9.1.7 upon the expiration or termination of this Master Lease, in addition to any other liabilities to Lessor accruing therefrom, Lessee shall indemnify and hold Lessor, its principals, officers, directors, agents and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds any rental paid by Lessee and any claims by any proposed new tenant founded on such failure. The provisions of this Section 19.3 shall survive the expiration or termination of this Master Lease.

ARTICLE XIX

19.1 Subordination. Upon written request of Lessor, any Facility Mortgagee, or the beneficiary of any deed of trust of Lessor, Lessee will subordinate its rights in writing (i) to the lien of any mortgage, deed of trust or the interest of any lease in which Lessor is the lessee and to all modifications, extensions, substitutions thereof (or, at Lessor’s option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Lessor is the lessee to be subordinated to the Lease), and (ii) to all advances made or hereafter to be made thereunder. In connection with any such request, Lessor shall provide Lessee with a Non-Disturbance Agreement reasonably acceptable to such mortgagee, beneficiary or lessor providing that if such mortgagee, beneficiary or lessor acquires such Leased Property by way of foreclosure or deed in lieu of foreclosure (or termination of any lease in which Lessor is the Lessee), that such mortgagee, beneficiary or lessor will not disturb Lessee’s possession under its Lease and will recognize Lessee’s rights thereunder provided that no Event of Default has occurred thereunder. Lessee agrees to consent to amend this Master Lease as reasonably required by a Facility Mortgagee; Lessee shall be deemed to have unreasonably withheld or delayed its consent to changes or amendments to this Master Lease requested by the holder of a mortgage or deed of trust or such similar financing instrument encumbering Lessor’s fee interest in such Leased Property if such changes do not materially (i) alter the economic terms of this Master Lease, (ii) diminish the rights of Lessee, or (iii) increase the obligations of Lessee, provided that Lessee shall also have received the Non-Disturbance Agreement provided for in this Section.

19.2 Attornment. If any proceedings are brought for foreclosure, or if the power of sale is exercised under any mortgage or deed of trust made by Lessor encumbering any Leased Property, or if a lease in which Lessor is the lessee is terminated, Lessee shall attorn to the purchaser or lessor under such lease upon any foreclosure or deed in lieu thereof, sale or lease termination and recognize the purchaser or lessor as Lessor under this Master Lease, provided that the purchaser or lessor acquires and accepts such Leased Property subject to this Master Lease. For purposes hereof, the Base Rent to be allocated to the affected Leased Properties shall be determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price of the affected Leased Property and the denominator of which shall be the Minimum Purchase Price of all of the Leased Properties subject to the terms of this Master Lease immediately prior to such foreclosure or the conveyance of title to the affected Leased Property(ies) by deed in lieu of foreclosure, by the Base Rent payable hereunder immediately prior to such foreclosure or the conveyance of title to the affected Leased Property(ies) by deed in lieu of foreclosure.

19.3 Estoppel Certificate. Lessee and Lessor each agree, upon not less than ten (10) days prior Notice from the other (“Requesting Party”), to execute, acknowledge and deliver to the other, a statement in writing in substantially the same form as Exhibit E attached hereto (with such changes thereto as may reasonably be requested by the person relying on such certificate) (“Estoppel Certificate”). It is intended that any Estoppel Certificate delivered pursuant hereto may be relied upon by the Requesting Party, any prospective tenant or purchaser of any Leased Property, any mortgagee or prospective mortgagee, or by any other party who may reasonably rely on such statement. Lessee’s failure to deliver the Estoppel Certificate within such time shall constitute an Event of Default, and Lessor’s failure to deliver the Estoppel Certificate within such time shall be subject to the provisions of Section 33.1, below. If the Estoppel Certificate is not delivered within the ten (10) day period, then, in addition, the Requesting Party is authorized to execute and deliver a certificate to the effect that (i) this Master Lease is in full force and effect without modification, and (ii) the other party is not in breach or default of any of its obligations under this Master Lease.

ARTICLE XX

20.1 Risk of Loss. Except as otherwise specifically provided for herein, during the Term of this Master Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Properties in consequence of the damage thereto or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or material breach of this Master Lease by Lessor pursuant to Section 33.1, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to (i) terminate this Master Lease or (ii) to any abatement of Rent except as specifically provided in this Master Lease.

ARTICLE XXI

21.1 Lessee Indemnification. Notwithstanding the existence of any insurance or self-insurance provided for in Article XIII, and without regard to the policy limits of any such insurance or self-insurance, Lessee will protect, indemnify, save harmless and defend Lessor, its principals, officers, directors and agents and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or after the Possession Date on or about any Leased Property or adjoining sidewalks which are under Lessee’s control, including without limitation any claims of malpractice, (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of any Leased Property, (iii) the failure to pay any Impositions which are the obligations of Lessee to pay pursuant to the applicable provisions of this Master Lease, (iv) any failure on the part of Lessee to perform or comply with any of the terms of this Master Lease, including, but not limited to, a breach of Lessee’s representations or warranties set forth in Section 8.1, and (v) the nonperformance of any contractual obligation, express or implied, assumed or undertaken by Lessee or any party in privity with Lessee with respect to any Leased Property or any business or other activity carried on with respect to any Leased Property during the period commencing on the Possession Date and continuing through the Term or thereafter during any time in which Lessee or any such other party is in possession of any Leased Property or thereafter to the extent that any conduct by Lessee or any such person (or failure of such conduct thereby if the same should have been undertaken during such time of possession and leads to such damage or loss) causes such loss or claim. Any amounts which become payable by Lessee under this Section shall be paid within ten (10) days after liability therefor on the part of Lessee is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Nothing herein shall be construed as indemnifying Lessor against its own grossly negligent acts or omissions or willful misconduct.

21.2 Survival. The liability of each indemnifying party under the provisions of this Article for a claim arising out of events occurring during the Term shall survive any termination of this Master Lease. The respective representations and warranties made in this Master Lease by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Master Lease or any officer, director or employee of, or person controlling or under common control with, such party.

ARTICLE XXII

22.1 General Prohibition against Assignment. Lessee shall not voluntarily, involuntarily or by operation of law, assign, mortgage or otherwise encumber all or any part of Lessee’s interest in this Master Lease or in any Leased Property or sublet the whole or any part of any Leased Property or enter any other arrangement (other than a management agreement which shall be governed by Section 8.6 above) under which any Facility is operated by or licensed to be operated by an entity other than Lessee (any and all of which are herein referred to as a “Transfer”), except as specifically permitted hereunder or consented to in advance by Lessor in writing, which consent may be withheld in Lessor’s sole and absolute discretion. Lessee acknowledges that Lessor is relying upon the expertise of Lessee in the operation of the Facilities and that Lessor entered into this Master Lease with the expectation that Lessee would remain in and operate such Facilities during the entire Term and for that reason Lessor retains sole and absolute discretion in approving or disapproving any assignment or master sublease. Consent to any subletting or assignment shall not be deemed to be consent to any further subletting or assignment. In the event of any such Transfer, Lessor may collect rent and other charges from the assignee, subtenant or other occupant (any and all of which are herein referred to as a “Transferee”) and apply the amounts collected to the rent and other charges herein reserved, but no Transfer or collection of rent and other charges shall be deemed to be a waiver of Lessor’s rights to enforce Lessee’s covenants under this Master Lease or the acceptance of the Transferee as lessee, or a release of Lessee from the performance of any covenants on the part of Lessee to be performed. Notwithstanding any Transfer, Lessee and any Guarantor shall remain fully liable for the performance of all terms, covenants and provisions of this Master Lease. Any violation of this Master Lease by any Transferee shall be deemed to be a violation of this Master Lease by Lessee. Lessee’s incidental space sharing arrangements (by lease agreement or otherwise) with third parties for beauty shop and similar services shall not be deemed to constitute a Transfer.

22.2 Discretionary Transferee. Notwithstanding the foregoing, but subject to the rights of any Facility Mortgagee, and subject to Section 36.1, Lessee may, (I) without Lessor’s prior written consent, assign this Master Lease or sublease the Leased Property to an Affiliate of Lessee or Guarantor if all of the following are first satisfied: (w) such Affiliate fully assumes Lessee’s obligations hereunder; (x) Lessee remains fully liable hereunder and Guarantor remains fully liable under the Guaranty; (y) the use of the Leased Property remains unchanged; and (z) Lessor in its reasonable discretion shall have approved the form and content of all documents for such assignment or sublease and received an executed counterpart thereof; and (II) with Lessor’s prior written consent, which consent shall not be unreasonably withheld, assign this Master Lease or sublease the Facilities to Discretionary Transferees if all of the following are satisfied: (a) such Discretionary Transferees fully assume Lessee’s obligations hereunder or, in the case of a sublease, Lessee’s obligations hereunder with respect to the subleased Facility or Facilities, (b) the use of the Leased Property under the terms of such assignment or sublease is permitted by Section 7.2 hereof, (c) Lessor in its reasonable discretion shall have approved the form and content of all documents for such assignment and assumption or sublease and received an executed counterpart thereof, (d) each Discretionary Transferee grants Lessor a lien on the Collateral having the same priority as the lien(s) then held by Lessor on the Lessee’s Collateral under the terms of the Security Agreement.

22.3 Corporate or Partnership Transactions. If any Lessee, any Guarantor, any Facility manager which is an Affiliate of Lessee or any Guarantor or any member of any Lessee is a corporation or limited liability company, then, except as otherwise provided in this Section 22.3, the merger, consolidation or reorganization of such corporation or limited liability company and/or the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock or other equity interests, by Lessee, any Guarantor or any manager which is an Affiliate of Lessee or any Guarantor or the members or stockholders of record of any of them as of the date of this Master Lease, which results in a change in the voting control of such entity, shall constitute a

Transfer, provided, however, that Lessor’s consent shall not be required with respect to Lessee’s transfer of all or substantially all of its assets and liabilities to, or its merger or consolidation with, its parent corporation or a subsidiary, direct or indirect, of its parent corporation, but (i) the obligations of any Guarantor shall remain in full force and effect notwithstanding such transfer, merger or consolidation, and (ii) no such transfer, merger or consolidation shall diminish or in any way adversely affect any of Lessor’s cross-default and cross-collateralization rights with respect to any other lease and this Master Lease. If Lessee, any Guarantor of this Master Lease, or any manager which is an Affiliate of Lessee or any Guarantor is a joint venture, partnership or other association, then the sale, issuance or transfer, cumulatively or in one transaction, within any five (5) year period of either voting control or of a twenty percent (20%) or greater interest in, or the termination of, such joint venture, partnership or other association, shall constitute a Transfer. A Change in Control as defined in Sun’s Credit Agreement shall also constitute a Transfer. Pursuant to a Consent to Separation dated as of the Amended Lease Release Date from Lessor and Omega, Lessor and Omega have consented to the Separation. Pursuant to a Consent to Conversion dated as of the date of this Lease from Lessor and Omega, Lessor and Omega have consented to the Conversion.

22.4 Subordination and Attornment. Lessee shall insert in any sublease permitted by Lessor provisions to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Master Lease and to the rights of Lessor thereunder, (ii) if this Master Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor’s option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Master Lease, and (iii) if the sublessee receives a written Notice from Lessor or Lessor’s assignee, if any, stating that an Event of Default has occurred under this Master Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor’s assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Master Lease.

22.5 Sublease Limitation. No sublease of any Leased Property is permitted, except as specifically set forth in this Article. If a sublease of any Leased Property is permitted under this Article, nonetheless, Lessee shall not sublet such Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. The parties agree that this paragraph shall not be deemed waived or modified by implication, but may be waived or modified only by an instrument in writing explicitly referring to this paragraph by number.

22.6 Costs. Lessee shall reimburse Lessor for Lessor’s reasonable costs and expenses incurred in conjunction with the processing and documentation of any Transfer, including reasonable attorneys’, architects’, engineers’ or other consultants’ fees whether or not such Transfer is actually consummated.

ARTICLE XXIII

23.1 Officer’s Certificates and Financial Statements. Lessee will furnish and will cause any Guarantor to furnish the following statements to Lessor:

(a) Within ninety-five (95) days after the end of Lessees’ Fiscal Years or concurrently with the filing by New Sun of its annual report on Form 10K with the SEC, whichever is later: (i) New Sun’s Financial Statements; (ii) Financials for each of the Facilities for the fiscal year last completed (and, if any such Financials are thereafter provided to a Guarantor for such Fiscal Year, a copy thereof within fifteen (15) days after the same are so provided) in each case certified by an Executive Officer of Lessee; (iii) an Officer’s Certificate of Lessee stating that Lessee is not in default in the performance or observance of any of the terms of this Master Lease, or if Lessee is in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same and (iv) a report with respect to the financial statements from New Sun’s accountants, which report shall be unqualified as to going concern and scope of audit of New Sun and its subsidiaries and shall provide in substance that (a) such consolidated financial statements present fairly the consolidated financial position of New Sun and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (b) that the examination by New Sun’s accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b) Within fifty (50) days after the end of each of Lessee’s Fiscal Year quarters or concurrently with the filing by New Sun of its quarterly report on Form 10Q with the SEC, whichever is later (i) a copy of any and all Financials for such period, and (ii) an Officer’s Certificate of each Lessee, stating that Lessee is not in default of any covenant set forth in Article VIII of this Master Lease, or if Lessee is in default, specifying all such defaults, the nature thereof and the steps being taken to remedy the same;

(c) Upon Lessor’s request from time to time, such additional information and unaudited quarterly financial information concerning the Leased Properties and Lessee as Lessor may require for its on-going filings with the Securities and Exchange Commission, under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Lessor during the Term of this Master Lease, subject to the conditions that neither Lessee nor Guarantor shall be required to disclose information that is material non-public information or is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine;

(d) Within forty (40) days after the end of each month, a financial report for each of the Facilities for such month, including detailed statements of income and expense and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for each Facility;

(e) Within thirty (30) days of receipt thereof, copies of surveys performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction as approved by the State;

(f) Prompt Notice to Lessor of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity, (any of which is called a “Proceeding”), known to Lessee, the result of which Proceeding would reasonably be expected to be to (i) revoke or suspend or terminate or modify in a way adverse to Lessee, or fail to renew or fully continue in effect, any license or certificate or operating authority pursuant to which Lessee carries on any part of the Primary Intended Use of all or any portion of the Leased Properties, or (ii) suspend, terminate, adversely modify, or fail to renew or fully continue in effect any cost reimbursement or cost sharing program by any state or federal governmental agency, including but not limited to Medicaid or Medicare or any successor or substitute therefor, if the effect thereof is or reasonably could be anticipated to be materially adverse to Lessee or the Leased Properties, or (iii) seek return of or reimbursement for any funds previously advanced or paid pursuant to any such program, if the effect thereof is or reasonably could be anticipated to be materially adverse to Lessee or the Leased Properties, or (iv) impose any bed hold, limitation on patient admission or similar restriction on the Leased Properties, or (iv) prosecute any party with respect to the operation of any activity on the Leased Properties or enjoin any party or seek any civil penalty in excess of Twenty Thousand Dollars ($20,000.00) in respect thereof;

(g) As soon as it is prepared in a Lease Year, a capital and operating budget for each Facility for that and the following Lease Year; and

(h) Within fifteen (15) days of Lessee’s receipt thereof, copies of Medicaid rate letters.

23.2 Public Offering Information. Lessee specifically agrees that Lessor may include financial information and such information concerning the operation of the Facilities which does not violate the confidentiality of the facility-patient relationship and the physician-patient privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Lessor’s securities or interests, and any other reporting requirements under applicable Federal and State Laws, including those of any successor to Lessor. Unless otherwise agreed by Lessee or Guarantor, Lessor shall not revise or change the wording of information previously publicly disclosed by Lessee or Guarantor and furnished to Lessor pursuant to Section 23.1 or this Section 23.2. Lessee agrees to provide such other reasonable information necessary with respect to Lessee and its Leased Property to facilitate a public offering or to satisfy SEC or regulatory disclosure requirements. Lessor shall provide to Lessee a copy of any information prepared by Lessor to be published, and Lessee shall have a reasonable period of time (not to exceed three (3) days) after receipt of such information to notify Lessor of any corrections.

23.3 Lessor’s Obligations. Lessor acknowledges and agrees that certain of the information contained in the Financial Statements and/or in the Financials may be non-public financial or operational information with respect to the New Sun, the Lessees and/or the Leased

Properties. Lessor further agrees (i) to maintain the confidentiality of such non-public information; provided, however, Lessor shall have the right to share such information with its accountants, attorneys and other consultants provided such disclosure is not prohibited by applicable state or federal securities laws and (ii) that it shall not engage in any transactions with respect to the stock or other equity or debt securities of New Sun based on any such non-public information.

ARTICLE XXIV

24.1 Lessor’s Right to Inspect. Upon reasonable advance notice to Lessee, Lessee shall permit Lessor and its authorized representatives to inspect its Leased Property during usual business hours. Lessor shall take care to minimize any disturbance of or inconvenience to any residents of any Leased Property, except in the case of emergency, and to conduct such inspections in compliance with applicable laws governing the confidentiality of patient information, including the Health Insurance Portability and Accountability Act.

ARTICLE XXV

25.1 No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Master Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVI

26.1 Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Master Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

ARTICLE XXVII

27.1 Acceptance of Surrender. No surrender to Lessor of this Master Lease or of any Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII

28.1 No Merger of Title. There shall be no merger of this Master Lease or of the leasehold estate created thereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (i) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, and (ii) the fee estate in each Leased Property.

28.2 No Partnership. Nothing contained in this Master Lease shall be deemed or construed to create a partnership or joint venture between Lessor and Lessee or to cause either party to be responsible in any way for the debts or obligations of the other or any other party, it being the intention of the parties that the only relationship hereunder is that of lessor and lessee.

ARTICLE XXIX

29.1 Conveyance by Lessor. If Lessor or any successor owner of any Leased Property conveys such Leased Property in accordance with the terms hereof other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Master Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner upon Lessor’s delivery to the new owner of any prepaid Rent then held by Lessor with respect to such Leased Property.

ARTICLE XXX

30.1 Quiet Enjoyment. So long as Lessee pays all Rent as it becomes due and complies with all of the terms of this Master Lease and performs its obligations thereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Properties hereby leased for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the Commencement Date or thereafter provided for in this Master Lease or consented to by Lessee. Except as otherwise provided in this Master Lease, no failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Master Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under such Lease, or to fail to perform any other obligation of Lessee. Lessee shall, however, have the right, by separate and independent action, to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

ARTICLE XXXI

31.1 Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address:

To Lessee:	c/o Sun Healthcare Group, Inc.
101 Sun Avenue, NE
Albuquerque, NM 87109
Attention: Director of Real Estate
Fax Number: 505-468-4998
Attention: General Counsel
Fax Number: 505-468-4747

With a copy to:	SunBridge Healthcare, LLC
(that shall not	18831 Von Karman, Suite 400
constitute notice)	Irvine, CA 92612
Attention: General Counsel
Fax Number: 949-255-7055

And with a copy to:	The Nathanson Group PLLC
(that shall not	One Union Square
constitute notice)	600 University Street, Suite 2000
Seattle, WA 98101
Attn: Randi S. Nathanson
Fax Number: 206-299-9335

To Lessor:	c/o Omega Healthcare Investors, Inc.
200 International Circle, Suite 3500
Hunt Valley, MD 21030
Attn.: Daniel J. Booth
Telephone No.: (410) 427-1700
Facsimile No.: (410) 427-8800

And with copy to	Doran Derwent, PLLC
(which shall not	5960 Tahoe Dr., S.E., Suite 101
constitute notice):	Grand Rapids, Michigan 49546
Attn: Mark E. Derwent
Telephone No.: (616) 451-8690
Facsimile No.: (616) 451-8697

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such Notice was received at the number specified above or in a Notice to the sender. If Lessee has vacated the Leased Properties, Lessor’s Notice may be posted on the door of a Leased Property.

ARTICLE XXXII

32.1 Appraisers. If it becomes necessary to determine the Fair Market Rental of the Leased Property for any purpose of this Lease, Lessor and Lessee shall first attempt to agree on such Fair Market Rental. If Lessor and Lessee are not able to so agree within a reasonable period of time not to exceed forty-five (45) days, then Lessor and Lessee shall attempt to agree upon a single appraiser to make such determination. If Lessor and Lessee are unable to agree upon a single arbitrator within thirty (30) days thereafter, then the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within ten (10) days after such Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising nursing home properties, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within fifty (50) days after the making of Lessee’s or Lessor’s request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Rental of the Leased Property, as the case may be.

This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half ( 1/2) of the fees and expenses of the third appraiser and one-half ( 1/2) of all other costs and expenses incurred in connection with each appraisal.

ARTICLE XXXIII

33.1 Breach by Lessor. Lessor shall not be in breach of this Master Lease unless Lessor fails to observe or perform any term, covenant or condition of this Master Lease on its part to be performed and such failure continues for a period of thirty (30) days after Lessor receives written Notice from Lessee specifying such failure and the necessary curative action. If the failure cannot with due diligence be cured within a period of thirty (30) days, the failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, such additional time not to exceed thirty (30) days. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

33.2 Compliance With Facility Mortgages.

33.2.1 Lessee covenants and agrees that it will duly and punctually observe, perform and comply with all of the terms, covenants and conditions (including, without limitation, covenants requiring the keeping of books and records and delivery of Financial Statements) of any Facility Mortgage(s) and that it will not directly or indirectly do any act or suffer or permit any condition or thing to occur which would or might constitute a default under the Facility Mortgage. Anything hereof to the contrary notwithstanding, Lessee shall be obligated to conform to the additional reporting and other requirements of a Facility Mortgage which are not also requirements hereunder, only if Lessee is specifically made aware of such additional requirements and consents thereto in advance. Lessee shall have no liability for any payments of principal or interest under any Facility Mortgage.

33.2.2 Without limiting or expanding Lessee’s obligations pursuant to Section 33.2.1, during the Term of this Master Lease, Lessee acknowledges and agrees that, except as expressly provided elsewhere in this Master Lease, it shall undertake at its own cost and expense the performance of any and all repairs, replacements, capital improvements, maintenance items and all other requirements relating to the condition of a Facility that are required by any Facility Mortgage Document or by Facility Mortgagee, and Lessee shall be solely responsible and hereby covenants to fund and maintain any and all impound, escrow or other reserve or similar accounts required under any Facility Mortgage Documents as security for or otherwise relating to any operating expenses of a Facility, including any capital repair or replacement reserves and/or impounds or escrow accounts for Taxes or insurance premiums (each a “Facility Mortgage Reserve Account”); provided, however, this Section 33.2.2 shall not (i) increase Lessee’s monetary obligations under this Master Lease, (ii) materially and adversely increase Lessee’s non-monetary obligations under this Master Lease or (iii) materially diminish Lessee’s rights under this Master Lease, except to the extent that with respect to any Facility, such obligations were provided for in a Facility Mortgage, or otherwise required by the Facility Mortgagee, secured by such Facility as of the Amended Lease Release Date; and provided, further, that any amounts which Lessee is required to fund into a Facility Mortgage Reserve Account with respect to satisfy any repair or replacement reserve requirements imposed by a Facility Mortgagee shall be credited on a dollar for dollar basis against the mandatory expenditure obligations of Lessee for such applicable Facility(ies) under Section 8.8. During the Term of this Master Lease and provided that no Event of Default shall have occurred and be continuing hereunder, Lessee shall, subject to the terms and conditions of such Facility Mortgage Reserve Account and the requirements of the Facility Mortgagee(s) thereunder, have access to and the right to apply or use (including for reimbursement) to the same extent of Landlord all monies held in each such Facility Mortgage Reserve Account for the purposes and subject to the limitations for which such Facility Mortgage Reserve Account is maintained, and Lessor agrees to reasonably cooperate with Lessee in connection therewith. Lessor hereby acknowledges that funds deposited by Lessee in any Facility Mortgage Reserve Account are the property of Lessee and Lessor is obligated to return the portion of such funds not previously released to Lessee within fifteen (15) days following the earlier of (x) the expiration or earlier termination of this Master Lease with respect to such applicable Facility, (y) the maturity or earlier prepayment of the applicable Facility Mortgage, or (z) an involuntary prepayment or deemed prepayment arising out of the acceleration of the amounts due to a Facility Mortgagee as a result of the exercise of its remedies under the applicable Facility Mortgage; provided, however, that the foregoing shall not be deemed or construed to limit or prohibit Lessor’s right to bring any damage claim against Lessee for any breach of its obligations under this Master Lease that may have resulted in the loss of any impound funds held by a Facility Mortgagee.

ARTICLE XXXIV

34.1 Facility Trade Names. If this Master Lease is terminated by reason of an Event of Default or Lessor exercises its option to purchase Lessee’s Personal Property pursuant to Section 35.1, Lessor shall be permitted to use the name(s) under which any Facility has done business during the Term (the “Facility Trade Names”); provided, however, that nothing herein shall be construed as granting Lessor any right to use the name “SunBridge” or “Sun” or “Mediplex”or “Harborside” or “Peak” any variation thereof. Lessee shall not, after any termination of this Master Lease, use any Facility Trade Name in the same market in which any of the Facilities is located in connection with any business that competes with any Facility.

34.2 Transfer of Operational Control of the Facilities. Upon the expiration or earlier termination of the Term other than as a result of the purchased of the Leased Properties by Lessee pursuant to Section 32,

(a) Lessee shall enter into one or more OTAs in the form of Exhibit F hereto with respect to the Leased Properties and shall transfer operational control of the Facilities to Lessor or Lessor’s nominee pursuant to the terms of such OTAs,

(b) To the extent permitted by law, Lessee shall provide all necessary information requested by Lessor or its nominee for the preparation and filing of any and all necessary applications or notifications of any federal or state governmental authority having jurisdiction over a change in the operational control of the Leased Properties, and Lessee shall use its commercially reasonable efforts to cause the operating healthcare licenses held by Lessee to be transferred to Lessor or to Lessor’s nominee or shall cooperate in the efforts of Lessor or Lessor’s nominee to secure operating healthcare licenses with respect to the Leased Properties in its own name,

(c) Lessee shall engage only in transactions or other activities with respect to the Leased Properties which are in the ordinary course of business and shall perform all maintenance and repairs reasonably necessary to keep the Leased Properties in satisfactory operating condition and repair, and shall maintain the supplies and foodstuffs at levels which are consistent and in compliance with all health care regulations, and shall not sell or remove any Personal Property except in the ordinary course of business; provided, further, that nothing herein shall affect any claims which Lessor may have against Lessee in the event this Master Lease was terminated as a result of an Event of Default,

(d) To more fully preserve and protect Lessor’s rights under this Section 34.2, Lessee does hereby make, constitute and appoint Lessor its true and lawful attorney-in-fact, for it and in its name, place and stead to execute and deliver all such instruments and documents, and to do all such other acts and things, as Lessor may deem to be necessary or desirable to protect and preserve the rights granted under this Section 34.2, including, without limitation, the preparation, execution and filing with the Board of Health of the State or other appropriate agency of the State or department any and all required “Letters of Responsibility” or similar documents. Lessee further hereby grants to Lessor the full power and authority to appoint one or more substitutes to perform any of the acts that Lessor is authorized to perform under this Section 34.2, with a right to revoke such appointment of substitution at pleasure. The power of attorney granted pursuant to this Section is coupled with an interest and therefore is irrevocable. Any person dealing with Lessor may rely upon the representation of Lessor relating to any authority granted by this power of attorney, including the intended scope of the authority, and may accept the written certificate of Lessor that this power of attorney is in full force and effect. Photographic or other facsimile reproductions of this Master Lease may be made and delivered by Lessor, and may be relied upon by any person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Lessor, or upon a reproduction of the Lease, shall not be liable for permitting Lessor to perform any act pursuant to this power of attorney. Notwithstanding the foregoing, Lessor shall not exercise this power of attorney until, and only during the continuance of, an uncured Event of Default under this Master Lease. Lessor shall provide to Lessee copies of any writing as to which Lessor has exercised the power of attorney.

34.3 Intangibles and Personal Property. Notwithstanding any other provision hereof but subject to Section 6.4 relating to the security interest in favor of Lessor, Lessor’s Personal Property shall not include goodwill nor shall it include any other intangible personal property that is severable from Lessor’s “interests in real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. All of Lessor’s Personal Property is leased to Lessee pursuant to the terms hereof.

ARTICLE XXXV

35.1 Arbitration. Except with respect to (i) the payment of Rent, and (ii) any proceedings for possession of any Leased Property, or (iii) valuation questions that are to be resolved by appraisal as set forth in Section 33, hereof, in case any controversy arises between the parties hereto as to any of the requirements of this Master Lease or the performance thereof, and the parties are unable to settle the controversy by agreement or as otherwise provided herein, the controversy shall be resolved by arbitration. The arbitration shall be conducted by three arbitrators selected in accordance with the procedures of the American Arbitration Association and in accordance with its rules and procedures. The decision of the arbitrators shall be final, binding and enforceable and judgment may be entered thereon in any court of competent jurisdiction. The decision shall set forth in writing the basis for the decision. In rendering the decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Master Lease. The expense of the arbitration shall be divided between Lessor and Lessee unless otherwise specified in the award. Each party in interest shall pay the fees and expenses of its own counsel. Lessor and Lessee shall attempt to agree on a location for the arbitration, and if they are unable to agree within a reasonable period of time, then the arbitration shall be conducted in Baltimore, Maryland. In any arbitration, the parties shall be entitled to conduct discovery in the same manner as permitted under Federal Rules of Civil Procedure 26 through 37. No provision in this Article shall limit the right of any party to this Master Lease to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration, and the exercise of any such remedy does not waive the right of either party to arbitration.

ARTICLE XXXVI

36.1 REIT Protection.

36.1.1 The parties hereto intend that Rent and other amounts paid by Lessee hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Master Lease shall be interpreted consistent with this intent.

36.1.2 Anything contained in this Master Lease to the contrary notwithstanding, Lessee shall not (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Lessor would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person (other than a taxable REIT subsidiary of Lessor) in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could cause any portion of the amounts received by Lessor pursuant to this Master Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section shall likewise apply to any further subleasing by any subtenant.

36.1.3 Anything contained in this Master Lease to the contrary notwithstanding, the parties acknowledge and agree that Lessor, in its sole discretion, may assign this Master Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Lessor’s status as a REIT; provided, however, Lessor shall be required to (i) comply with any applicable legal requirements related to such transfer including, but not limited to, any requirements under any certificate of need or other health care law, rules or regulations and (ii) give Lessee notice of any such assignment; and, provided, further, that any such assignment shall be subject to all of the rights of Lessee hereunder.

36.1.4 Anything contained in this Master Lease to the contrary notwithstanding, upon request of Lessor, Lessee shall cooperate with Lessor in good faith and at no cost or expense to Lessee, and provide such documentation and/or information as may be in Lessee’s possession or under Lessee’s control and otherwise readily available to Lessee regarding the valuation of the Leased Property in order to assist Lessor in its determination that Rent allocable for purposes of Section 856 of the Code to the Lessor’s Personal Property at the beginning and end of a calendar year does not exceed 15% of the total Rent due hereunder (the “Personal Property REIT Requirement”); provided, however, that this provision shall not be interpreted to relieve Lessee from its obligations under Section 6.5 of this Agreement; and provided, further, that a violation by Lessee of its obligations under this Section 36.1.4 and/or a determination by Lessor that a violation of the Personal Property REIT Requirement has occurred shall not constitute an Event of Default under this Lease. Anything contained in this Master Lease to the contrary notwithstanding, Lessee shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Personal Property REIT Requirement as long as such compliance does not (i) increase Lessee’s monetary obligations under this Master Lease or (ii) materially and adversely increase Lessee’s non-monetary obligations under this Lease or (iii) materially diminish Lessee’s rights under this Master Lease. Accordingly, if requested by Lessor and at Lessor’s expense, Lessee shall cooperate with Lessor as may be necessary from time to time to more specifically identify and/or value the Lessor’s Personal Property in connection with the compliance with the Personal Property REIT Requirement. Lessor shall reimburse Lessee for the reasonable amount of any out of pocket expenses incurred by Lessee in satisfying the requirements of this Section 36.1.4.

ARTICLE XXXVII

37.1 Survival, Choice of Law. Anything contained elsewhere to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to the date of termination of this Master Lease shall survive such termination. If any late charges provided for in any provision of this Master Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Master Lease nor any provision thereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All of the terms and provisions of this Master Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Master Lease shall be governed by and construed in accordance with the laws of the state of Maryland, except as to matters which, under applicable procedural conflicts of laws rules require the application of laws of the applicable State.

LESSEE CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATES OF MARYLAND, AND AGREES THAT ALL DISPUTES CONCERNING THIS MASTER LEASE BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND. LESSEE FURTHER CONSENTS TO IN PESONAM JURISDICTION BEFORE THE STATE AND FEDERAL

COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LESSOR SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTIES. LESSEE AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF MARYLAND, AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATES OF MARYLAND OR, TO THE EXTENT APPLICABLE IN ACCORDANCE WITH THE TERMS HEREOF, LOCATED IN THE STATES.

37.2 Limitation on Recovery. Lessee specifically agrees to look solely to Lessor’s interest in the Leased Properties covered by this Master Lease for recovery of any judgment from Lessor, it being specifically agreed that no constituent shareholder, member, manager, officer or director of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. Furthermore, Lessor (original or successor) shall never be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

37.3 Consents. Whenever the consent or approval of Lessor is required hereunder, Lessor may in its sole discretion and without reason withhold that consent or approval unless otherwise specifically provided. Lessee’s consent with respect to Legal Requirements shall not be deemed to be unreasonably withheld or delayed if Lessee determines that the requested covenant, agreement, restriction or encumbrance to be created by Lessor would materially and adversely affect Lessee’s leasehold rights hereunder.

37.4 Counterparts. This Master Lease may be executed in separate counterparts, each of which shall be considered an original when each party has executed and delivered to the other one or more copies of this Master Lease.

37.5 Options Personal. The renewal options granted to the Lessee in this Master Lease are granted solely to the Lessee and are not assignable or transferable except in connection with a transfer or assignment of this Master Lease as permitted in Article XXII. Any attempt to assign or transfer such options shall be void and of no force and effect.

37.6 Rights Cumulative. Except as provided herein to the contrary, the respective rights and remedies of the parties specified in this Master Lease shall be cumulative and in addition to any rights and remedies not specified in this Master Lease.

37.7 Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting this Master Lease. This Master Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Lessor and Lessee with respect to this Master Lease including, but not limited to, the Existing Sun Master Lease.

37.8 Amendment in Writing. No provision of this Master Lease may be amended except by an agreement in writing signed by Lessor and Lessee.

37.9 Severability. If any provision of this Master Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the other provisions of this Master Lease and all other provisions of this Master Lease shall be deemed valid and enforceable.

37.10 Successors. The term “Lessor” shall mean only the owner or owners at the time in question of fee title to the Leased Properties. In the event of any transfer of the Lessor’s interest in this Master Lease, Lessor named in this Master Lease (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of the transfer of all liability as respects Lessor’s obligations to be performed thereafter. Any funds in the hands of Lessor or the then grantor at the time of the transfer, in which Lessee has an interest, shall be delivered to the grantee. All rights and obligations of Lessor and Lessee under this Master Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Lessee under this Master Lease, each shall be bound jointly and severally by the terms, covenants and agreements contained therein.

37.11 Time of the Essence. Time is of the essence of all provisions of this Master Lease of which time is an element.

ARTICLE XXXVIII

38.1 Commissions. Each party represents and warrants to the other that no real estate commission, finder’s fee or the like is due and owing to any person in connection with this Master Lease. Each party agrees to save, indemnify and hold the other harmless from and against any and all claims, liabilities or obligations for brokerage, finder’s fees or the like in connection with this Master Lease or the transactions contemplated hereby, asserted by any person on the basis of any statement or act alleged to have been made or taken by the indemnifying party.

ARTICLE XXXIX

39.1 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Master Lease, in form suitable for recording under the laws of the State, in which reference to the Lease, and all options contained therein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum.

ARTICLE XL

40.1 Security Deposit. Guarantor previously delivered a Security Deposit in the amount of (i) Three Hundred Sixty Two Thousand Five Hundred Dollars ($362,500) to Lessor in the form of a Letter of Credit (the “Peak L/C”), and (ii) Eight Hundred Thirty Seven Thousand Five Hundred Dollars ($837,500) to Lessor in the form of a Letter of Credit (the “Harborside L/C” and together with the Peak L/C, the “LCs”). Lessor and Lessee acknowledge and agree that the LCs shall be subject to the terms and conditions of the Letter of Credit Agreement, and shall be held by Lessor as security for the full and faithful performance by the Lessee of each and every term, provision, covenant and condition of this Master Lease. If at any time the Security Deposit is in the form of cash, it shall be deposited by Lessor into an account which shall earn interest, which interest shall be added to, and become part of, the Security Deposit. The Security

Deposit shall not be considered an advance payment of Rent (or of any other sum payable to Lessor under this Lease) or a measure of Lessor’s damages in case of a default by Lessee. The Security Deposit shall not be considered a trust fund, and Lessee expressly acknowledges and agrees that Lessor is not acting as a trustee or in any fiduciary capacity in controlling or using the Security Deposit. Lessor shall have no obligation to maintain the Security Deposit separate and apart from Lessor’s general and/or other funds. The Security Deposit, less any portion thereof applied as provided in the Letter of Credit Agreement or in Section 40.2 shall be returned to Lessee within sixty (60) days following the expiration of the Term.

40.2 Application of Security Deposit. Upon the occurrence and during the continuance of an Event of Default, Lessor may, but shall not be required to, in addition to and not in lieu of any of the rights and remedies available to Lessor, use and apply all or any part of the Security Deposit to the payment of any sum in default, or any other sum, including, but not limited to, any damages or deficiency in reletting the Leased Properties, which Lessor may expend or be required to expend by reason of the existence of such Event of Default. Whenever, and as often as, Lessor has applied any portion of the Security Deposit to cure (in whole or in part) an Event of Default, Lessee shall, within ten (10) days after Notice from Lessor, deliver a new letter of credit to Lessor (or, at Lessor’s option, deposit additional money with Lessor) sufficient to restore the Security Deposit to the full amount originally provided or paid, and Lessee’s failure to do so shall constitute an Event of Default hereunder without any further Notice.

40.3 Transfer of Security Deposit. If Lessor transfers its interest under this Lease, Lessor shall assign the Security Deposit to the new lessor and thereafter Lessor shall have no further liability for the return of the Security Deposit, and Lessee agrees to look solely to the new lessor for the return of the Security Deposit. The provisions of the preceding sentence shall apply to every transfer of assignment of Lessor’s interest under this Lease. Lessee agrees that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that Lessor, its successors and assigns, may return the Security Deposit to the least Lessee in possession at the last address for Notice given by such Lessee and that Lessor shall thereafter be relieved of any liability therefor, regardless of one or more assignments of this Lease or any such actual or attempted assignment or encumbrances of the Security Deposit.

SIGNATURES ON FOLLOWING PAGE

Signature Pages

THIRD AMENDED AND RESTATED MASTER LEASE

IN WITNESS WHEREOF, the parties hereby execute this Third Amended and Restated Master Lease effective as of the Amended Lease Release Date.

LESSOR:

DELTA INVESTORS I, LLC, a Maryland limited liability company, and

DELTA INVESTORS II, LLC, a Maryland limited liability company

OHI ASSET, LLC, a Delaware limited liability company

OHI ASSET (CA), LLC, a Delaware limited liability company

OHI ASSET (CO), LLC, a Delaware limited liability company

OHI ASSET (ID), LLC, a Delaware limited liability company

By:	OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, Its Member

By:	/s/ C. Taylor Pickett
Name:	C. Taylor Pickett
Title:	Chief Executive Officer

OHIMA, INC., a Massachusetts corporation

By:	/s/ C. Taylor Pickett
Name:	C. Taylor Pickett
Title:	Chief Executive Officer

STATE OF MARYLAND )
) ss.

COUNTY OF BALTIMORE  )

This instrument was acknowledged before me on the 2nd day of November, 2010, by C. Taylor Pickett, the Chief Executive Officer of OHIMA, Inc., a Massachusetts corporation, and Omega Healthcare Investors, Inc., a Maryland corporation, the sole member of Delta Investors I, LLC, a Maryland limited liability company, Delta Investors II, LLC, a Maryland limited liability company, OHI Asset, LLC, a Delaware limited liability company, OHI Asset (CA), LLC, a Delaware limited liability company, OHI Asset (CO), LLC, a Delaware limited liability company, OHI Asset (ID), LLC, a Delaware limited liability company, on behalf of said corporations and companies.

/s/ Judith A. Jacobs
Notary Public, Baltimore County, MD
My commission expires: May 12, 2012

Signature Page - 1 of 3

Signature Pages

THIRD AMENDED AND RESTATED MASTER LEASE

LESSEE:

SUNBRIDGE CARE ENTERPRISES, INC., a Delaware corporation

SUNBRIDGE CIRCLEVILLE HEALTH CARE CORP., an Ohio corporation

SUNBRIDGE BECKLEY HEALTH CARE CORP., a West Virginia corporation

SUNBRIDGE PUTNAM HEALTH CARE CORP., a West Virginia corporation

SUNBRIDGE BRASWELL ENTERPRISES, INC., a California corporation

SUNBRIDGE MEADOWBROOK REHABILITATION CENTER, a California corporation

SUNBRIDGE DUNBAR HEALTH CARE CORP., a West Virginia corporation

SUNBRIDGE MARION HEALTH CARE CORP., an Ohio corporation

SUNBRIDGE SALEM HEALTH CARE CORP., a West Virginia corporation

SUNBRIDGE REGENCY-NORTH CAROLINA, INC., a North Carolina corporation

SUNBRIDGE HEALTHCARE, LLC, a New Mexico limited liability company

SUNBRIDGE SHANDIN HILLS REHABILITATION CENTER, a California corporation

SUNBRIDGE REGENCY-TENNESSEE, INC., a Tennessee corporation

FALMOUTH HEALTHCARE, LLC, a Delaware limited liability company

MASHPEE HEALTHCARE, LLC, a Delaware limited liability company

WAKEFIELD HEALTHCARE, LLC, a Delaware limited liability company

WESTFIELD HEALTHCARE, LLC, a Delaware limited liability company

PEAK MEDICAL COLORADO NO. 2, INC., a Delaware corporation

PEAK MEDICAL OF IDAHO, INC., a Delaware corporation

PEAK MEDICAL OF BOISE, INC., a Delaware corporation

By:	/s/ Mike Berg
Name:	Mike Berg
Title:	Secretary

STATE OF NM )
) ss.
COUNTY OF BERNALILLO )

This instrument was acknowledged before me on the 2nd day of November, 2010, by Mike Berg, the Secretary of SunBridge Care Enterprises, Inc., a Delaware corporation, SunBridge Circleville Health Care Corp., an Ohio corporation, SunBridge Beckley Health Care Corp., a West Virginia corporation, SunBridge Putnam Health Care Corp., a West Virginia corporation, SunBridge Braswell Enterprises, Inc., a California corporation, SunBridge Meadowbrook Rehabilitation Center, a California corporation, SunBridge Dunbar Health Care Corp., a West Virginia corporation, SunBridge Marion Health Care Corp., an Ohio corporation, SunBridge Salem Health Care Corp., a West Virginia corporation, SunBridge Regency-North Carolina, Inc., a North Carolina corporation, SunBridge Healthcare, LLC, a New Mexico limited liability company, SunBridge Shandin Hills Rehabilitation Center, a California

Signature Page - 2 of 3

Signature Pages

THIRD AMENDED AND RESTATED MASTER LEASE

corporation, SunBridge Regency-Tennessee, Inc., a Tennessee corporation, Falmouth Healthcare, LLC, a Delaware limited liability company, Mashpee Healthcare, LLC, a Delaware limited liability company, Wakefield Healthcare, LLC, a Delaware limited liability company, Westfield Healthcare, LLC, a Delaware limited liability company, Peak Medical Colorado No. 2, Inc., a Delaware corporation, Peak Medical of Idaho, Inc., a Delaware corporation, and Peak Medical of Boise, Inc., a Delaware corporation, on behalf of said corporations and companies.

/s/ Anne Rider
Notary Public, NM County, Bernalillo
My commission expires: 6/16/2014

Signature Page - 3 of 3

List of Exhibits and Schedules to

THIRD AMENDED AND RESTATED MASTER LEASE

Schedules

I	Original Master Leases

Exhibits

A	List of Facilities

B	Legal Descriptions

C-1	Lessor funding of certain Capital Expenditures

C-2	Lessor performance of certain Capital Expenditures

C-3	Funded Amount and Additional Project Rent

D	Permitted Encumbrances

E	Form of Estoppel Certificate

F	Form of Operations Transfer Agreement

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THIRD AMENDED AND RESTATED MASTER LEASE

Schedule I

Original Master Leases

1.	Master Lease Agreement, dated as of October 7, 1997, among Delta Investors I, LLC (“Delta I”), Circleville Health Care Corp., Care Enterprises, Inc., Beckley Health Care Corp., Putnam Health Care Corp., Care Enterprises West, Regency Rehab Hospitals, Inc., Braswell Enterprises, Inc. and Meadowbrook Rehabilitation Center (collectively, the “Original Delta I Tenants”), and Sun Healthcare Group, Inc. (“Sun”), as guarantor (as such, the “Guarantor”), as amended by (i) First Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of April 24, 1998, among Delta I, the Original Delta I Tenants and Guarantor, (ii) First Amendment of Security Agreements and Second Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of June 15, 1998, among Delta I, Delta Investors II, LLC and Guarantor, (iii) Assumption and Amendment of Delta I Master Lease Agreement and Delta I Transaction Documents, dated as of November 30, 1999, among Delta I, the Original Delta I Tenants and Guarantor, (iv) Amendment to Master Lease Agreement and Facilities Leases, dated as of March 1, 2003, between Delta I and the Original Delta I Tenants and (v) Letter Agreements between Guarantor and Omega dated February 18, 2003 and March 27, 2003 (the “Delta I Master Lease”).

2.	Master Lease Agreement, dated as of October 7, 1997, among Delta Investors II, LLC (“Delta II”), Care Enterprises, Inc., Dunbar Healthcare Corp., Marion Health Care Corp., Salem Health Care Corp., Care Enterprises West, Regency-North Carolina, Inc., Braswell Enterprises, Inc., Coalinga Rehabilitation Center, Fullerton Rehabilitation Center, Newport Beach Rehabilitation Center, San Bernardino Rehabilitation Hospital, Inc., Shandin Hills Rehabilitation Center and Vista Knoll Rehabilitation Center (collectively, the “Original Delta II Tenants”) and Sun, as Guarantor, as amended by (i) First Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of April 24, 1998, among Delta II, the Original Delta II Tenants and Guarantor, (ii) First Amendment of Security Agreements and Second Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of June 15, 1998, among Delta I, Delta II and Guarantor, (iii) Assumption and Amendment of Delta II Master Lease Agreement and Delta II Transaction Documents, dated as of November 30, 1999, among Delta II, the Original Delta II Tenants and Guarantor, (iv) Amendment to Master Lease Agreement and Facilities Leases, dated as of March 1, 2003, between Delta II and the Original Delta II Tenants and (v) Letter Agreements between Guarantor and Omega dated February 18, 2003 and March 27, 2003 (the “Delta II Master Lease”).

3.	Facility Master Lease, dated as of June 1, 1997, among Omega Healthcare Investors, Inc. (“Omega”) and OHI (Illinois), Inc. (“OHI”), together as lessor, and Sun, as lessee, as amended by Assumption and Amendment of Qualicorp Master Lease and Qualicorp Transaction Documents, dated as of November 30, 1999, among Omega, OHI, Sun, as lessee, and Sun, as guarantor (the “Qualicorp Master Lease”).

Schedule 1 - Page 1 of 2

Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

4.	Amended, Restated and Consolidated Master Lease, dated February 1, 1996, between Omega and Regency-North Carolina, Inc. (the “Regency-North Carolina Lease”), and Amended, Restated and Consolidated Master Lease between Omega and Regency-Tennessee, Inc. (the “Regency-Tennessee Lease”), together with (i) Security Deposit Agreement dated as of April 11, 1996 between Omega and Regency-North Carolina, Inc., (ii) Cash Deposit Agreement dated as of April 19, 1996 among Omega, Regency-North Carolina, Inc. and Wells Fargo Bank, N.A., Security Agreement dated as of April 11, 1996 between Omega and Regency-North Carolina, Inc., (iii) Assumption and Amendment of Liberty Lease and Liberty Transaction Documents, dated November 30, 1999, between Omega, Regency-North Carolina, Inc. and Regency-Tennessee, Inc., which consolidated the Regency-North Carolina Lease and the Regency-Tennessee Lease, and (iv) Letter Agreements between Guarantor and Omega dated February 18, 2003 and March 27, 2003 (the “Regency North Carolina Master Lease”).

Schedule 1 - Page 2 of 2

Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

Exhibit A

Facilities
1.	Facility Name:	Meadowbrook Manor

	Facility Address:	3951 East Blvd, Los Angeles, CA

	Landlord:	OHI Asset (CA), LLC

	Tenant:	SunBridge Meadowbrook Rehabilitation Center

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

2.	Facility Name:	Sierra Vista Rehabilitation Center

	Facility Address:	3455 East Highland Avenue, Highland, CA

	Landlord:	OHI Asset (CA), LLC

	Tenant:	SunBridge Braswell Enterprises, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

3.	Facility Name:	SunBridge Care & Rehab for Circleville

	Facility Address:	1155 Atwater Avenue, Circleville, OH

	Landlord:	Delta Investors I, LLC

	Tenant:	SunBridge Circleville Health Care Corp.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

4.	Facility Name:	SunBridge Care & Rehab for Homestead

	Facility Address:	1900 E. Main Street, Lancaster, OH

	Landlord:	Delta Investors I, LLC

	Tenant:	SunBridge Care Enterprises, Inc.

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	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

5.	Facility Name:	SunBridge Care & Rehab for Putnam

	Facility Address:	300 Seville Road, Hurricane, W. VA

	Landlord:	Delta Investors I, LLC

	Tenant:	SunBridge Putnam Health Care Corp.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

6.	Facility Name:	SunBridge Pine Lodge Care & Rehab

	Facility Address:	405 Stanford Road, Beckley, W. VA

	Landlord:	Delta Investors I, LLC

	Tenant:	SunBridge Beckley Health Care Corp.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

7.	Facility Name:	SunBridge Care & Rehab for Emmett

	Facility Address:	501 W. Idaho Blvd., Emmett, ID

	Landlord:	Delta Investors I, LLC

	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

8.	Facility Name:	SunBridge Care & Rehab for Milford

	Facility Address:	10 Veterans Memorial Drive, Milford, MA

	Landlord:	Delta Investors I, LLC

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	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

9.	Facility Name:	Laurel Park

	Facility Address:	1425 Laurel Avenue, Pomona, CA

	Landlord:	OHI Asset (CA), LLC

	Tenant:	SunBridge Braswell Enterprises, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

10.	Facility Name:	Olive Vista

	Facility Address:	2350 Culver Court, Pomona, CA

	Landlord:	OHI Asset (CA), LLC

	Tenant:	SunBridge Braswell Enterprises, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

11.	Facility Name:	Shandin Hills Behavior Therapy Center

	Facility Address:	4164 North 4th Avenue, San Bernardino, CA

	Landlord:	OHI Asset (CA), LLC

	Tenant:	SunBridge Shandin Hills Rehabilitation Center

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

12.	Facility Name:	SunBridge Care & Rehab for Lexington

	Facility Address:	877 Hill Everhart Road, Lexington, NC

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	Landlord:	Delta Investors II, LLC

	Tenant:	SunBridge Regency-North Carolina, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

13.	Facility Name:	SunBridge Care & Rehab for Marion

	Facility Address:	524 Jamesway, Marion, Ohio

	Landlord:	Delta Investors II, LLC

	Tenant:	SunBridge Marion Health Care Corp.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

14.	Facility Name:	SunBridge Care & Rehab for Dunbar

	Facility Address:	501 Caldwell Lane, Dunbar, W. VA

	Landlord:	Delta Investors II, LLC

	Tenant:	SunBridge Dunbar Health Care Corp.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

15.	Facility Name:	SunBridge Care & Rehab for Parkersburg

	Facility Address:	1716 Gihon Road, Parkersburg, W. VA

	Landlord:	Delta Investors II, LLC

	Tenant:	SunBridge Care Enterprises, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

16.	Facility Name:	SunBridge Care & Rehab for Salem

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	Facility Address:	146 Water Street, Salem, W. VA

	Landlord:	Delta Investors II, LLC

	Tenant:	SunBridge Salem Health Care Corp.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

17.	Facility Name:	Ballard Care & Rehabilitation

	Facility Address:	820 NW 95th Street, Seattle, WA

	Landlord:	Delta Investors II, LLC

	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

18.	Facility Name:	SunBridge Care & Rehab – Shoals

	Facility Address:	500 John Aldridge Drive, Tuscumbia, AL

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

19.	Facility Name:	SunBridge Care & Rehab – Tuscumbia

	Facility Address:	813 Keller Lane, Tuscumbia, AL

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

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20.	Facility Name:	SunBridge Care & Rehab for Decatur

	Facility Address:	1350 14th Avenue SE, Decatur, AL

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

21.	Facility Name:	SunBridge Care & Rehab for Merry Wood

	Facility Address:	280 Mt. Hebron Road, Elmore, AL

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

22.	Facility Name:	SunBridge Care & Rehab for Muscle Shoals

	Facility Address:	200 Alabama Avenue, Muscle Shoals, AL

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

23.	Facility Name:	SunBridge Care & Rehab for Alleghany

	Facility Address:	179 Combs Street, Sparta, NC

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Regency-North Carolina, Inc.

	Primary Intended Use:	Skilled Nursing Facility

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	Section 8.9 Classification:	RURAL

24.	Facility Name:	SunBridge Care & Rehab for Mount Olive

	Facility Address:	228 Smith Chapel Road, Mount Olive, NC

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Regency-North Carolina, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

25.	Facility Name:	SunBridge Care & Rehab for Siler City

	Facility Address:	900 West Dolphin Street, Siler City, NC

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Regency-North Carolina, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

26.	Facility Name:	SunBridge Care & Rehab for Triad

	Facility Address:	700 North Elm Street, High Point, NC

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Regency-North Carolina, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

27.	Facility Name:	SunBridge Care & Rehab for LaFollette

	Facility Address:	155 Davis Road, La Follette, TN

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Regency-Tennessee, Inc.

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	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

28.	Facility Name:	SunBridge Care & Rehab for Maynardville

	Facility Address:	215 Richardson Way, Maynardsville, TN

	Landlord:	OHI Asset, LLC

	Tenant:	SunBridge Regency-Tennessee, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

29.	Facility Name:	Idaho Falls Care Center

	Facility Address:	3111 Channing Way, Idaho Falls, Idaho

	Landlord:	OHI Asset (ID), LLC

	Tenant:	Peak Medical of Idaho, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

30.	Facility Name:	Twin Falls Care Center

	Facility Address:	674 Eastland Drive, Twin Falls, Idaho

	Landlord:	OHI Asset (ID), LLC

	Tenant:	Peak Medical of Idaho, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

31.	Facility Name:	Falmouth Nursing & Rehabilitation Center

	Facility Address:	359 Jones Road, Falmouth, MA

	Landlord:	OHIMA, Inc.

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	Tenant:	Falmouth Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

32.	Facility Name:	Mashpee Nursing & Rehabilitation Center

	Facility Address:	161 Falmouth Road, Rte 128, Mashpee, MA

	Landlord:	OHIMA, Inc.

	Tenant:	Mashpee Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

33.	Facility Name:	Wakefield Nursing & Rehabilitation Center

	Facility Address:	1 Bathol Street, Wakefield, MA

	Landlord:	OHIMA, Inc.

	Tenant:	Wakefield Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

34.	Facility Name:	Westfield Nursing & Rehabilitation Center

	Facility Address:	60 East Silver Street, Westfield, MA

	Landlord:	OHIMA, Inc.

	Tenant:	Westfield Healthcare, LLC

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

35.	Facility Name:	Capitol Care Center

	Facility Address:	8211 Ustick Road, Boise, ID

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	Landlord:	OHI Asset (CO), LLC

	Tenant:	Peak Medical of Boise, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

36.	Facility Name:	Cheyenne Mountain Care Center

	Facility Address:	835 Tenderfoot Hill Road, Colorado Springs, CO

	Landlord:	OHI Asset (CO), LLC

	Tenant:	Peak Medical Colorado No. 2, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

37.	Facility Name:	Cheyenne Place Retirement Center

	Facility Address:	945 Tenderfoot Hill Road, Colorado Springs, CO

	Landlord:	OHI Asset (CO), LLC

	Tenant:	Peak Medical Colorado No. 2, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

38.	Facility Name:	Mesa Manor Care Center

	Facility Address:	2901 North 12th Street, Grand Junction, CO

	Landlord:	OHI Asset (CO), LLC

	Tenant:	Peak Medical Colorado No. 2, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	RURAL

39.	Facility Name:	Pikes Peak Care Center

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	Facility Address:	2719 North Union Boulevard, Colorado Springs, CO

	Landlord:	OHI Asset (CO), LLC

	Tenant:	Peak Medical Colorado No. 2, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

40.	Facility Name:	Pueblo Extended Care Center

	Facility Address:	2611 Jones Avenue, Pueblo, CO

	Landlord:	OHI Asset (CO), LLC

	Tenant:	Peak Medical Colorado No. 2, Inc.

	Primary Intended Use:	Skilled Nursing Facility

	Section 8.9 Classification:	URBAN

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EXHIBIT B

LEGAL DESCRIPTION FOR FACILITIES SUBJECT TO THE MASTER LEASE AND

SECURITY AGREEMENT

MEADOWBROOK MANOR (CA)

Lot 86 of Tract No. 928 in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 20 Pages 82 and 83 of maps, in the Office of the County Recorder of said county.

Exhibit B – Page 1 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SIERRA VISTA (CA)

Parcel No. 1:

The West 285 feet of the East 385 feet of the North one-half of the Northwest one-quarter of the Northeast one-quarter of the Northeast one-quarter of Section 32, Township 1 North, Range 3 West, San Bernardino Meridian, in the County of San Bernardino, State of California, according to the official plat thereof.

Except the North 41.25 feet thereof within the lines of Highland Avenue.

Parcel No. 2:

An underground easement for a concrete conduit for drainage purposes over the North 7 one-half feet of the South 10 feet of the North one-half of the Northeast one-quarter of the Northeast one-quarter of the Northeast one-quarter of Section 32, Township 1 North, Range 3 West, San Bernardino, in the County of San Bernardino, State of California, according to the official plat thereof.

Except the East 383 feet thereof.

Also except any portion within Orange Street (40 feet wide) on the West.

Exhibit B – Page 2 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR CIRCLEVILLE (OH)

Situated in the County of Pickaway, in the State of Ohio, and in the City of Circleville, and bounded and described as follows:

Situated in the State of Ohio, County of Pickaway, City of Circleville, and in Section 18 Township 11, Range 21, Worthington Survey of Congress Lands, and being more particularly described as follows:

Beginning for reference at an iron pin, said iron pin being the most Northwesterly corner of Lot #7 of the Frederick E. Pump’s subdivision of record in Plat Book 3, Page 6 of the Pickaway County Recorders Office, said iron pin also being the true point of beginning.

Thence from said true point of beginning North 03 Degrees 12 Minutes, 00 Seconds East, a distance of 75.66 feet to an iron pin;

Thence with an arc of a curve to the left, (having a central angle of 78 Degrees, 28 Minutes, 14 Seconds and a radius of 50.00 feet) the chord of which bears North, 36 Degrees, 02 Minutes, 07 Seconds, West, a Chord distance of 63.25 feet to an iron pin;

Thence North 03 Degrees, 12 Minutes 00 Seconds East, a distance of 365.61 feet to an iron pin;

Thence South 86 Degrees, 22 Minutes, 00 Seconds East a distance of 365.00 feet (passing an iron pin at 340.00 feet) to a nail, said nail being located in the centerline of Atwater Avenue;

Thence with the centerline of said Avenue South, 03 Degrees, 12 Minutes, 00 Seconds, West, a distance of 490.82 feet to a nail, said nail being located in said centerline;

Thence North 86 Degrees, 13 Minutes, 00 Seconds, West, (passing an iron pin at 25.00 feet, said iron pin being the most Northeasterly corner of Lot #18 of said Frederick E. Pump’s subdivision) a distance of 325.00 feet to the true point of beginning and containing 4.01 acres of land more or less.

Exhibit B – Page 3 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR HOMESTEAD (OH)

The following described real estate situated in the Township of Berne, County of Fairfield in the State of Ohio, and described as follows:

Being a part of the West half of Section 4, Township 14 (Berne), Range 18, bounded and beginning at an iron pipe in the South line of U.S. Route 22 which is North 81 degrees, 20 minutes East 75.00 feet from an iron pipe described in Deed Book 346, Page 438 as being 10.10 chains East from the West boundary of said Section 4; thence North 81 degrees, 20 minutes East 315.00 feet to an iron pipe; thence South 2 degrees, 15 minutes West 828.5 feet to an iron pipe in railroad right of way; thence South 79 degrees, 06 minutes West 360.00 feet to an iron pipe in railroad right of way; thence North 373.80 feet to an iron pipe; thence North 81 degrees, 21 minutes East 75.00 feet to an iron pipe; thence North 462.90 feet to the place of beginning, containing 6.15 acres, more or less and subject to all legal rights of way of record.

For reference, see Volume 353, Page 355 of the Deed Records of Fairfield County, Ohio.

Exhibit B – Page 4 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR PUTNAM (WV)

All that certain lot or parcel of land situate in Scott District, Putnam County, West Virginia, and being more particularly bounded and described as follows:

Beginning at a one inch iron pin (found) in the northern line of Seville Drive (being 70 feet wide) and also in the northern line of a 50’ wide gas line right of way, said iron pin is located S 89º 22’ W 352.20’ from a concrete monument in the common division line of former Winfield Builders, Inc. property and Marina Park; thence along the northerly line of Seville Drive and gas line right of way S 89º 22’ W 140.00’ to a one inch old iron pin (found) at a common corner to Eldorado Acres Subdivision; thence leaving Seville Drive and running with common line to Eldorado Acres Subdivision and through former lands of Winfield Builders, Inc. N. 14º 24’ W 574.77’ to a  1/2” rebar (found) in the southernmost line of Mt. Vernon Acres Subdivision; thence running along the southernmost line of Mt. Vernon Acres, N 68º 23’ E – 430.00’ to an old iron pin (found) in the common line to Candlewyck Subdivision formerly F.D. Long, et al, tract; thence with common line to Candlewyck Subdivision and former F.D. Long tract, S 14º 24’ E 531.19’ to an old  3/4” iron pin (found); thence running through former lands of Winfield Builders, Inc., S 89º 22’ W 251.12’ to a  1/2” rebar (set); thence S 0º 38’ E 196.32’ to the point of beginning.

Exhibit B – Page 5 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE PINE LODGE CARE & REHAB (WV)

All that certain tract or parcel of land situate in Town District, Raleigh County, West Virginia, near Stanaford and being more particularly bounded and described as follows:

Beginning at a  1/2” rebar (set) in the eastern right of way of Raleigh County Route 19/18 at the beginning or southerly corner of the 4.0484 acre tract of land described in deed from City of Beckley to Beckley Health Care Corp. dated July 22, 1986 and of record in the office of the Clerk of the County Commission of Raleigh County, West Virginia in Deed Book No. 712, at Page 312, and running thence from said beginning point with the easterly right of way line of Route No. 19/18, N 34º 49’ W 113.48 feet to a  1/2” rebar (set); thence N 13º 17’ W 111.93 feet to a  1/2” rebar (set); thence N 08º 12’ W 159.45 feet to a railroad spike in asphalt (set); thence N 11º 04’ E 232.62 feet to a railroad spike in asphalt (set); thence N 30º 16’ E 321.07 feet to an old set stone (found); thence leaving easterly line of Raleigh County Route 19/18, N 40º 20’ E 180.58 feet to a set stone (found) in fence line; thence S 29º 42’ E 121.40 feet to a  1/2” rebar (set); thence S 22º 51’ 45” W 369.40 feet to a  1/2” rebar (set); thence S 06º 12’ 15” E 258.98 feet to a  1/2” rebar (set); thence S 27º 17’ 30” W 337.44 feet to the point of beginning.

Exhibit B – Page 6 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR EMMET (IDAHO)

A tract of land situated in a portion of Government Lot 4, Section 6, Township 6 North, Range 1 West, B.M., Gem County, Idaho, more particularly described as follows:

COMMENCING at the Northeast corner of Government Lot 4 of Section 6, T. 6 N., R. 1 W., B.M., Gem County, Idaho, marked by a 5/8” iron pin; thence South 89°54’10” West, 26.82 feet along the North line of said Government Lot 4 to the West line of Shady Lane as shown in Deed recorded in Book 11 of Deeds at Page 384, being the REAL POINT OF BEGINNING; thence South 00°17’10” West 247.50 feet along the West line of said Shady Lane to a point 247.50 feet Southerly of the North line of said Government Lot 4 marked by a 5/8” iron pin; thence South 89°54’10” West, 365.62 feet parallel to the North line of said Government Lot 4 to a point 264.00 feet East of the West line of the East  1/2 of said Government Lot 4 marked by a 5/8” iron pin; thence North 00°09’25” East, 247.50 feet parallel to the East line of said Government Lot 4 to the North line of said Government Lot 4; thence North 89°54’10” East 149.00 feet along said North line of Government Lot 4 to the Northwest corner of that certain parcel of land described in Book 32 of Deeds at Page 134; thence South 00°09’25” West, 140.00 feet to the Southwest corner of said parcel of land; thence North 89°54’10” East, 50.00 feet to the Southeast corner of said parcel of land; thence North 00°09’25” East, 140.00 feet to the Northeast corner of said parcel of land on the North line of said Government Lot 4; thence North 89°54’10” East 167.18 feet along said North line of Government Lot 4 to the REAL POINT OF BEGINNING.

Exhibit B – Page 7 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR MILFORD (MA)

That certain parcel of land located in Milford, Worcester County, Commonwealth of Massachusetts, shown as Lot 1A on that certain “Plan of Land in Milford, Mass.” dated August 21, 1991, revised November 15, 1991, by Guerriere & Halnon, Inc., Engineering & Land Surveying, which plan is recorded with the Worcester District Registry of Deeds in Plan Book 653, as Plan 119.

Exhibit B – Page 8 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

LAUREL PARK (CA)

Parcel 1:

Lot 1, in Block “G”, Currier Tract, in the City of Pomona, County of Los Angeles, State of California, as per map recorded in Book 14 Page 25 of Miscellaneous Records, in the Office of the County Recorder of said county.

Except the East 146.57 feet thereof.

Also except the South 100 feet thereof.

Also except the Westerly 100 feet of the remainder of said lot.

Parcel 2:

The Northerly 60 feet of the Southerly 100 feet of Lot 1, in Block “G”, Currier Tract in the City of Pomona, County of Los Angeles, State of California, as per map recorded in Book 14 Page 25 of Miscellaneous Records, in the Office of the County Recorder of said county.

Except therefrom the Easterly 146.51 feet thereof.

Parcel 3:

The Southerly 40 feet of Lot 1, in Block “G”, Currier Tract, in the City of Pomona, County of Los Angeles, State of California, as per map recorded in Book 14 Page 25 of Miscellaneous Records, in the Office of the County Recorder of said county.

Except therefrom the Easterly 146.51 feet thereof.

Parcel 4:

The Northerly 50 feet of the West half of Lot 2, in Block “G”, Currier Tract, in the City of Pomona, County of Los Angeles, State of California, as per map recorded in Book 14 Page 25 of Miscellaneous Records, in the Office of the County Recorder of said county.

Parcel 5:

Lot 2, in Block “G”, Currier Tract, in the City of Pomona, County of Los Angeles, State of California, as per map recorded in Book 14 Page 25 of Miscellaneous Records, in the Office of the County Recorder of said county.

Except therefrom the East half thereof.

Exhibit B – Page 9 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

Also except therefrom the Southerly 125 feet of the Westerly 100 feet thereof.

Also except therefrom the Northerly 50 feet of the West one-half thereof.

Exhibit B – Page 10 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

OLIVE VISTA (CA)

Parcel 1 in the City of Pomona, County of Los Angeles, State of California, as shown on a record of survey map filed in Book 82 Page 98 of Record of Surveys, in the Office of the County Recorder of said county.

Exhibit B – Page 11 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SHANDIN HILLS BEHAVIOR THERAPY CENTER (CA)

Parcel No. 1:

That portion of the West one-half of the Southwest one-quarter of Section 16, Township 1 North, Range 4 West, San Bernardino Meridian, as the lines of the government survey may be extended across the Rancho Muscupiabe, in the County of San Bernardino, State of California, as per map recorded in Book 7, Page 23 of Maps, in the Office of the County Recorder of said county, described as follows:

Beginning at a point on the West line of Fourth Avenue as located by deed recorded March 23, 1927 in Book 212, Page 174 of Official Records, 450 feet South of its intersection with the South line of “A” Street, as shown on map of Tract No. 1748, Arrowhead Suburban Farms, Tract “E”, in Book 25, Page 59 of Maps; THENCE South along the East line of Fourth Avenue 127 feet; thence West 640 feet; thence North 127 feet; thence East 640 feet to the point of beginning.

Parcel No. 2:

That portion of the West one-half of the Southwest one-quarter of Section 16, Township 1 North, Range 4 West, (unsurveyed) in the Rancho Muscupiabe, in the County of San Bernardino, State of California, as per map recorded in Book 7, Page 23 of Maps, in the Office of the County Recorder of said county, if section lines were extended across said Rancho, described as follows:

Beginning at a point in the West line of Fourth Avenue, as located by deed recorded March 23, 1927 in Book 212, Page 174, of Official Records, 577 feet South of its intersection with the South line of “A” Street, as shown on Map of Tract No. 1748, Arrowhead Suburban Farms Tract “E”, as per map recorded in Book 25, Page 59 of Maps, in the Office of the County Recorder of said county; thence South along the West line of Fourth Avenue 127 feet; thence West 640 feet; thence North 127 feet; thence East to the place of beginning.

Parcel No. 3:

The North 75 feet of the South 150 feet of a portion of West one-half of the Southwest one-quarter of Section 16, Township 1 North, Range 4 West, San Bernardino Meridian, of the unsurveyed Rancho Muscupiabe, in the County of San Bernardino, State of California, as per map recorded in Book 7, Page 23 of Maps, in the Office of the County Recorder of said county, if section lines were extended across said Rancho, described as follows:

Beginning at the intersection of the South line of “A” Street and the West line of Fourth Avenue, said portion being 30 feet South of and 20 feet West of the

Exhibit B – Page 12 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

Northeast corner of the West one-half of the Southwest one-quarter of said section; thence South along the West line of Fourth Avenue 300 feet; thence West 145 feet; thence North 300 feet to the South line of “A” Street; thence East 145 feet to the point of beginning.

Parcel No. 4:

That portion of the Northwest one-quarter of the Southwest one-quarter of Section 18, Township 1 South, Range 4 West, San Bernardino Meridian, as the lines of the government survey may be extended across the Muscupiabe Rancho, in the County of San Bernardino, State of California, as per map recorded in Book 7, Page 23 of Maps, in the Office of the County Recorder of said county, described as follows:

Commencing at a point on the West line of Fourth Avenue, distant South 300 feet from its intersection with the South line of “A” Street, as said intersection is shown on the map of Tract No. 1748, recorded in Book 25, Page 59 of Maps; thence South 150 feet; thence West 640 feet to the West line of Road Distant Improvement District No. 38; thence North 150 feet; thence East 640 feet to the point of beginning.

Except therefrom all oil, petroleum, gas, brea, asphaltum and kindred substances and minerals, but without right of surface entry, as reserved in deed from Vera Gitelson recorded March 15, 1966, in Book 6992 Page 100 of Official Records.

Exhibit B – Page 13 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR LEXINGTON (NC)

Lying and being situated in Davidson County, North Carolina, and more particularly described as follows:

Beginning at an existing PK nail in the asphalt of Hill Everhart Road, 290+/- feet South of the centerline intersection with Pilgrim Church Road; thence N 87 degrees 03 minutes 31 seconds W along the North boundary line of Tract 1 of the survey for Thurman Fritts as recorded in Plat Book 19 at Page 76 of the Records for said Davidson County a distance of 25.86 feet to a point on a curve on the West sixty (60’) foot right-of-way line of said Hill Everhart Road, said point being the true point of beginning; thence along said West right-of-way line along the arc of said curve to the left having a radius of 1508.43 feet a distance of 298.25 feet (chord course S 15 degrees 05 minutes 43 seconds W – 297.77 feet); thence continuing along said West right-of-way line S 09 degrees 41 minutes 55 seconds W a distance of 147.59 feet to an existing iron pipe at a corner with J.L. Fritts as recorded in Deed Book 488 at Page 233; thence N 83 degrees 36 minutes 56 seconds W along said J.L. Fritts a distance of 267.19 feet to an existing iron pipe; thence continuing with said Fritts, N 06 degrees 02 minutes 58 seconds W a distance of 422.09 feet to an existing iron pipe at the point of intersection with the North boundary line of said Plat Book 19 at page 76; thence S 87 degrees 03 minutes 31 seconds E along said North boundary line, passing an existing iron pipe at 316.91 feet a total distance of 323.86 feet to the true point of beginning, containing 2.840 acres.

Exhibit B – Page 14 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR MARION (OH)

Situated in the State of Ohio, County of Marion, Township of Marion, being a part of Section 25 and Section 36, Town 5 S, Range 15 E of the United States Military Lands, and being more particularly bounded and described as follows:

Beginning at an iron pin found (formerly shown as a P/K nail) at the southeast corner of Marion Meadows Addition No. 5, P.B. 8, pages 15-17;

Thence N 01° 37’ 59” E along the east line of said Marion Meadows Addition No. 5 a distance of 681.36 feet to an iron pin found at the southwest corner of a 0.363 acre tract of land deeded to F.G. & M.J. Wingarner (Co. Trustees) D.B. 370, page 470;

Thence S 88° 22’ 01” E along the south line of said 0.363 acre tract a distance of 160.00 feet to an iron pin found in the west right-of-way line of Jamesway (60’);

Thence S 01° 37’ 59” W along said west line of Jamesway a distance of 495.00 feet to an iron pin found at the terminus of Jamesway;

Thence S 88° 22’ 01” E along the south terminus line of Jamesway a distance of 60.00 feet to an iron pin found in the east right-of-way line of Jamesway, said iron pin being the TRUE PLACE OF BEGINNING for the tract herein to be described;

Thence N 01° 37’ 59” E along said east line of Jamesway a distance of 495.00 feet to an iron pin found at the southwest corner of a 5.75 acre tract of land deeded to Kingston Healthcare Company D.B. 302, page 545 and an 11.57 acre tract deeded to T & R Development, Marion Limited Partnership D.B. 229, pages 365-369;

Thence S 88° 22’ 01” E along the south line of said 5.75 acre tract and said 11.57 acre tract a distance of 440.00 feet to an iron pin found at the northeast corner of Lot 17540 of Americare Subdivision P.V. 8, Page 111;

Thence S 01° 37’ 59” W a distance of 495.00 feet;

Thence N 88° 22’ 01” W a distance of 440.00 feet to the Place of Beginning.

Lot 17540 American Subdivision, P.B. 8, Pg. 111, consisting of approximately 5.00 acres

Exhibit B – Page 15 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR DUNBAR (WV)

All those certain tracts or parcels of land situate in the City of Dunbar, Kanawha County, West Virginia and being more particularly bounded and described as follows:

Parcel One

Beginning at a  3/4” iron rod set, said point being the southwest corner of Lot 25, Block A of the Wilson Subdivision, said point also being located on the northerly right of way of Wilson Street; thence with said line of the Wilson Subdivision N 34° 29’ 57” W., a distance of 953.97 feet to a 1 1/2” iron pipe found; thence S. 49° 33’ 10” W. a distance of 552.49 feet (a record distance of 552.8 feet) to a 1” iron rod found with cap; thence S 34° 22’ 00” E. a distance of 320.79 feet (a record distance of 320.00 feet) to an axle found; thence S. 34° 41’ 35” E. a distance of 565.69 feet, (a record distance of 566.54 feet) to a  3/4” iron rod set; thence N. 56° 34’ 15” E., a distance of 548.44 feet to the place of beginning.

Parcel Two

Beginning at a 1 1/2” iron pipe found, said point being located S. 49° 33’ 10” W. a distance of 50.49 feet from the most northerly corner of Parcel One; thence N. 30° 46’ 05” W. a distance of 70.22 feet (a record call of N. 30° 40’ 58” W. a distance of 70.00 feet) to a 1” iron rod found; thence S. 41° 52’ 47” W. a distance of 518.45 feet (a record call of S. 41° 42’ 26” W. a distance of 517.62 feet) to a 1” iron rod found; thence N. 49° 33’ 10” E. a distance of 502.00 feet (a record distance of 502.20 feet), along the common division line between Parcel One and Parcel Two to the place of beginning.

Parcel Three

Beginning at a 1 1/2” iron rod found, said point being the most northerly corner of Parcel One; thence with the common division line between Parcel One and Parcel Three, S. 49° 33’ 10” W. a distance of 50.49 feet (a record distance of 50.60 feet) to a 1 1/2” iron rod found; thence with the common division line between Parcel Two and Parcel Three N. 30° 46’ 05” W. a distance of 70.22 feet (a record call of N. 30° 40’ 58” W., a distance of 70.00 feet) to a 1” iron rod found; thence leaving said division line N. 30° 46’ 05” W. a distance of 127.86 feet (a record call of N. 31° 43’ 58” W. a distance of 128.082 feet) to a point; thence N. 31° 48’ 08” W., a distance of 595.32 feet (a record call of N. 31° 43’ 01” W. a distance of 595.32 feet) to a  3/4” iron rod set in the south margin of Roxalana Road; thence with Roxalana Road, N. 44° 23’ 30” E. a distance of 51.49 feet (a record call of N. 44° 28’ 37” W., a distance of 51.49 feet) to a  3/4” iron rod set; thence leaving Roxalana Road S. 31° 48’ 08” E. a distance of 607.66 feet (a record call of S. 31° 43’ 01” E. a distance of 607.66 feet) to a  3/4” iron rod set; thence S. 30° 42’ 03” E. a distance of 190.44 feet (a record call of S. 30° 58’ 37” E., a distance of 190.344 feet), to the place of beginning.

Exhibit B – Page 16 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR PARKERSBURG (WV)

All that certain lot or parcel of land situate in Tygart District, Wood County, West Virginia, and being more particularly bounded and described as follows:

Beginning at a  3/4” iron rod set in the South line of Gihon Road, said point being the northeast corner of the B.J. Full lot (Book 429, page 222); thence S 60° 34’ 53” E. a distance of 179.49’ (formerly a record line of S. 60° 34’ 00” E. a distance of 179.49 feet) to a 1” iron pipe found in the South line of Gihon Road; thence S 20° 32’ 07” W. a distance of 481.13’ (formerly a record line of S. 20° 33’ 00” W. a distance of 480.87) to a 5/8” iron rod found; thence N. 79° 17’ 55” W. a distance of 301.22’ (formerly a record line of N. 79° 19’ 00” W. a distance of 301.14 feet) to a 5/8” iron rod found, corner with Mary Roberts; thence N. 13° 04’ 00” E. a distance of 399.25’ (formerly a record line of N. 13° 04’ 00” E. a distance of 399.29 feet) to a 2” pipe found, corner with Roger C. Roberts, JDE Industries, Inc. and John J. and Clara D. Vercelli; thence S. 59° 32’ 40” E. a distance of 149.56’ (formerly a record line of S. 59° 28’ 00” E. a distance of 149.50 feet) to a point, corner with Full; thence N. 27° 44’ 07” E. a distance of 191.71’ (formerly a record line of N. 27° 45’ 00” E. a distance of 191.71 feet) to the place of beginning.

Exhibit B – Page 17 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR SALEM (WV)

All that certain tract or parcel of land situate in the City of Salem, Tenmile District, Harrison County, West Virginia, and being more particularly bounded and described as follows:

BEGINNING at a point on the east side of W. Va. Secondary Route 23, a corner to Edward F. and Dorothy P. Murphy’s 0.54 acre tract described in Deed Book 874, at page 571; thence with four calls along said route N 0° 06’ 45” W a distance of 20.49 feet (formerly a record distance of 20.30 feet) to a  3/4” iron rod set; thence N 32° 26’ 34” W a distance of 64.72 feet to a  3/4” iron rod set; thence N 75° 03’ 00” W a distance of 66.80 feet to a point located in the existing access road to the site; thence N 84° 38’ 00” W a distance of 58.90 feet to a  3/4” iron rod set; thence leaving said route and with property of John F. Curran N 46° 24’ 25” W a distance of 72.30 feet to a  3/4” iron rod set; thence N 37° 13’ 00” W a distance of 113.00 feet to a  1/2” iron rod found; thence N 67° 52’ 28” E a distance of 1092.63 feet (formerly a record distance of 1092.38 feet) to a fence post found; thence S 20° 56’ 13” E a distance of 555.70 feet (formerly a record line of 20° 57’ 33” E a distance of 556.08 feet) to a 16” Gum, a corner to Odd Fellow’s Cemetery; thence S 68° 46’ 36” W a distance of 342.58 feet (formerly a record line of S 68 48’ 28” W a distance of 342.88 feet) to a  3/4” iron rod set; thence N 14° 31’ 51” W a distance of 54.28 feet (formerly a record line of N 14° 29’ 59” W a distance of 54.28 feet) to a  3/4” iron rod set; thence N 58° 55’ 20” W a distance of 73.10 feet (formerly a record line of N 58° 53’ 28” W a distance of 73.10 feet) to a  3/4” iron rod set; thence N 74° 53’ 59” W a distance of 173.35 feet (formerly a record line of N 74° 52’ 07” W a distance of 173.35 feet) to a  3/4” iron rod set; thence S 75° 18’ 11” W a distance of 125.13 feet (formerly a record line of S 75° 20’ 03” W a distance of 125.13 feet) to a  3/4” iron rod set; thence S 66° 06’ 49” W a distance of 271.36 feet (formerly a record line of S 66° 08’ 41” W a distance of 271.13 feet) to the place of beginning.

Exhibit B – Page 18 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

BALLARD CONVALESCENT CENTER A/K/A WHITTIER CARE & REHAB – SEATTLE (WA)

The West 227.27 feet of Tract 46 and all of Tract 47, Bellevue Acre and Half Acre Tracts, according to the Plat thereof, recorded in Volume 11 of Plats, Page 35, in King County, Washington; Except that portion of Tract 46 conveyed to City of Bellevue for 102nd Avenue Southeast by Deed recorded under Recording Number 8406220144.

Exhibit B – Page 19 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB – SHOALS (AL)

A tract of land in the NW  1/4 of Section 10, Township 4 South, Range 11 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the NE corner of the NW  1/4 of said Section 10; thence S 0 degrees 06’ 42” E 1134.2 feet to the point of beginning of the tract of land hereby described; said point of beginning lying in a paved city street; thence along said paved street, S 0 degrees 06’ 42” E 460 feet to a point; thence N 89 degrees 04’ 29” W 396 feet to a point; thence N 0 degrees 06’ 42” W 460 feet to a point; thence S 89 degrees 04’ 29” E 396.0 feet to the point of beginning of the tract of land hereby described.

A tract of land in the NW  1/4 of Section 10, T-4-S, R-11-W, Colbert County, Alabama, and being more particularly described as follows: Commence at the Northeast corner of the NW  1/4 of Section 10, thence S 0 degrees 06 minutes 42 seconds E., 1019.20 feet to the point of beginning of the tract of land hereby described; said point of beginning lying in a paved city street; said point also lying on the extension of a fence line; thence along said paved city street S. 0 degrees 06 minutes 42 seconds E, 115 feet to a point; said point being the Northeast corner of the Shoals Nursing Home Property; thence along the North line of the Nursing Home Property, N. 89 degrees 04 minutes 29 seconds W., 396 feet to a point, said point lying on a fence line; thence along said fence line, N. 0 degrees 06 minutes 42 seconds West, 105 feet to a fence corner; thence continue along a fence line and the extension of said fence line N. 89 degrees 28 minutes 42 seconds E., 395.95 feet to the point of beginning of the tract of land hereby described; said tract of land contains 1 acre and is subject to a right of way for a paved city street from the Easternmost property line thereof.

Exhibit B – Page 20 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB – TUSCUMBIA (AL)

The West 10 feet of the following described property, to wit:

A tract of land being a part of Block 4 of the Andrews Addition to the City of Tuscumbia, Colbert County, Alabama located in Section 5, Township 4 South, Range 11 West, and more particularly described as follows: Starting at a point 35 feet west of the Northeast corner of Section 5, Township 4 South, Range 11 West, Colbert County, Alabama, which point is on the west property line of Keller Lane in the City of Tuscumbia, Alabama, then run on a bearing of South 0 degrees and 17 minutes east and along the west property line of Keller Lane 880.4 feet to the point of beginning; thence North 88 degrees 51 minutes West a distance of 164.9 feet; thence South 0 degrees 17 minutes East 165 feet; thence South 88 degrees and 51 minutes East and along Keller Lane 165 feet to the point of beginning, containing 0.624 acres.

A tract of land in Block 4, of Andrew’s Addition to the City of Tuscumbia, Colbert County, Alabama, located in the Northeast  1/4 of the Northeast  1/4 of Section 5, Township 4, South, Range 11 West, and being more particularly described as follows: Commence at the Northeast corner of said Section 5; thence S. 0 degrees 17 minutes E. 565.1 feet to a point; thence N. 88 degrees 51 minutes W. 35.0 feet to a point; thence S. 0 degrees 17 minutes E. 314.1 feet to a point on the West right of way line of Keller Lane; thence leave said right of way N. 88 degrees 51 minutes W. 165.0 to a point on the East line of Oakcrest Nursing Home and the POINT OF BEGINNING of the tract of land hereby described; thence S. 0 degrees 17 minutes E. 1.2 feet along said East line to a point; thence S. 88 degrees 51 minutes E. 10.0 feet to a point; thence N. 0 degrees 17 minutes W. 1.2 feet to a point on a South line of said Oakcrest Nursing Home; thence along said South line, N. 88 degrees 51 minutes W. 10.0 feet to the point of beginning of the tract of land hereby described.

A tract of land in the NE  1/4 of the NE  1/4 of Section 5, Township 4 South, Range 11 West, in the City of Tuscumbia, Colbert County, Alabama, more particularly described as follows: Commence at the NE corner of the NE  1/4 of said Section 5; thence S 0 degrees 17’ E along the East line of said Section 5 a distance of 565.1 feet to a point; thence N 88 degrees 51’ W a distance of 35 feet to a point on the West line of Keller Lane; thence S 0 degrees 17’ E along the West line of said Keller Lane a distance of 120 feet to the point of beginning of the tract of land hereby described; from said point of beginning run N 88 degrees 51’ W a distance of 600 feet to a point; thence S 0 degrees 17’ E a distance of 434 feet to a point which is 166 feet North of the North line of Moore Street in said City of

Exhibit B – Page 21 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

Tuscumbia; thence S 88 degrees 51’ E a distance of 275 feet to a point on the West line of 13th Street; thence N 0 degrees 17’ W a distance of 74.9 feet to a point; thence S 88 degrees 51’ E a distance of 160 feet to a point, said point being 165 feet West of Keller Lane; thence N 0 degrees 17’ W and parallel to the West line of Keller Lane; a distance of 165 feet to a point; thence S 88 degrees 51’ E a distance of 165 feet to a point on the West line of Keller Lane; thence along said West line N 0 degrees 17’ W 194.1 feet to the point of beginning.

Exhibit B – Page 22 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR DECATUR (AL)

That tract or lot of land lying in the City of Decatur, County of Morgan, State of Alabama, known and described as follows, to-wit:

Lot 3, Medical Park Subdivision, Decatur, Alabama, as shown by Map or Plat of said subdivision on file and of record in the Office of the Judge of Probate of Morgan County, Alabama, in Map Book 5, at Page 55; and being the same property as further and differently described as follows:

Commencing at the S.E. corner of said Medical Park Subdivision, Decatur, Alabama, also being the true point of beginning, and thence running in a Westerly direction a distance of 542.26 feet to a point; thence turning an angle of 90 degrees to the left and running North a distance of 189.6 feet to a point on a curve, also being a point on the South right-of-way of 14th Avenue, S.E., and thence running Easterly along said curve as it curves to the right an arc distance of 131.45 feet, having a radius of 165.00 feet, (a delta of 120 degrees) to the tangent; thence continuing along said 14th Avenue, S.E., Southerly right-of-way in a Northeasterly direction a distance of 65.62 feet to a point of curvature; thence continuing along said 14th Avenue, S.E., Southerly right-of-way and along said curve as it curves to the right and arc distance of 171.71 feet, having a radius of 327.94 feet, (a delta of 30 degrees) to the tangent; thence continuing along said 14th Avenue, S.E. Southerly right-of-way in a Northeasterly direction a distance of 36.44 feet to a point; thence turning an angle of 120 degrees to the left and running in an Easterly direction a distance of 220.17 feet to a point; thence turning an angle of 90 degrees to the right and running in Southerly direction a distance of 390.0 feet to a point being the true point of beginning.

A parcel of land situated in the NW  1/4 of the NE  1/4 of Section 29, Township 5 South, Range 4 West, Morgan County, Alabama, described as beginning at the SE corner of said NW  1/4 of the NE  1/4 and running West along the South boundary of said NW  1/4 of NE  1/4 157 feet to the intersection of said South boundary of said NW  1/4 of NE  1/4 with the West margin of 15th Avenue, SE in the City of Decatur, the true point of beginning; thence continuing West along said South boundary of said NW  1/4 of NE  1/4 a distance of 122  1/2 feet; thence North 204 feet; thence East 122  1/2 feet to the West margin of 15th Avenue, SE, thence South along the West margin of 15th Avenue, SE 204 feet to the true point of beginning.

Exhibit B – Page 23 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR ELMORE (AL)

A portion of Lot “B” of the plat of the David Arthur Tract, lying in parts of Sections 11 and 12, Township 18 North, Range 17 East, Elmore County, Alabama, more particularly described as follows:

Begin at the Northwest corner of Section 12, Township 18 North, Range 17 East, Elmore County, Alabama, and run North 89 degrees 43 minutes 26 seconds East along the North line of Section 12 a distance of 434.96 feet to a point; thence run South 0 degree 16 minutes 34 seconds East a distance of 60.00 feet to a point; thence run North 89 degrees 43 minutes 26 seconds East parallel to the North line of Section 12, a distance of 60.00 feet to a point; thence run North 0 degree 16 minutes 34 seconds West a distance of 60.00 feet to a point on the North line of Section 12; thence run North 89 degrees 43 minutes 26 seconds East along the North line of Section 12 a distance of 97.45 feet to the Northeast corner of Lot “B”; thence run South 15 degrees 29 minutes 45 seconds East along the East line of Lot “B” a distance of 268.00 feet to a point; thence run South 74 degrees 30 minutes 15 seconds West a distance of 300.00 feet to a point; thence run South 67 degrees 59 minutes 52 seconds West a distance of 725.36 feet to a point lying on the West line of Lot “B” said point also lying on the East right-of-way line of the Seaboard System Railroad; thence run North 34 degrees 08 minutes 23 seconds West along the West line of Lot “B” (the East right-of-way line of the Seaboard System Railroad) a distance of 690.30 feet to the Northeast corner of Lot “B”, said point lying on the North line of Section 11, Township 18 North, Range 17 East; thence run North 86 degrees 59 minutes 41 seconds East along the North line of Lot “B” (the North line of Section 11) a distance of 685.97 feet to the Northwest corner of Section 12, the point of beginning.

A portion of Lot “B” of the Plat of the David Arthur Tract, lying in parts of Section 11 and 12, Township 18 North, Range 17 East, Elmore County, Alabama, more particularly described as follows:

Commence at the Northwest corner of Section 12, Township 18 North, Range 17 East, Elmore County, Alabama, and run North 89 degrees 43 minutes 26 Seconds East, along the North line of Section 12, a distance of 592.41 feet to the Northeast corner of Lot “B”; thence run South 15 degrees 29 minutes 45 seconds East, along the East line of Lot “B” a distance of 268.00 feet to the point of beginning.

From said point of beginning continue South 15 degrees 29 minutes 45 seconds East, along the East line of Lot “B” a distance of 585.47 feet to the Southeast corner of Lot “B”; thence run South 72 degrees 21 minutes 57 seconds West along the South line of Lot “B” a distance of 243.76 feet to a point; thence run South 67 degrees 03 minutes 14 seconds West along the South line of Lot “B” a

Exhibit B – Page 24 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

distance of 583.60 feet to the Southwest corner of Lot “B”, said Southwest corner lying on the East right-of-way line of the Seaboard System Railroad; thence run North 34 degrees 08 minutes 23 seconds West along the West line of Lot “B” (the East right-of-way line of the Seaboard System Railroad) a distance of 620.87 feet to a point; thence run North 67 degrees 59 minutes 52 seconds East a distance of 725.36 feet to a point; thence run North 74 degrees 30 minutes 15 seconds East a distance of 300.00 feet to the Point of Beginning.

Exhibit B – Page 25 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR MUSCLE SHOALS (AL)

That tract or lot of land lying in the City of Muscle Shoals, County of Colbert, State of Alabama, known and described as follows, to-wit:

Commence at the SW corner of Lot Number 161, known and designated according to the Map and Survey of Muscle Shoals Center, Number Fifteen, thence in a Southerly direction along the West boundary line of Lots Numbered 232, 318 and 449, 445.00 feet, more or less, to the SW corner of Lot Number 449; thence in an Easterly direction along the Southerly boundary of Lots Numbered 434 through 449, all inclusive, 320.00 feet, more or less, to the SE corner of Lot Number 434; thence in a Northerly direction along the Easterly boundary of Lots Numbered 434, 303 and 225, 445.00 feet, more or less, to the SE corner of Lot Number 154; thence in a Westerly direction along the Southerly boundary of Lots Numbered 154 through 161, all inclusive, 320.00 feet, more or less, to the point of beginning of the tract herein described, all of said land lying, being and situated in Muscle Shoals Center, Number Fifteen, according to the Map and Survey thereof, as prepared by T.J. Evans, C.E. and recorded in the Office of the Judge of Probate of Colbert County, Alabama, in Map Book 3, Page 30.

Less and Except the following: Begin at the NE corner of the aforedescribed tract of land, said point being the SE corner of Lot 154, Muscle Shoals Center No. 15; thence South along the West line of Alabama Avenue 26.8 feet to a point; thence N 88 degrees 12’ 19” W 296.43 feet to a point, thence S 28 degrees 56’ 52” W 42.53 feet to a point; thence N 88 degrees 12’ W 2.98 feet to a point; thence N 64.69 feet to a point, said point being the SW corner of Lot 161, Muscle Shoals Center No. 15; thence S 88 degrees 12’ E 320 feet to the point of beginning of the tract excepted from the aforedescribed tract of land.

Exhibit B – Page 26 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR ALLEGHANY (NC)

All that tract or parcel of land lying and being in Gap Civil Township, Alleghany County, North Carolina, and being more particularly described as follows:

BEGINNING at an iron pipe located on the Westerly right-of-way of Combs Street, said pipe being located at the Northeasterly corner of the property now or formerly owned by Frank Atwood, as recorded in Plat Book 1, Page 46, Alleghany County Register of Deeds; running thence North 70 degrees 05 minutes 52 seconds West 401.62 feet to an iron pipe; running thence South 30 degrees 28 minutes 00 seconds West 31.80 feet to an iron pin located in the right-of-way of Hawthorne Street; running thence North 58 degrees 29 minutes 00 seconds West 40.00 feet to an iron pin; running thence North 29 degrees 57 minutes 00 seconds East 25.42 feet to an iron pipe; running thence North 33 degrees 34 minutes 26 seconds East 289.20 feet to an axle; running thence South 53 degrees 36 minutes 21 seconds East 144.44 feet to an iron pin; running thence North 38 degrees 51 minutes 48 seconds East 194.66 feet to a fence post; running thence North 46 degrees 38 minutes 21 seconds West 182.10 feet to an iron pin; running thence North 18 degrees 19 minutes 00 seconds East 118.32 feet to a fence post; running thence South 55 degrees 44 minutes 23 seconds East 129.58 feet to an iron pipe; running thence North 32 degrees 35 minutes 00 seconds East 166.77 feet to an iron pipe; running thence South 58 degrees 48 minutes 00 seconds East 13.73 feet to an iron pipe; running thence South 56 degrees 15 minutes 10 seconds East 217.72 feet to an iron pipe; running thence South 34 degrees 47 minutes 20 seconds West 45.38 feet to an iron pipe; running thence South 33 degrees 01 minutes 19 seconds East 156.97 feet to a fence post; running thence South 82 degrees 01 minutes 14 seconds West 173.15 feet to an iron pipe; running thence North 84 degrees 03 minutes 33 seconds West 39.84 feet to an iron pipe; running thence South 05 degrees 38 minutes 00 seconds West 165.14 feet to an iron pin; running thence South 13 degrees 14 minutes 42 seconds West 78.51 feet to an iron pipe; running thence South 24 degrees 01 minutes 44 seconds West 225.94 feet to an iron pipe and the point and place of BEGINNING. Being approximately 5.46 acres, as shown on a survey prepared for DGA Associates II, prepared by Frye Land Surveying Co., dated May 1, 1985.

Exhibit B – Page 27 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR MOUNT OLIVE (NC)

BEING that certain tract or parcel of land lying and being in the City of Mt. Olive, Brogden Township, Wayne County, North Carolina, and being more particularly described as follows:

Beginning at an iron stake located on the Northwestern right-of-way of N.C.S.R. No. 1147 (Old Smith Chapel Road); and running thence with the Kornegay (now or formerly) line, North 39 degrees 39 minutes West 296.62 feet to an iron stake; thence South 86 degrees 13 minutes West 249.89 feet to an iron stake; thence with the Ray Scarborough (now or formerly) line, North 24 degrees 13 minutes East 513.62 feet to an iron stake in a ditch; thence with the Southern line of Beverly Street, South 50 degrees 12 minutes East 748.95 feet to an iron stake on the Northwestern right-of-way of the intersection of Beverly Street and N.C.S.R. No. 1147 (Old Smith Chapel Road); thence with the Northwestern right-of-way of N.C.S.R. No. 1147 (Old Smith Chapel Road), South 59 degrees 58 minutes West 401.33 feet to the point of BEGINNING; containing 5.42 acres, more or less as shown on an unrecorded survey entitled “OMEGA HEALTHCARE INVESTORS, INC.,” prepared by Alonzo E. Little, Registered Land Surveyor No. L-672, dated June 28, 1994.

Exhibit B – Page 28 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR SILER CITY (NC)

BEING that certain tract or parcel of land lying and being in the Town of Siler City, Matthews Township, Chatham County, North Carolina, and being more particularly described as follows:

BEGINNING at an iron stake located at Rowland H. Thomas and Jesse J. Thomas’ (now or formerly) Northwestern corner at the line of Paul Mark O’Briant and George W. Page, Jr. (now or formerly); running thence with O’Briant and Page’s (now or formerly) lines, the following three (3) courses and distances: (1) North 03 degrees 05 minutes 35 seconds East 174.81 feet to an iron stake; (2) North 02 degrees 13 minutes 58 seconds East 48.69 feet to an iron stake; (3) North 04 degrees 34 minutes 15 seconds East 175.42 feet to an iron stake located at O’Briant and Page’s (now or formerly) Northeastern corner in the Southern line of property owned by the J.C. Lane Heirs (now or formerly); thence South 84 degrees 03 minutes 51 seconds East 276.51 feet to an iron stake; thence South 84 degrees 17 minutes 23 seconds East 74.00 feet to an iron stake located near the center of a utility 100-foot transmission line right-of-way; thence South 84 degrees 06 minutes 52 seconds East 107.40 feet to an iron monument; thence South 83 degrees 59 minutes 50 seconds East 251.04 feet to an iron stake located in an Eastern right-of-way utility 30-foot right-of-way; thence with said Eastern line of the right-of-way, South 00 degrees 12 minutes 30 seconds West 402.56 feet to an iron stake; thence North 83 degrees 57 minutes 25 seconds West 230.36 feet to an iron stake located at the center of Carolina Power & Light Company’s 100-foot transmission line right-of-way; and running thence North 83 degrees 53 minutes 48 seconds West 502.76 feet to an iron stake, being the point and place of BEGINNING; containing 6.63 acres, more or less, as shown on an unrecorded survey entitled “OMEGA HEALTHCARE INVESTORS, INC./MARKETPLACE INCOME PROPERTIES,” prepared by W. Max Brady, Jr., Registered Land Surveyor No. L-2578, dated September 24, 1987, and last revised on June 29, 1994.

Exhibit B – Page 29 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR TRIAD (NC)

BEGINNING at an iron pin on the South side of Maple Place, the common corner of Lots 54 and 55 of the J.N. Campbell Property, map of which is recorded in Plat Book 2 Page 32 in the office of the Register of Deeds of Guilford County, North Carolina, the Northeast corner of Johnson; running thence along the South side of Maple Place the following courses and distances: North 79 degrees 20 minutes 05 seconds East, 140.03 feet to an established iron pin; North 79 degrees 23 minutes 05 seconds East, 70.06 feet to an established iron pin; North 79 degrees 01 minutes 09 seconds East, 70 feet to a point at the Southwest corner of the intersection of Maple Place and North Elm Street; running thence with the West side of said North Elm Street the following courses and distances: South 35 degrees 00 minutes East, 188.33 feet to a point; thence with a curve to the right with a radius equal 49.34 feet an arc of 32.53 feet; thence with a cure to the left with a radius equal 56.29 feet an arc of 36.02 feet; thence South 33 degrees 53 minutes 15 seconds East, 101.17 feet to an established iron pipe on the West side of North Elm Street, the beginning of a chord on a curve; running thence South 23 degrees 23 minutes 45 seconds West, 36.73 feet to a nail in the Northern line of West Ray Avenue; running thence along the Northern line of West Ray Avenue the following courses and distances: South 80 degrees 41 minutes 45 seconds West, 125.43 feet to an established iron pin; South 80 degrees 45 minutes 55 seconds West, 69.95 feet to an established iron pin, South 80 degrees 35 minutes 15 seconds West, 64.93 feet to an established iron pin; South 80 degrees 41 minutes 05 seconds West, 135.00 feet to an established iron pin; 03 minutes 18 seconds West, 171.61 feet to an established iron pin, a corner of Johnson; running thence along the line of Johnson, North 10 degrees 14 minutes 38 seconds West, 181.35 feet to the point and place of BEGINNING.

The same containing 2.892 acres, more or less as shown on survey by Davis-Martin-Powell & Associates, Inc., Engineers and Land Surveyors, High Point, North Carolina, dated 8-30-82, Job No. S-18326, being TRACT I, exception map of Dr. James A. Johnson and approved by the City of High Point 3-8-76. This property is subject to future R/W lines as shown on the above mentioned exception map.

Exhibit B – Page 30 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR LAFOLLETTE (TN)

Description of the DGA Associates property in the City of LaFollette, District 3, of Campbell County, Tennessee, as recorded in Deed Book 262, Page 760 in the Register of Deed office:

Beginning at an iron pin in the northeast corner of the Carl Prater property and being in the line of The Church of God property; said point of beginning bears North 31 degrees 58 minutes 57 seconds W, 825.488 feet from a highway monument the southeast corner of the Prater Chevrolet property in the northern line of Highway 25-W; thence running with the northwest line of the Carl Prater property, South 48 degrees 04 minutes 06 seconds W, 411.150 feet to an iron pin Kolo Davis right-of-way thence running with the northeast line of the Kolo Davis property, the northeast line of the Davis Street, and the northeast line of the Kolo Davis property, North 35 degrees 23 minutes 00 seconds W, 523.14 feet to an iron pin in the southeast line of the Kolo Davis property; thence North 48 degrees 39 minutes 50 seconds E, 441.875 feet to an iron pin, a corner to the Church of God property; thence running with the southwest line of The Church of God property, South 31 degrees 58 minutes 57 seconds E, 523.00 feet to the point of beginning, containing 5.0702 acres and being further shown on the map dated November 18, 1986.

TOGETHER WITH A PERPETUAL AND NON-EXCLUSIVE RIGHT OF WAY AND EASEMENT FOR INGRESS AND EGRESS AND RELATED PURPOSES in, through, over and across that certain parcel of real estate described according to a plat of a survey made by C. Sterling Jones dated December 22, 1983, as BEGINNING at an iron pin in the east line of the Kolo Davis right of way, said point bears, North 35 degrees 23 minutes West, 60.00 feet from the northwest corner of Carl Prater and the south corner of the above-described tract; thence crossing the Kolo Davis right of way and continuing with the Kolo Davis property, South 5 degrees 00 minutes East, 146.142 feet to an Iron pin in the northeast line of a street that leads to Highway 25W; thence running with the northeast line of the street, North 35 degrees 28 minutes West, 118.37 feet to an iron pin, a corner of Kolo Davis; thence crossing Kolo Davis’ property and his right of way North 5 degrees 00 minutes West, 146.436 feet to an iron pin in the southwest line of the above-described tract; thence running with the southwest line of the above-described tract, South 35 degrees 23 minutes East, 118.62 feet to the point of beginning, containing 0.201 acre.

Exhibit B – Page 31 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

SUNBRIDGE CARE & REHAB FOR MAYNARDVILLE (TN)

SITUATED in District One (1) of Union County, Tennessee, and being more particularly bounded and described as follows:

BEGINNING at and on an iron pin being at the Northeast corner of a cul-de-sac, with said iron pin being a common corner in the Northwest corner of the cul-de-sac, the remaining property of Union County Industrial Park and the property herein conveyed, and with said iron pin being located South 87 degrees 13 minutes East 183.03 feet from an iron pin in a fence corner in the West line of Richardson Way and with said iron pin in the fence corner being located 2,327 feet, more or less, Southeast of the intersection of the West line of Richardson Way with Old Maynardville Highway as measured along the West line of Richardson Way; thence leaving the point of BEGINNING, being the first mentioned iron pin in the Northeast corner of the cul-de-sac and with the dividing line between the remaining property of Union County Industrial Park, and the property herein conveyed, South 87 degrees 13 minutes East 303.75 feet to an iron pin in a fence line, said iron pin being a common corner in the remaining property of Union County Industrial Park, the property now or formerly belonging to Loy, and the property herein conveyed; thence with the fence and dividing line between the property now or formerly belong to Loy and the property herein conveyed, South 14 degrees 31 minutes East 412.4 feet to an iron pin, a common corner in the property now or formerly belonging to Loy, the property now or formerly belonging to Smith, and the property herein conveyed; thence leaving the Loy line and continuing with a fence and dividing line between the property now or formerly belonging to smith and the property herein conveyed, South 52 degrees 03 minutes West 150.0 feet to an iron pin, a new established common corner in the property now or formerly belonging to Smith, the remaining property of the Union County Industrial Park and the property herein conveyed; thence leaving the Smith line and with a fence and a dividing line between the remaining property of the Union County Industrial Park whereupon is situated a water tank and the property herein conveyed, three calls and distances as follows: North 37 degrees 57 minutes West 64.0 feet to an iron pin; South 52 degrees 03 minutes West 50.0 feet to an iron pin; and South 37 degrees 57 minutes East 14.0 feet to an iron pin, a common corner to the 50 foot wide roadway reserved for access to the water tank, the remaining property of the Union County Industrial Park and the property herein conveyed; thence leaving said fence and with the North line of the 50 foot wide roadway for access to the water tank, South 52 degrees 03 minutes West 192.02 feet to an iron pin; thence with the Northeast line of the 50 foot roadway for access to the water tank, North 71 degrees 11 minutes West 43.83 feet to an iron pin; thence with the Eastern line of the 50 foot wide roadway for access to the water tank, North 14 degrees 23 minutes West 508.01 feet to an iron pin, said iron pin being in the South line of the cul-de-sac first mentioned; thence with said cul-de-sac, two calls and distance as follows: North 67 degrees 59 minutes East, along a chord distance of 90.18 feet to an iron pin;

Exhibit B – Page 32 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

and North 12 degrees 49 minutes East 77.53 feet to an iron pin in the Northeast corner of said cul-de-sac and the point of BEGINNING, containing 4.81 acres, more or less, according to the May 10, 1982, survey and plat by Marshall Monroe, Surveyor.

Said property is conveyed by the boundary in gross and not by the acre.

BEING the same property conveyed to Angell Real Estate Company (now Health Equity Properties), by Bermuda Village, Inc., by Deed dated February, 1988, and of record in Deed Book “L”, Series 5, page 571, in the Register’s Office for Union County, Tennessee.

THERE IS ALSO CONVEYED HEREWITH a non-exclusive easement and right of way fifty (50) feet in width over and across Richardson Way and extending from the south line of the Old Maynardville Highway to the property herein conveyed. Said easement and right of way is subject to the use of any other parties, and said easement and right of way shall cease and be extinguished upon the dedication of Richardson Way as a public street.

BEING the same property leased by Health Equity Properties Incorporated (formerly known as Angell Real Estate Company), to ACI-Tennessee, Inc., by Memorandum of Lease, Right of First Refusal and Option to Purchase, dated March 1, 1988, and amended by agreement dated July 1, 1990, and recorded in the Lease Book Series 6, page 349, in the Register’s Office for Union County, Tennessee; and reference is further made to Assignment of Lease entered into by and between ACI-Tennessee, Inc. and Liberty Healthcare Limited Partnership, dated July 1, 1990, and recorded in Lease Book Series 6, page 353, in the Register’s Office for Union County, Tennessee.

Exhibit B – Page 33 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

IDAHO FALLS CARE CENTER (ID)

Lot 3 in Block 1 of the HCA addition, Division No. 1 to the City of Idaho Falls, Bonneville County, Idaho, according to the plat recorded April 19, 1988, as Instrument No. 747747.

Exhibit B – Page 34 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

TWIN FALLS CARE CENTER (ID)

Parcel I:

Township 10 South, Range 17 East of the Boise Meridian, Twin Falls County, Idaho, Section 14: A parcel of land located in the Southwest  1/4 Southwest  1/4 Northwest  1/4 more particularly described as follows:

BEGINNING at the Southwest corner of said Southwest  1/4 Southwest  1/4 Northwest  1/4;

THENCE North 00 degrees 11 minutes 03 seconds West 230.00 feet along the Westerly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4 to the TRUE POINT OF BEGINNING;

THENCE North 00 degrees 11 minutes 03 seconds West 436.73 feet along the Westerly boundary of said Southwest  1/2 Southwest  1/4 Northwest  1/4 to the Northwest corner thereof;

THENCE South 89 degrees 01 minute 45 seconds East 652.16 feet to the Northeast corner of said Southwest  1/4 Southwest  1/4 Northwest  1/4;

THENCE South 00 degrees 08 minutes 24 seconds East 388.05 feet along the Easterly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4;

THENCE North 89 degrees 05 minutes 18 seconds West 151.00 feet parallel with the Southerly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4;

THENCE South 00 degrees 08 minutes 24 seconds East 278.00 feet parallel with the Easterly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4 to the Southerly boundary thereof;

THENCE North 89 degrees 05 minutes 18 second West 170.00 feet along the Southerly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4;

THENCE North 00 degree 11 minutes 03 second West 230.00 feet parallel with the Westerly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4;

THENCE North 89 degrees 05 minutes 18 seconds West 330.63 feet parallel with the Southerly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4 to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM:

A parcel of land being a portion of the Southwest  1/4 Southwest  1/4 Northwest  1/4 of Section 14, Township 10 South, Range 17 East of the Boise Meridian, Twin Falls County, Idaho, and more particularly described as follows:

BEGINNING at a brass cap marking the West quarter corner of the said Section 14;

Exhibit B – Page 35 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

THENCE South 89 degrees 05 minutes 18 seconds East 330.63 feet along the Southerly boundary of the said Southwest  1/4 Southwest  1/4 Northwest  1/4 of Section 14, which is also the centerline of Elizabeth Boulevard, to a point;

THENCE North 00 degrees 11 minutes 03 seconds West 30.00 feet along a line Easterly of and parallel with the Westerly boundary of the said Southwest  1/4 Southwest  1/4 Northwest  1/4 of Section 14 to a point on the northerly right-of-way line of the said Elizabeth Boulevard, also said point being the REAL POINT OF BEGINNING;

THENCE continuing North 00 degrees 11 minutes 03 seconds West 200.00 feet to a point;

THENCE South 89 degrees 05 minutes 18 seconds East 170.15 feet along a line Northerly of and parallel with the said Southerly boundary of the Southwest  1/4 Southwest  1/4 Northwest  1/4 of Section 14 to a point;

THENCE South 00 degrees 08 minutes 24 seconds East 200.00 feet to an iron pin on the Northerly right-of-way line of the said Elizabeth Boulevard;

THENCE North 89 degrees 05 minutes 18 seconds West 170.00 feet along the said Northerly right-of-way line of Elizabeth Boulevard to the POINT OF BEGINNING.

Parcel II:

A perpetual, non-exclusive easement for the purpose of providing vehicular and pedestrian ingress and egress from Elizabeth Boulevard and for the installation, maintenance and replacement of landscaping, underground utility lines and distribution systems; a private easement and shall not confer any rights upon the general public over the following parcel of land:

A parcel of land being a 45 foot ingress-egress easement lying in a portion of the Southwest  1/4 Southwest  1/4 Northwest  1/4 of Section 14, Township 10 South, Range 17 EBM, Twin Falls County, Idaho, and more particularly described as follows:

BEGINNING at a brass cap marking the West one-quarter corner of the said Section 14;

THENCE South 89 degrees 05 minutes 18 seconds East 455.63 feet along the Southerly boundary of said Southwest  1/4 Southwest  1/4 Northwest  1/4 of Section 14, which is also the centerline of Elizabeth Boulevard, to a point;

THENCE North 00 degrees 08 minutes 24 seconds West 30.00 feet to a point on the Northerly right-of-way line of the said Elizabeth Boulevard, also said point being the REAL POINT OF BEGINNING;

Exhibit B – Page 36 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

THENCE continuing North 00 degrees 08 minutes 24 seconds West 200.00 feet to a point;

THENCE South 89 degrees 05 minutes 18 seconds East 45.00 feet along a line Northerly of and parallel with the said Southerly boundary of the Southwest  1/4 Southwest  1/4 Northwest  1/4 of Section 14 to a point;

THENCE South 00 degrees 08 minutes 24 seconds East 200.00 feet to an iron pin on the Northerly right-of-way line of the said Elizabeth Boulevard;

THENCE North 89 degrees 05 minutes 18 seconds West 45.00 feet along the said Northerly right-of-way line of Elizabeth Boulevard to the POINT OF BEGINNING.

Exhibit B – Page 37 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

(FALMOUTH FACILITY)

(359 Jones Road, Falmouth, Barnstable County, Massachusetts)

The land in Falmouth, Barnstable County, Massachusetts, with any buildings thereon, being shown as Lot 4 consisting of .25 acres more or less of wetland and 4.161 acres of Upland, a total of 4.41+ acres, situated on Jones Road, being more particularly bounded and described on “Revisions Plan of Land prepared for George Morin in Falmouth, Mass., Scale l” = 50’, Date: December 17, 1987, Holmes and McGrath, Inc., Civil Engineers and Land Surveyors, 200 Main Street, Falmouth, MA 02540, drawn JCL/JG, checked by MBMc”, plan recorded at Plan Book 443, Page 5.

Exhibit B – Page 38 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

(MASHPEE FACILITY)

(161 Falmouth Road, Mashpee, Barnstable County, Massachusetts)

The land, together with the buildings thereon, situated in Mashpee, Barnstable County, Massachusetts, bounded and described as follows:

SOUTHEASTERLY:	by Route 28, four hundred ninety and 00/100 (490.00) feet;

SOUTHWESTERLY:	by land now or formerly of Leonard Trust, three hundred forty-four and 54/100 (344.54) feet;

NORTHWESTERLY:	by land now or formerly of Leonard Trust, five hundred eighty-nine and 04/100 (589.04) feet; and

NORTHEASTERLY:	by lot 2A, three hundred thirty and 00/100 (330.00) feet.

Being Lot 1A as shown on a plan of land entitled “Plan of Land in East Mashpee for Marvin Blank, Scale: 1in. = 40 ft., Date: Aug.14, 1973, Charles N. Savery, Inc., Registered Engineers, Surveyors, Hyannis, Mass., which said plan is duly filed in the Barnstable County Registry of Deeds in Plan Book 278, Page 3. See also Plan Book 281, Page 44.

Exhibit B – Page 39 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

(WAKEFIELD FACILITY)

(Bathol Street, Wakefield, Middlesex County, Massachusetts)

The land at Washington Avenue and Bathol Street, Wakefield, Middlesex County, Massachusetts bounded and described as follows:

PARCEL I

Being part of the Judge Nash Farm, lying South of a new street recently opened by the then grantors (Nutter and Boynton) running Westerly from Greenwood Street by land now or formerly of one Moore and Easterly of a certain other new street recently opened and running Southerly from Spring Street to land now or formerly of one Cook. Said parcel is bounded and described as follows:

COMMENCING at the Northwesterly corner of the Lot herein conveyed at the corner of two above-named new street at a chestnut stake and nail;

THENCE Southerly and bounded Westerly on said new street running from Spring Street, 762 feet, more or less, to a stone wall dividing this parcel from land of one Cook;

THENCE turning and running on said Cook’s land as the stone wall now stands first Easterly about 100 feet, more or less;

THENCE Southerly about 118 feet, more or less;

THENCE Easterly again as the stone wall now stands 355 feet, more or less, to a Chestnut post to land of one Barrett;

THENCE turning and running Northeasterly on said land now or formerly of said Barrett and bounded Southeasterly thereon 395 feet, more or less, to a cedar post on the new street running Westerly from Greenwood Street;

THENCE turning and running Northwesterly on said new street, 200 feet to land heretofore conveyed to one Newbegin;

THENCE turning and running Southwesterly on land of said Newbegin 200 feet;

THENCE turning at a right angle and running northwesterly again 100 feet;

THENCE turning and running Northeasterly on land of said Newbegin 200 feet to said new street running from Greenwood Street;

THENCE turning and running Northwesterly again on said new street bounded Northeasterly thereon 493 feet, more or less, to the point of beginning.

Exhibit B – Page 40 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

PARCEL II

About 20,000 square feet of land on the Southerly side of Washington Avenue, so-called bounded Northerly by Washington Avenue, Easterly, Southerly, and Westerly, by land now or formerly of Hobbs, being Lot 69, as shown on Plat 26 of the Assessor’s Plans of the Town of Wakefield;

The above premises are shown together on a plan entitled “Plan of Land in Wakefield”; dated September 14, 1892 by William H. Whitney, Civil Engineer and Surveyor, recorded with Essex County (Southern District) Registry of Deeds, Plan Book 79, Plan 41.

Exhibit B – Page 41 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

(WESTFIELD FACILITY)

(60 E. Silver Street, Westfield, Hampden County, Massachusetts)

The land in Westfield, Hampden County, Massachusetts, bounded and described as follows:

Commencing at an iron pin set at the intersection of the Westerly side of Noble Street with the Northerly side of East Silver Street; thence running North sixty-seven degrees, twenty-five minutes West (N.67°25’W.) along said East Silver Street a distance of two hundred sixteen and 64/100 (216.64) feet to an iron pin; thence running North twenty-six degrees twenty-five minutes East (N. 26°25’E.) along other land now or formerly of Raymond E. Fontaine and George O. Fontaine, Jr., Trustees, a distance of one hundred ninety-eight and 00/100 (198.00) feet to an iron pin; thence running North fifty-eight degrees forty-one minutes West (N.58°41’W.) along other land now or formerly of Raymond E. Fontaine and George O. Fontaine, a distance of one hundred seventeen and 10/100 (117.10) feet to an iron pin set at land of A. and S. Strycharz; thence running North forty degrees fifty-four minutes East (N. 40°54’E.) along said land of A. and S. Strycharz a distance of one hundred fifteen and 80/100 (115.80) feet to an iron pin set at land of the Westfield Housing Authority; thence running South fifty-three degrees thirty-eight minutes East (S.53°38’E.) along land of said Westfield Housing Authority and land of J. and M. Grimaldi a distance of three hundred eighty-six and 32/100 (386.32) feet to an iron pin set on the westerly side of said Noble Street; thence running South forty-four degrees zero minutes West (S.44°0’W.) along said Noble Street a distance of two hundred fifty and 13/100 (250.13) feet to the place of beginning.

Exhibit B – Page 42 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

BOISE

LOT 1 SUBURBAN HOME SUBDIVISION ACCORDING TO THE OFFICIAL PLAT THEREOF FILED IN BOOK 3 OF PLATS AT PAGE 109, OFFICIAL RECORDS OF ADA COUNTY, IDAHO

TOGETHER WITH THE SOUTH 15 FEET OF ABANDONED RAILROAD STREET, ADJOINING AS CONVEYED JULY 5, 1983 UNDER INSTRUMENT NO. 8333305.

LOT 2, SURBURBAN HOME SUBDIVISION ACCORDING TO THE OFFICIAL PLAT THEREOF FILED IN BOOK 3 OF PLATS AT PAGE 109, OFFICIAL RECORDS OF ADA COUNTY, IDAHO

TOGETHER WITH A STRIP OF ABANDONED RIGHT OF WAY, MORE COMMONLY KNOWN AS A PORTION OF RAILROAD STREET, LOCATED IN THE NORTHWEST QUARTER OF SECTION 1, TOWNSHIP 3 NORTH RANGE 1 EAST, BOISE MERIDIAN, ADA COUNTY, IDAHO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 2 OF SURBURBAN HOME ADDITION, ACCORDING TO THE OFFICIAL PLAT THEREOF FILED IN BOOK 3 OF PLATS AT PAGE 109, RECORDS OF ADA COUNTY, IDAHO, SAID POINT BEING THE REAL POINT OF BEGINNING; THENCE WEST ALONG THE NORTHERLY LINE OF LOT 2 OF SAID SURBURBAN HOME ADDITION, A DISTANCE OF 316.65 FEET TO A POINT; THENCE NORTH A DISTANCE OF 15.00 FEET TO A POINT; THENCE EAST ALONG A LINE 15.00 FEET NORTH OF AND PARALLEL TO THE NORTHERLY LINE OF LOT 2 OF SAID SURBURBAN HOME ADDITION, A DISTANCE OF 316.65 FEET TO A POINT; THENCE SOUTH A DISTANCE OF 15.00 FEET TO THE REAL POINT OF BEGINNING.

EXCEPT

ANY PORTION THEREOF CONVEYED TO ADA COUNTY HIGHWAY DISTRICT FOR PUBLIC RIGHT OF WAY BY DEEDS RECORDED UNDER INSTRUMENT NO.7921385 AND 8331226, AND

EXCEPT

THE WEST 5 FEET THEREOF CONVEYED TO ADA COUNTY HIGHWAY DISTRICT FOR PUBLIC RIGHT OF WAY BY DEED RECORDED UNDER INSTRUMENT NO.7921386.

Exhibit B – Page 43 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

CHEYENNE MOUNTAIN

PARCEL A:

Lot 1, TENDERFOOT HILLS MEDICAL INVESTORS SUBDIVISION, A REPLAT OF LOTS 1 AND 2, CHEYENNE MOUNTAIN NURSING CENTER AND CHEYENNE MOUNTAIN HIGHLANDS, in the City of Colorado Springs, El Paso County, Colorado, according to the plat thereof recorded in Plat Book X-3 at Page 132.

PARCEL B:

That part of Lot 1, CHEYENNE MOUNTAIN NURSING CENTER AND CHEYENNE MOUNTAIN HIGHLANDS, a Subdivision of a part of the Southwest quarter of the Southwest quarter of Section 29 and a part of the Northeast quarter in Section 31 and a part of the North half of Section 32, all in Township 14 South, Range 66 West of the 6th P.M., in the City of Colorado Springs, County of El Paso, State of Colorado, described as follows:

Commencing at the Northeast corner of Section 31, Township 14 South, Range 66 West of the 6th P.M., from which the North quarter corner of said Section 31 bears S 88 degrees 44 minutes 03 seconds W, thence S 8 degrees 27 minutes 01 seconds W, 1151.65 feet; thence S 80 degrees 39 minutes 20 seconds E, 65.67 feet; thence S 71 degrees 17 minutes 50 seconds E, 202.70 feet; thence N 85 degrees 41 minutes 45 seconds E, 186.53 feet; thence S 35 degrees 08 minutes 55 seconds E, 268.44 feet; thence S 65 degrees 30 minutes E, 165.00 feet; thence N 80 degrees 00 minutes E, 130.00 feet; thence S 45 degrees 00 minutes E, 80.00 feet, thence N 42 degrees 46 minutes 44 seconds E, 276.65 feet to the True Point of Beginning;

Thence S 42 degrees 46 minutes 44 seconds W, 276.65 feet;

Thence S 45 degrees 00 minutes E, 150.86 feet;

Thence N 82 degrees 30 minutes E, 552.53 feet;

Thence N 65 degrees 00 minutes E, 168.00 feet;

Thence N 27 degrees 30 minutes E, 517.09 feet;

Thence Northwesterly, 17.21 feet along the arc of a curve concave to the Northeast to a point tangent, said arc having a radius of 330.00 feet, a delta angle of 2 degrees 59 minutes 19 seconds and being subtended by a chord that bears N 66 degrees 29 minutes 40 seconds W, 17.21 feet;

Exhibit B – Page 44 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

Thence N 65 degrees 00 minutes W, 207.63 feet to a point of curve to the left;

Thence Westerly, 259.18 feet along the arc of said curve to a point tangent, said arc having a radius of 270.00 feet, a delta angle of 55 degrees 00 minutes 00 seconds, and being subtended by a chord that bears S 87 degrees 30 minutes WI 249.34 feet;

Thence S 60 degrees 00 minutes W, 111.76 feet to the Southerly line of that tract of land described by Deed recorded in Book 2607 at Page 204 of the records of El Paso County, Colorado;

Thence continuing S 60 degrees 00 minutes W, 14.98 feet along the Southerly line of that tract of land recorded in said Book 2607 at Page 204 to a point of curve to the right;

Thence Westerly, 199.06 feet along the Southerly line of that tract of land recorded in said Book 2607 at Page 204 to a point on a line that bears N 22 degrees 29 minutes 49 seconds E, from the True Point of Beginning, said arc having a radius of 430.00 feet, a delta angle of 26 degrees 31 minutes 28 seconds and being subtended by a chord that bears S 73 degrees 15 minutes 44 seconds W, 197.29 feet;

Thence S 22 degrees 29 minutes 49 seconds W, 276.65 feet to the True Point of Beginning.

A portion of which is now known as Lots 1 through 64 inclusive all in DONNER POINT, in the City of Colorado Springs, El Paso County, Colorado, according to the plat thereof recorded in Plat Book Z-3 at Page 91.

Exhibit B – Page 45 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

PIKES PEAK

A PORTION OF BLOCK 1, FILING #1 OF TEMPLETON GAP ADDITION #2, AS RECORDED IN PLAT BOOK [B orE] -2 AT PAGE 44, OF THE RECORDS OF EL PASO COUNTY, COLORADO, EXCEPT THEREFROM THE TRACT OF LAND DEDICATED FOR UNION BLVD. DESCRIBED IN BOOK 5058 AT PAGE 195 OF SAID EL PASO COUNTY RECORDS, AND INCLUDING A PARCEL OF LAND EASTERLY OF AND ADJACENT TO AFOREMENTIONED BLOCK 1, ALL OF WHICH IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWESTERLY CORNER OF SAID BLOCK 1, FILING #1, OF TEMPLETON GAP ADDITION #2; THENCE N 61 DEGREES 25 MINUTES 49 SECONDS E ALONG THE NORTHWESTERLY LINE THEREOF, A DISTANCE OF 21.61 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUE N 61 DEGREES 25 MINUTES 49 SECONDS E ALONG SAID NORTHWESTERLY LINE OF BLOCK 1, A DISTANCE OF 298.39 FEET TO THE NORTHEASTERLY CORNER OF SAID BLOCK 1 THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY BOUNDARY OF SAID BLOCK I ON A CURVE TO THE RIGHT HAVING A RADIUS OF 1619.65 FEET THROUGH A CENTRAL ANGLE OF DO DEGREES 54 MINUTES 57 SECONDS, THE CHORD OF WHICH BEARS S 28 DEGREES 06 MINUTES 43 SECONDS E, A CHORD AND ARC DISTANCE OF 25.89 FEET; THENCE SOUTHEASTERLY ON A CURVE TO THE RIGHT, HAVING A RADIUS OF 120.00 FEET, THROUGH A CENTRAL ANGLE OF 56 DEGREES 34 MINUTES 04 SECONDS, THE CHORD OF WHICH BEARS S 52 DEGREES 44 MINUTES 13 SECONDS E, A CHORD DISTANCE OF 113.72 FEET, AN ARC DISTANCE OF 118.48 FEET; THENCE SOUTHEASTERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 1669.65 FEET THROUGH A CENTRAL ANGLE OF 6 DEGREES 3 MINUTES 37 SECONDS, THE CHORD OF WHICH BEARS S 21 DEGREES 05 MINUTES 53 SECONDS E, A CHORD DISTANCE OF 176.52 FEET, AN ARC DISTANCE OF 176.60 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHEASTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 168.50 FEET THROUGH A CENTRAL ANGLE OF 38 DEGREES 30 MINUTES 01 SECONDS, THE CHORD OF WHICH BEARS S 37 DEGREES 19 MINUTES 05 SECONDS E, A CHORD DISTANCE OF 111.11 FEET, AN ARC DISTANCE OF 113.22 FEET; THENCE S 56 DEGREES 34 MINUTES 06 SECONDS E, A DISTANCE OF 190.00 FEET TO INTERSECT A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY LINE OF EXISTING PASEO ROAD; THENCE S 33 DEGREES 25 MINUTES 54 SECONDS W ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 95.00 FEET TO THE MOST EASTERLY CORNER OF AFOREMENTIONED BLOCK 1, FILING #1 OF TEMPLETON GAP ADDITION #2, THENCE SOUTHWESTERLY ON A CURVE TO THE RIGHT ALONG THE SOUTHERLY BOUNDARY OF AFOREMENTIONED BLOCK 1 HAVING A RADIUS OF 542.96 FEET THROUGH A CENTRAL ANGLE OF 50 DEGREES 34 MINUTES 00 SECONDS, AN ARC DISTANCE OF 479.19 FEET; THENCE S 84 DEGREES 11 MINUTES 55 SECONDS WALONG SAID

Exhibit B – Page 46 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

NORTHWESTERLY RIGHT- OF-WAY LINE OF PASEO ROAD AND THE SOUTHERLY LINE OF SAID BLOCK 1, A DISTANCE OF 56.57 FEET; THENCE NORTHWESTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 1309.65 FEET, THROUGH A CENTRAL ANGLE OF 20 DEGREES 59 MINUTES 58 SECONDS, AN ARC DISTANCE OF 480.00 FEET; THENCE N 20 DEGREES 58 MINUTES 07 SECONDS W TANGENT TO AFOREMENTIONED CURVE, A DISTANCE OF 174.77 FEET TO INTERSECT A POINT ON THE NORTHWESTERLY LINE OF AFOREMENTIONED BLOCK 1 AND THE TRUE POINT OF BEGINNING.

Exhibit B – Page 47 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

MESA MANOR

A part of the SE 1/2SE 1/2 of Section 2, Township 1 South, Range 1 West of the Ute Meridian described as follows:

BEGINNING AT A POINT North 0 degrees 01 minutes East, 640 feet and South 89 degrees 47 minutes west, 40 feet from the Southeast corner of Section 2; Thence North 0 degrees 01 minutes East, 300 feet;

Thence South 89 degrees 47 minutes West, 552.67 feet to the centerline of Little Bookcliff Railway;

Thence along said centerline South 5 degrees 22 minutes 30 seconds West 301.43 feet;

Thence North 89 degrees 47 minutes East, 580.83 feet to the point of beginning, County of Mesa, State of Colorado.

Exhibit B – Page 48 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

PUEBLO

THE EAST HALF OF GAYLORD AVENUE LYING BETWEEN BLOCK 2 AND BLOCK 3; ALL OF THE SAID BLOCK 3 AND THAT PORTION OF ALMA AVENUE LYING BETWEEN SAID BLOCK 3 AND BLOCK 6; ALL BEING IN UNIVERSITY HEIGHTS, ACCORDING TO THE RECORDED PLAT THEREOF, COUNTY OF PUEBLO, STATE OF COLORADO.

Exhibit B – Page 49 of 50

Schedules & Exhibits to

SECOND AMENDED AND RESTATED MASTER LEASE

CHEYENNE PLACE

That portion of Lot 2, TENDERFOOT HILLS MEDICAL INVESTORS SUBDIVISION, A REPLAT OF LOTS 1 AND 2, CHEYENNE MOUNTAIN NURSING CENTER AND CHEYENNE MOUNTAIN HIGHLANDS, in the City of Colorado Springs, El Paso County, Colorado, according to the plat thereof recorded in Plat Book X-3 at Page 132 more particularly described as follows: Commencing at the Northeast corner of Section 31, Township 14 South, Range 66 West of the 6th P.M., from which the North quarter corner of said Section 31 bears South 88 degrees 44 minutes 03 seconds West; thence South 08 degrees 27 minutes 01 seconds West, 1151.65 feet; thence South 80 degrees 39 minutes 20 seconds East, 65.67 feet; thence South 71 degrees 17 minutes 50 seconds East, 202.70 feet; thence North 85 degrees 41 minutes 45 seconds East, 186.53 feet to the true point of beginning; thence South 35 degrees 08 minutes 55 seconds East, 268.44 feet; thence South 65 degrees 30 minutes East, 165.00 feet; thence North 80 degrees East, 130.00 feet; thence South 45 degrees East, 80.00 feet; thence North 42 degrees 46 minutes 44 seconds East; 276.65 feet; thence North 22 degrees 29 minutes 49 seconds East, 276.65 feet to a point on a curve being the Southerly line of that tract of land described by Deed recorded in Book 2607 at Page 204 of the records of El Paso County, Colorado; thence Westerly 201.20 feet along the arc of said curve to a point tangent, said arc having a radius of 430.00 feet, a delta angle of 26 degrees 48 minutes 32 seconds and being substended by a chord that bears North 80 degrees 04 minutes 16 seconds West, 199.37 feet; thence North 66 degrees 40 minutes West 402.25 feet along the Southerly line of that tract of land recorded in said Book 2607 at Page 204; thence South 23 degrees 20 minutes 00 seconds West 298.54 feet; thence South 68 degrees 25 minutes 00 degrees West 96.93 feet; thence South 23 degrees 20 minutes 00 seconds West 22.50 feet to the true point of beginning.

Exhibit B – Page 50 of 50

Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

Exhibit C-1

Lessor Funding of Certain Capital Expenditures

1.	Definitions.

(a) Any capitalized term used but not defined in this Exhibit will have the meaning assigned to such term in the Master Lease.

(b) In addition to the other definitions contained herein, when used in this Exhibit the following terms shall have the following meanings and to the extent that any of the following definitions are also contained in Exhibit C-2, the definition set forth in
Exhibit C-2 shall be deemed to amend and supersede the same in its entirety:

Actual Cost: means the actual cost of services or materials incorporated into the Approved Project or the Approved Projects, which amount does not include any amounts paid to Lessee or any Affiliate of Lessee without the written consent of Lessor, but does include the Accrued Financing Costs.

Accrued Financing Costs: is defined in Exhibit C-2.

Additional Rent Commencement Date: is defined in Exhibit C-2.

Additional Project Rent: is defined in Exhibit C-2.

Approved Amount: means the maximum amount that Lessor has agreed to fund with respect to any Approved Project. For the avoidance of doubt, the Approved Amount includes all Accrued Financing Costs.

Approved Project or Approved Projects: means one, some or all of the improvements and repairs to the Eligible Facilities which are suggested by Lessee and approved by Lessor pursuant to this Exhibit.

Approved Project Start Date: means, for each Approved Project, the date set forth in Section 2(a) below which was the first day of the first month following the date such Approved Project was approved by Lessor.

Cost Overrun: is defined in Section 3(c) of this Exhibit.

Eligible Facilities: means the Eligible Litchfield Facilities and the Eligible Non-Litchfield Facilities.

Eligible Litchfield Facilities: means (i) any Litchfield Facility consented to in writing by Lessor, and (ii) any of the following Litchfield Facilities:

Name	Address
Capitol Care Center	8211 Ustick Road, Boise, ID

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Name	Address
Cheyenne Mountain Care Center	835 Tenderfoot Hill Road, Colorado Springs, CO
Pikes Peak Care Center	2719 North Union Boulevard, Colorado Springs, CO

Eligible Non-Litchfield Facilities: means (i) any Non-Litchfield Facility consented to in writing by Lessor, and (ii) any of the following Non-Litchfield Facilities:

Name	Address
SunBridge Care & Rehab for Decatur	1350 14th Avenue SE, Decatur, AL
SunBridge Care & Rehab for Dunbar	501 Caldwell Lane, Dunbar, WV
Idaho Falls Care Center	3111 Channing Way, Idaho Falls, ID
SunBridge Care & Rehab for Milford	19 Veterans Memorial Drive, Milford, MA
SunBridge Care & Rehab for Mount Olive	228 Smith Chapel Road, Mount Olive, NC
SunBridge Pine Lodge Care & Rehab	405 Stanford Road, Beckley, WV
SunBridge Care & Rehab for Putnam	300 Seville Road, Hurricane, WV
SunBridge Care & Rehab - Shoals	500 John Aldridge Drive, Tuscumbia, AL

Funded Amount: means, with respect to each Approved Project, the aggregate funds expended by Lessor and all Accrued Financing Costs on such Approved Project, and with respect to all Approved Projects, the aggregate funds expended by Lessor and all Accrued Financing Costs on all Approved Projects.

Maximum Funded Amount: is defined in Exhibit C-2.

Plans and Specifications: means the written plans and specification for an Approved Project to be submitted by Lessee and approved by Lessor, as such plans and specifications may be amended as set forth in this Exhibit.

Project Costs: is defined in Exhibit C-2.

Proposed Project: is defined in Section 3(a) of this Exhibit.

Substantial Completion Date: is defined in Section 3(b) of this Exhibit.

Title Company: means Chicago Title Insurance Company or such other national title company as may be selected by Lessor and reasonably acceptable to Lessee.

Unallocated Funds: means the Maximum Funded Amount less the sum of (i) the Funded Amount for all completed Approved Projects and Structural Projects, and (ii) the Approved Amount for all pending Approved Projects and Structural Projects.

2.	Approved Projects.

(a) Approval. As of the Amended Lease Related Date, Lessee has

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Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

submitted Plans and Specifications and proposed Budget to Lessor for, and secured the approval of Lessor with respect to, renovations to the following Facilities (each an “Approved Project” and collectively, the “Approved Projects”):

Facility	Project Type	Approved Project Start Date	Approved Amount	Estimated Completion Date
Cheyenne Mountain Care Center	Renovation	7/1/09	$2,177,965	12/10
Pikes Peak Care Center	Renovation	12/1/08	$2,735,136	12/10
Capitol Care Center	Renovation	8/1/08	$1,400,000	Completed
SunBridge Care & Rehab for Decatur	Renovation	7/1/09	$2,153,801	Completed
SunBridge Care & Rehab for Milford	Renovation	4/1/09	$1,200,000	Completed
SunBridge Care & Rehab for Mount Olive	Renovation	3/1/09	$1,400,000	12/10
SunBridge Pine Lodge Care & Rehab	Renovation	1/1/09	$2,624,490	Completed
SunBridge Care & Rehab for Putnam	Renovation	5/1/09	$1,592,343	Completed
SunBridge Care & Rehab – Shoals	Renovation	6/1/09	$2,258,607	Completed
SunBridge Care & Rehab for Dunbar	Renovation	5/1/09	$1,641,915	Completed

As of the Amended Lease Release Date Lessor has no obligation to consider any further Proposed Projects under this
Exhibit C-1.

(b) Commencement and Completion of Approved Projects. As of the Amended Lease Release Date, Lessee has commenced construction of each Approved Project and has completed, or is scheduled to complete, each Approved Project as of the date set forth above (or, in the case of Approved Projects which are not yet completed, as soon thereafter as reasonably possible in light of any delays in completion caused by an Unavoidable Delay). Lessee agrees that, to the extent it has not already done so, Lessee shall provide Lessor from time to time with evidence that it has secured all approvals of any governmental body or agency exercising jurisdiction of the applicable Facility required in connection with the work then being undertaken by Lessee with respect to the applicable Approved Project. An Approved Project will be complete only at such time as (i) all improvements to the Approved Project called for in the Plans and Specifications have been substantially installed or completed in a manner reasonably satisfactory to Lessor and (ii) if required under law, a public authority has issued a final certification, consent or approval for such Approved Project subject only to such conditions as may be reasonably acceptable to Lessor (the “Substantial Completion Date”).

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(c) Plans and Specifications.

(i) With respect to each of the Approved Projects, (A) Lessee previously assumed responsibility for payment of the fees, costs and expenses in developing and preparing the Plans and Specifications and (B) Lessor and Lessee acknowledge and agree that (i) they cooperated with each other in developing the Plans and Specifications, (ii) Lessee caused the Project Architect to deliver to Lessor the Plans and Specifications for review and approval by Lessor, (iii) the review by Lessor of the Plans and Specifications is for Lessor’s benefit only, and (iv) Lessor’s approval of any such Plans and Specifications shall impose no liability on Lessor, express or implied, including without limitation any representation or warranty that such Plans and Specifications are complete or accurate, or that such Plans and Specifications comply with zoning or other land use laws, local building department requirements, or any applicable public or private covenants, conditions or restrictions, and shall not in any way relieve Lessee of its obligation to perform its work in accordance with this Exhibit and all applicable laws and requirements.

(ii) With respect to each Approved Project, Lessee represents and warrants that as of the applicable Approved Project Start Date, Approved Project Rent Commencement Date, and Substantial Completion Date, the Plans and Specifications and construction pursuant thereto complied, or will comply, with all applicable governmental laws and regulations and requirements, zoning and subdivision ordinances, and standards and regulations of all governmental bodies exercising jurisdiction over the applicable Facility, including health care licensing, environmental protection, energy, equal employment regulations and appropriate supervising boards of fire underwriters and similar agencies.

(iii) Except as provided below, with respect to each Approved Project which has not been completed as of the Amended Lease Related Date, Lessee will not make, or cause or permit to be made, any change to the Plans and Specifications unless a request for the change has been submitted in writing to Lessor and approved in writing by Lessor and such other parties as Lessor may reasonably require. Lessor shall not unreasonably withhold, condition or delay its approval of a change to the Plans and Specifications; provided, however, in no event shall Lessor withhold its approval or denial of approval of a change to the Plans and Specifications for more than ten (10) business days from the date the same is submitted to Lessor for its review; and provided, further, in the event Lessor elects to disapprove a change to the Plans and Specifications, Lessor shall provide Lessee with a reasonably detailed explanation of the reasons for such disapproval and Lessee shall have a period of thirty (30) days after the receipt thereof to address Lessor’s objections and resubmit the change to the Plans and Specifications to Lessor for approval. Under no circumstances will any failure by Lessor to respond to a request for approval of a change in the Plans and Specifications be deemed to constitute approval of the request.

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(iv) With respect to each Approved Project which has not been completed as of the Amended Lease Related Date, Lessee may affect changes in the Plans and Specifications from time to time, without first obtaining Lessor’s approval, if (i) the changes do not impair the structural integrity, design concept or architectural appearance of the Approved Project or change the usefulness of the Approved Project in any way, (ii) the changes will not result in a default in any other obligation to any other party or authority and (iii) the changes will not, individually or together with any changes previously made to the Plans and Specifications, result in a net increase in the total Approved Amount of more than five percent (5%). Lessee will deliver promptly to Lessor copies of all addenda, change orders and modifications to the Plans and Specifications. Notwithstanding the foregoing, to the extent that the cost to complete the applicable Approved Project exceeds the Approved Amount (whether or not as a result of any such changes in the Plans and Specifications) (a “Cost Overrun”), Lessee will be responsible for payment of the excess unless there are Unallocated Funds available in an amount not less than the amount of the Cost Overrun, in which case Lessor shall, upon Lessee’s request, make available additional funds up to fifteen percent (15%) of the original Approved Amount with respect to an Approved Project and, in such event the Approved Amount for such Approved Project shall be increased accordingly and thereafter any and all references herein to the Approved Amount shall be the Approved Amount as so adjusted.

(v) Lessee will, after receipt of written notice from Lessor, promptly correct any material departure from the Plans and Specifications for an Approved Project, if such departure required Lessor’s approval and was not previously approved by Lessor. The approval or absence of disapproval by Lessor of any payment of Funded Amount shall not constitute a waiver of Lessor’s right to require compliance with this Section.

(d) Lessor’s Architect. Lessor may retain the services of architects and engineers, including architects and engineers employed by Lessor (the “Lessor’s Architect”), to act as Lessor’s agent in reviewing the Plans and Specifications and the progress of construction and in making such certifications and performing such other tasks and duties as Lessor deems appropriate. Subject to the limitation set forth in Section 14, Lessee will pay all reasonable fees, costs and expenses of the Lessor’s Architect within ten (10) days after demand by Lessor, accompanied by a reasonably detailed invoice or statement of the amount due from Lessor’s Architect.

(e) Character of Construction. All construction of each Approved Project which has not been completed as of the Amended Lease Release Date, will be, and all construction of each Approved Project which has been completed as of the Amended Lease Release Date was, in accordance with the Plans and Specifications, of sound materials, in good and workmanlike manner, free and

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clear of all liens, claims and encumbrances (other than the liens and security interests securing the obligations of the Lessee under this Lease), and in compliance with all laws, ordinances, regulations and restrictions affecting the applicable Facility and all requirements of all governmental authorities having jurisdiction over the applicable Facility and of the appropriate board of fire underwriters or other similar body, if any, and any applicable health care authority. Lessee will furnish Lessor with evidence of such compliance as Lessor requires from time to time.

(f) Construction Contract and Architectural/Engineering Agreement.

(i) To the extent not previously provided as of the Amended Lease Release Date, upon the request of Lessor, if applicable, a list of the construction manager(s) or general contractor(s), as the case may be, and, if applicable, the architect and/or engineer, and the contracts under which each is retained in connection with an Approved Project shall be provided by Lessee to Lessor. To the extent not previously provided as of the Amended Lease Release Date, upon request of Lessor, if applicable, Lessee will promptly furnish to Lessor executed copies of the construction management agreement or general contract(s) between Lessee and the construction manager or general contractor(s) covering all work to be done in connection with the Approved Project and executed copies of all subcontracts between the construction manager or general contractor(s) and all of their subcontractors and suppliers. Upon request of Lessor, if applicable, Lessee will promptly furnish to Lessor any amendments or modifications (including change orders) to any of the foregoing. Lessee will not modify or amend or permit to be modified or amended (including by way of change order) any construction management agreement, construction contract or construction subcontract without Lessor’s prior written approval; provided, however, that Lessor’s prior approval need not be obtained with respect to any change order that results from a change in the Plans and Specifications with respect to which Lessor’s consent is not required pursuant to this Exhibit. Upon request of Lessor, Lessee will also furnish to Lessor an executed copy of the architectural and/or engineering agreement, if any, between Lessee and the architect and/or engineer with respect to the Approved Project.

(ii) Lessee will perform or, with respect to the Approved Projects which have been completed as of the Amended Lease Release Date, did perform, its obligations under the contracts described in subparagraph (i) above, and will use or, with respect to the Approved Projects which have been completed as of the Amended Lease Release Date, did use, commercially reasonable efforts to cause each other party to such contracts to perform its obligations under such contracts.

(iii) Lessee will or, with respect to the Approved Projects which have been completed as of the Amended Lease Release Date, did, enforce

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or cause to be enforced the prompt performance of the contracts described in subparagraph (i) above and will, or with respect to the Approved Projects which have been completed as of the Amended Lease Release Date, did, perform allow Lessor to take advantage of all rights and benefits of such contracts. In addition, Lessee hereby assigns to Lessor all warranties given to Lessee under the contracts described in subparagraph (i) above.

(g) Records and Reports. Lessee will keep accurate and complete books and records relating to the Approved Projects, and Lessor will have access thereto during usual business hours upon 48 hours advance notice. If not reflected in a Request (as defined below), Lessee will furnish or cause to be furnished to Lessor from time to time, promptly upon request, (i) copies and lists of all paid and unpaid bills for labor and materials with respect to the Approved Projects, (ii) construction budgets and revisions thereof showing the estimated cost of the Approved Projects and the source of the funds required at any given time to complete and pay for the same, (iii) receipted bills or other evidence of payment with respect to the cost of the Approved Projects, and (iv) such reports as to other matters relating to the Approved Projects as Lessor may request. This paragraph will supplement any similar provision in this Lease.

(h) Access. Notwithstanding anything to the contrary contained in this Lease, Lessee will permit Lessor’s representatives to have access to any Facility at which an Approved Project is being or was performed at all reasonable times and to conduct such investigations and inspections thereof as Lessor shall determine necessary, including without limitation in connection with inspecting all work done, labor performed and materials furnished in connection with each Approved Project. Lessee will cooperate and, if applicable, will cause the construction manager or general contractor, as the case may be, to cooperate with Lessor and its representatives and agents during such inspections. Notwithstanding the foregoing, Lessee will be responsible for making inspections during the course of construction and will determine to their own satisfaction that the work done or materials supplied by the contractors and subcontractors has been properly supplied or done in accordance with applicable contracts. All inspections that may be performed by Lessor and its agents will be exclusively for the benefit of Lessor and will impose no obligation whatever upon Lessor for the benefit of any person. Lessee will hold Lessor harmless from, and Lessor will have no liability or obligation of any kind to Lessee or creditors of Lessee in connection with, any defective, improper or inadequate workmanship or materials brought in or related to an Approved Project, or any construction lien arising as a result of such workmanship or materials. No inspection by Lessor will create any obligation on Lessor or relieve Lessee of any obligation.

(i) Right to Withdraw an Approved Project. Lessee acknowledges and agrees that its right to withdraw an Approved Project as set forth in the Existing Sun Master Lease is null and void and of no further force and effect as of the Amended Lease Release Date.

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3.	Disbursements of Approved Amount.

(a) Upon satisfaction of the conditions set forth in subparagraphs (b) and (c) below, Lessor will disburse from time to time (but no more frequently than once per month) to Lessee advances of the Approved Amount for any of the Approved Projects which is not complete as of the Amended Lease Release Date, subject to the limitations set forth in Section 5(c) and Section 6 below. Lessor may condition the final disbursement of the Approved Amount for an Approved Project which is not complete as of the Amended Lease Release Date on the delivery to Lessor of evidence that there are no mechanics or materialmen’s liens on the applicable Facility, that all lien waivers have been signed and delivered to Lessee and that any punch list items have been corrected.

Disbursement of the Approved Amount with respect to the Approved Projects which have not been completed as of the Amended Lease Release Date shall be subject to the receipt by Lessor of the following:

(ii) a request for disbursement, in the form of AIA 706 (the “Request”), executed by an officer of Lessee and setting forth, among other things, the portion of the Approved Amount that Lessee then is requesting be disbursed, the amount that Lessee in good faith believes to be the cost to complete construction (after disbursement of the portion of the Approved Amount then being requested) of each Approved Project, a detailed breakdown of the costs and expenses incurred in the construction of each Approved Project to the date of Request, a detailed cost breakdown of the percentage of completion of the construction of the Approved Project to the date of the Request, the amounts then due and unpaid with respect to such construction, such other information or documentation as may be required by the Title Company and the date upon which the disbursement is desired, provided that the date of the disbursement must not be less than five (5) Business Days after the date upon which the Lessor receives the Request and the other items set forth in clauses (ii) and (iii) below;

(iii) a certification from Lessee that, as of the date of the Request, no Event of Default exists under this Lease, all representations and warranties set forth in this Lease are accurate and complete in all material respects, and there are no actions, suits or proceedings pending, or to the knowledge of Lessee, threatened or involving (or that would reasonably be expected to involve) Lessee, or all or any part of the Facilities and that could impair the Facilities or the ability of Lessee to perform under this Lease;

(iv) if applicable, certificates of Lessee’s architect and/or engineer, Lessor’s Architect, if any, and Lessee, certified to Lessor and Lessee and certifying that (a) the Request is correct and, to the best of its knowledge, all work on the Approved Project up to the date thereof has

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been done in substantial compliance with the Plans and Specifications for the Approved Project; (b) to the date thereof, there has been no material deviation from the budgeted cost of the Approved Project or construction progress schedule, except as authorized by Lessee and approved by Lessor; and (c) the undisbursed portion of the Approved Amount will be sufficient to meet all known costs to complete the work covered by the Plans and Specifications for the Approved Project, after giving effect to all amounts previously disbursed, plus the amount then requested.

Upon the request of Lessor, the Title Company is prepared, without condition, to issue to Lessor a date-down endorsement, dated as of the date of the disbursement, insuring Lessor’s title to the Facility at which the applicable Approved Project which has not been completed as of the Amended Lease Release Date, is being completed subject to no other exceptions than are set forth on the Title Policies delivered to Lessor on the Commencement Date, exceptions after the Commencement Date granted by or arising from the acts or omissions of Lessor and exceptions otherwise approved in writing by Lessor.

4.	Approved Project Rent.

(a) For each Approved Project, whether completed or pending as of the Amended Lease Release Date, commencing as of the Additional Rent Commencement Date, either (i) the annual Litchfield Base Rent shall be increased by the Additional Project Rent if such Approved Project is a Litchfield Facility, or (ii) the annual Non-Litchfield Base Rent shall be increased by the Additional Project Rent if such Approved Project is a Non-Litchfield Facility.

(b) From and after the applicable Additional Rent Commencement Date, such Additional Project Rent shall be part of the Litchfield Base Rent or Non-Litchfield Base Rent, as applicable, for all purposes under this Lease, including, but not limited to, annual increase as set forth in the Master Lease pursuant to the formulas set forth in the definitions of Litchfield Base Rent or Non-Litchfield Base Rent, as applicable.

(c) Notwithstanding anything in this Exhibit to the contrary, Lessor shall have no obligation to make further advances of the Funded Amount with regard to an Approved Project on or after the applicable Additional Rent Commencement Date. Any amounts advanced with respect to an Approved Project after the applicable Additional Rent Commencement Date shall be included in the calculation of Additional Project Rent immediately upon disbursement.

5. Accrual of Financing Costs. For each Approved Project, during the period from the Approved Project Start Date until the applicable Additional Rent Commencement Date, financing costs on the portion of any Funded Amount actually advanced for such Approved Project shall accrue at the rate of ten percent (10%) per annum (the “Accrued Financing Costs”). In the month such financing costs accrue, such

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financing costs shall be deemed to have been advanced as part of the Funded Amount for all purposes under this Exhibit; provided, however, in calculating the Additional Project Rent there shall be no compounding of the Accrued Financing Costs. Any amounts payable under this Section shall constitute “Rent” under this Lease.

6. Limitation on Disbursements. In addition to the limitation set forth in Section 5(c) with respect to the outside date for any disbursement of the Approved Amount for an Approved Project, in no event will Lessor pay amounts in excess of (A) the lesser of (i) the Actual Cost of such Approved Project or the Approved Amount for each such Approved Project; or (B) the Maximum Funded Amount for all Approved Projects. Lessor shall have no obligation to make any advance of the Approved Amount (i) with respect to any given Approved Project which has not been completed after the Lease Amendment Release Date, after the twentieth (20th) month after the Approved Project Start Date for such Approved Project and (ii) with respect to all of the Approved Projects, after October 31, 2011.

7. Sufficiency of Funded Amount. Lessor shall be entitled to not make a disbursement, or to make a disbursement in an amount less than the amount requested, if Lessor is not satisfied in its sole discretion that following the requested disbursement the undisbursed proceeds of the Approved Amount for any Approved Project plus the lesser of (i) fifteen percent (15%) of the original Approved Amount for such Approved Project and (ii) any Unallocated Funds will be at least equal to the sum of the estimated Project Costs to complete the Approved Project in accordance with the Plans and Specifications (including all costs incurred in connection with changes in the Plans and Specifications). If at any time it appears to Lessor that the sum of the undisbursed balance of the Approved Amount plus the lesser of (i) fifteen percent (15%) of the original Approved Amount for such Approved Project and (ii) any Unallocated Funds is less than the amount required by this Section, Lessor may give written notice to Lessee specifying the amount of the deficiency and Lessee immediately will deposit with Lessor the amount of the deficiency, which will be expended first in the same manner as the Funded Amount before any further payment of the Funded Amount will be made by Lessor.

8. Payments to Contractor, Subcontractors and Suppliers. At Lessor’s option, with respect to the Approved Projects which have not been completed as of the Amended Lease Release Date, Lessor may make payments either through the Title Company or directly to any contractor, subcontractor or supplier furnishing labor or materials in connection with an Approved Project.

9. Lessor’s Right to Cure. If Lessee fails to perform any of Lessee’s undertakings set forth in this Exhibit when due or within any applicable cure period provided for herein (or within ten (10) days in the case of a monetary default or thirty (30) days in the case of a non-monetary default, where no other cure period is specified), Lessor may, but will not be required to, perform the same, and Lessee will reimburse Lessor any amounts expended by Lessor in so doing.

10. Application of Advances. Lessee will apply or, in the case of the Approved Project completed as of the Amended Lease Release Date, has applied each

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payment of Funded Amount against amounts due and payable for construction of the Approved Project or obligations in connection therewith as set forth in each Request. Nothing contained in this Agreement will impose upon Lessor any obligation to see to the proper application of the advances by Lessee or any other party.

11. Construction or Other Liens. In the event any construction or other lien or encumbrance is filed or attached against a Facility or any part thereof without the prior written consent of Lessor, Lessor may, at its option and without regard to the priority of such construction or other lien or encumbrance, and without regard to any defenses that Lessee may have with respect to the lien or encumbrance, pay the same, and Lessee will reimburse all amounts expended by Lessor for such purpose within ten (10) days of written notice thereof.

12. Guaranty of Completion. Regardless of whether the cost of an Approved Project is less than, equal to or in excess of the amount of the Approved Amount plus the lesser of (i) fifteen percent (15%) of the original Approved Amount for such Approved Project and (ii) any Unallocated Funds, Lessee will be responsible for payment of all costs of completing each Approved Project, subject, however, to Lessee’s right to seek reimbursement from Lessor, and Lessor’s obligation to reimburse Lessee, for the Approved Amount plus the lesser of (i) fifteen percent (15%) of the original Approved Amount for such Approved Project and (ii) any Unallocated Funds, all in accordance with the terms of this Exhibit.

13. Unavoidable Delay. Upon the occurrence and during the continuance of an Unavoidable Delay with respect to an Approved Project which has not been completed as of the Amended Lease Release Date and the giving of written notice thereof to Lessor, Lessee shall be temporarily released without any liability on its part from the performance of its obligations to complete such Approved Project, except for the obligation to pay any amounts due and owing from Lessee (using the funds provided by Lessor under this Amendment, if applicable), but only to the extent and only for the period that their performance of each such obligation is prevented by the Unavoidable Delay. In each case, such notice shall include a description of the nature of the Unavoidable Delay, and its cause and possible consequences. Lessee shall promptly notify the other party of the termination of the event giving rise to the Unavoidable Delay. During the period that the performance by Lessee has been suspended by reason of an Unavoidable Delay, Lessor may likewise suspend the performance of all or part of its obligations under this Exhibit to the extent that such suspension is commercially reasonable and, notwithstanding anything in this Lease to the contrary, Lessor shall have no obligation to make disbursements of the Funded Amount with respect to such Approved Project other than with respect to requests for reimbursement submitted by Lessee for work completed at the applicable Approved Project prior to the onset of any such Unavoidable Delay.

14. Expenses of Lessor. All reasonable costs incurred by Lessor in connection with the Approved Projects, including, but not limited to, Lessor’s reasonable legal counsel and due diligence costs, title insurance, survey, UCC searches and filing fees, if any, shall, and the fees of Lessor’s Architect, at the option of Lessee, either (i) be added

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to the Funded Amount for an Approved Project or (ii) paid by Lessee; provided, however, in no event shall such costs and expenses exceed an amount equal to one half of one percent (1/2 of 1%) of the Approved Project Amount.

END OF EXHIBIT

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Exhibit C-2

Lessor Performance of Certain Capital Expenditures

1.	Definitions.

(a) Any capitalized term used but not defined in this Exhibit will have the meaning assigned to such term in the Master Lease including in Exhibit C-1 to the Master Lease.

(b) In addition to the other definitions contained herein, when used in this Exhibit the following terms shall have the following meanings and to the extent that any of the following definitions are also contained in Exhibit C-1, the definition set forth below shall be deemed to amend and supersede the same in its entirety:

Accrued Financing Costs: as defined in Section 5 of Exhibit C-1, as supplemented by Section 2 of this Exhibit.

Additional Project Rent: means, with respect to each Approved Project or Structural Project, an amount equal to (A) the Funded Amount for such Approved Project or Structural Project multiplied by (B) ten percent (10.00%).

Additional Rent Commencement Date: means, (A) for each Approved Project, the earlier to occur of (i) the Substantial Completion Date or (ii) the first day of the fifteenth (15th) month following the Approved Project Start Date for such Approved Project and (B) for each Structural Project, the earlier to occur of (i) the Substantial Completion Date, (ii) the Target Completion Date, (iii) an Event of Default, (iv) the date that Lessor and Lessee agree to stop work on a Structural Project, or (v) a default by Lessee in its obligations under the Project Management Agreement which is not cured within any cure period provided for therein.

Approved Structural Project Documents: has the meaning set forth in Section 2(b).

Funded Amount: means, with respect to each Approved Project or Structural Project, the aggregate funds expended by Lessor and all Accrued Financing Costs on such Approved Project or Structural Project, and with respect to all Approved Projects and Structural Projects, the aggregate funds expended by Lessor and all Accrued Financing Costs on all Approved Projects and Structural Projects.

Maximum Funded Amount: means the aggregate maximum amount which Lessor has agreed to make available to Lessee to cover the Actual Cost of all of the Approved Projects and which Lessor may elect to invest in the Structural Projects, to wit, Twenty Five Million and no/100 Dollars ($25,000,000).

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Project Costs: means all costs and fees paid or accrued in connection with an Approved Project or Structural Project.

Project Management Agreement: has the meaning set forth in Section 2(d).

Proposed Structural Project Budget: has the meaning set forth in Section 2(b).

Proposed Structural Project Description: has the meaning set forth in Section 2(b).

Proposed Structural Project Rent Adjustment: has the meaning set forth in Section 2(b).

Proposed Structural Project Timeline: has the meaning set forth in Section 2(b).

Structural Project: means any project at an Eligible Facility which modifies the footprint of the Eligible Facility or involves a modification to any structural component of the Eligible Facility, such as the roof, foundation or exterior walls.

Target Completion Date: means the date that is identified as the anticipated Substantial Completion Date in the Project Description contemplated by Section 2(b) of this Exhibit.

2. Landlord Sponsored Projects.

(a) Structural Projects. In addition to the Proposed Projects which Lessee submitted to Lessor under the terms of Exhibit C-1 of the Master Lease, Lessor had the right, in accordance with the terms of the Existing Sun Master Lease, to undertake, at its sole cost and expense, Structural Projects at the Eligible Facilities. As of the Amended Lease Release Date, Lessor has elected to undertake the following Structural Projects and as to such Structural Projects the provisions of this Section 2 shall govern such Structural Project:

Facility	Project Type	Approved Project Start Date	Approved Amount	Estimated Completion Date
SunBridge Care & Rehab for Decatur	Addition	7/1/09	$1,646,199	6/11
SunBridge Care & Rehab – Shoals	Addition	6/1/09	$500,000	12/10

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(b) Project Description. Lessee acknowledges and agrees that, as of the Amended Lease Release Date, Lessor has fully complied with its obligations under the Existing Sun Master Lease with respect to the development and submission to Lessee for Lessee’s review and approval of a reasonably detailed description of the Structural Project (the “Proposed Project Description”), along with a proposed timeline for completion of the Structural Project, which timeline shall include the anticipated Substantial Completion Date (the “Proposed Structural Project Timeline”), a proposed budget with respect thereto (the “Proposed Structural Project Budget”) and Lessor’s estimate of the adjustment to the Base Rent, which adjustment shall be calculated in accordance with the terms of the Master Lease, that is reasonably likely to occur upon completion of the construction thereof (the “Proposed Structural Project Rent Adjustment” and together with the Proposed Structural Project Description, the Proposed Structural Project Timeline and the Proposed Structural Project Budget, the “Approved Structural Project Documents”) and that Lessor commenced the proposed Structural Project in accordance with the Approved Structural Project Documents. Lessor and Lessee acknowledge and agree that the actual adjustment to Base Rent shall be calculated based upon the actual funds expended by Lessor, and not on the Proposed Structural Project Budget or on the Approved Structural Project Documents. Lessee acknowledges and agrees that the Proposed Structural Project Budget includes (i) all reasonable costs incurred by Lessor in connection with the Structural Project, including, but not limited to, Lessor’s reasonable legal counsel and due diligence costs, title insurance, survey, UCC searches and filing fees, if any, shall, and the fees of Lessor’s Architect and (ii) Lessor’s financing costs related to the funds used to pay for the Structural Project. In furtherance of the foregoing, during the period from the Structural Project Start Date until the applicable Additional Rent Commencement Date, financing costs on the portion of any Funded Amount actually advanced for such Structural Project shall accrue at the rate of ten percent (10%) per annum (such costs to be included within the definition of the “Accrued Financing Costs”). Lessee acknowledges and agrees that the failure on the part of Lessor to include any cost in the Proposed Structural Project Budget or in the Approved Structural Project Documents, or to accurately estimate the amount of any such cost, shall not preclude Lessor from including the full amount of such cost in the Funded Amount. In the month such financing costs accrue, such financing costs shall be deemed to have been advanced as part of the Funded Amount for all purposes under this Exhibit; provided, however, in calculating the Additional Project Rent there shall be no compounding of the Accrued Financing Costs.

(c) General Contractor. Lessor’s obligation to undertake each Structural Project was conditioned on Lessor entering into a contract with a general contractor acceptable to Lessor in the exercise of its sole and absolute judgment and on terms and conditions acceptable to Lessor in the exercise of its sole and absolute judgment, which condition has been satisfied as of the Amended Lease Release Date.

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(d) Project Management. Lessor shall have the right, but not the obligation, in connection with any Structural Project to engage Lessee (or one or more of its Affiliates) to supervise the day to day construction and completion of the Project pursuant to a project management agreement to be entered into by Lessor and Lessee on terms and conditions acceptable to Lessor in the exercise of its sole and absolute judgment (the “Project Management Agreement”). Lessee acknowledges and agrees that, for purposes of Section 16.1.13 of the Master Lease, it shall be an Event of Default under the Master Lease if Lessee defaults in its obligations under the Project Management Agreement and such default is not cured within any cure period set forth in the Project Management Agreement (as compared to in Section 16.1.13) and the applicable Structural Project is not completed by the Target Completion Date as a result of such uncured default under the Project Management Agreement.

(e) Character of Construction. All construction of the Structural Projects will be of sound materials, in good and workmanlike manner, free and clear of all liens, claims and encumbrances (other than the liens and security interests securing the obligations of the Lessee under the Master Lease), and in compliance with all laws, ordinances, regulations and restrictions affecting the applicable Eligible Facility and all requirements of all governmental authorities having jurisdiction over the applicable Eligible Facility and of the appropriate board of fire underwriters or other similar body, if any, and any applicable health care authority.

(f) Records and Reports. During the construction period and for a period of six (6) months after the Additional Rent Commencement Date for a Structural Improvement, Lessor will use commercially reasonable efforts to maintain accurate and complete books and records relating to the Structural Project, including, but not limited to, (i) copies and lists of all paid and unpaid bills for labor and materials with respect to the Structural Project, (ii) construction budgets and revisions thereof showing the estimated cost of the Structural Projects and the source of the funds required at any given time to complete and pay for the same, (iii) receipted bills or other evidence of payment with respect to the cost of the Structural Project, and (iv) such reports as to other matters relating to the Structural Project as Lessee may reasonably request.

(g) Access. Notwithstanding anything to the contrary contained in this Lease, Lessee will permit Lessor and Lessor’s representatives to have access to any Eligible Facility at which a Structural Project is being performed at all reasonable times and to conduct such investigations and inspections thereof as Lessor shall determine necessary, including without limitation in connection with inspecting all work done, labor performed and materials furnished in connection with each Structural Project. Lessee will cooperate with Lessor and its representatives and agents during such inspections. All inspections that may be performed by Lessor and its agents will be exclusively for the benefit of Lessor and will impose no obligation whatever upon Lessor for the benefit of any person. No inspection by Lessor will create any obligation on Lessor other than the

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obligations otherwise specifically imposed on Lessor under this Exhibit or the terms of any construction documents related to the Structural Project to which Lessor may be a party or relieve Lessee of any obligation it may have under the Master Lease.

(h) Right to Withdraw a Structural Project. Lessor acknowledges and agrees that its right to withdraw a Structural Project as set forth in the Existing Sun Master Lease is null and void and of no further force and effect as of the Amended Lease Release Date.

(i) Funding of a Structural Project. Lessor shall be solely responsible for the payment of all Project Costs related to each Structural Project.

3.	Structural Project Rent.

(a) For each Structural Project, commencing as of the Additional Rent Commencement Date, the annual Non-Litchfield Base Rent shall be increased by the Additional Project Rent, it being understood and agreed that each of the Structural Projects described in Section 2(a) is being undertaken at a Non-Litchfield Facility.

(b) From and after the applicable Additional Rent Commencement Date, such Additional Project Rent shall be part of the Non-Litchfield Base Rent for all purposes under this Lease, including, but not limited to, annual increase as set forth in the Master Lease pursuant to the formulas set forth in the definition of Non-Litchfield Base Rent.

4. Expenses of Lessor. All reasonable costs incurred by Lessor in connection with any Structural Project, including, but not limited to, Lessor’s reasonable legal counsel and due diligence costs, title insurance, survey, UCC searches and filing fees, if any, and the fees of Lessor’s Architect shall be added to the Funded Amount for any Structural Project.

5. Unavoidable Delay. Upon the occurrence and during the continuance of an Unavoidable Delay with respect to a Structural Project and the giving of written notice thereof to Lessee, Lessor shall be temporarily released without any liability on its part from the performance of its obligations to complete such Structural Project, but only to the extent and only for the period that their performance of each such obligation is prevented by the Unavoidable Delay. In each case, such notice shall include a description of the nature of the Unavoidable Delay, and its cause and possible consequences. Lessor shall promptly notify Lessee of the termination of the event giving rise to the Unavoidable Delay.

END OF EXHIBIT

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Exhibit C-3

Funded Amount and Additional Project Rent as of October 31, 2010

[Attached]

Exhibit C-3

Sun Rent Analysis

	Rent & Capital Expenditure Funding as of 10/31/2010					Remaining Budget for Capital Funding
	Base Contractual Rent		Construction Rent		Total
	Non-Litchfield	Litchfield	Non-Litchfield	Litchfield
Capital Expenditures Funded through 10/31/2010			11,180,371	4,750,147	15,930,519	5,233,606
Annual Return rate on Capital Expenditures			10.0%

Annual Rent for Capital Expenditures			1,118,037

Monthly Rent for Capital Expenditures			93,169.76		93,169.76

Contractual Rent due November 1, 2010	2,041,898.90	552,097.22	93,169.76	*	2,687,165.88

Monthly impact of 1% increase in Rent as of 11/1/2010	20,418.99	5,520.97	931.70	*	26,871.66
November Rent including 1% increase	2,062,317.89	557,618.19	94,101.46	*	2,714,037.54
Annual Impact of 1% increase in Rent as of 11/1/2010	245,027.87	66,251.67	11,180.37	*	322,459.91
*Litchfield Construction Rent Rolled into Litchfield Base Rent in October 2010

Annualized	24,747,814.67	6,691,418.31	1,129,217.51		32,568,450.49

	Monthly	Annualized
Aggregate Non-Litchfield Base Rent	2,156,419.35	25,877,032.18
Aggregate Litchfield Base Rent	557,618.19	6,691,418.31

Aggregate Base Rent	2,714,037.54	32,568,450.49

Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

Exhibit D

Permitted Encumbrances

All covenants, easements, restrictions, conditions and other matters of record with respect to the Leased Properties as of the Commencement Date as to each Leased Property, except the following: (a) liens for past due real estate taxes and assessments; (b) mechanic’s liens (other than resulting from the actions of Omega and its Affiliates); (c) judgment liens (other than against Omega and its Affiliates); and (d) monetary liens, mortgages or financing statements for the benefit of any third-party creditor of Lessee, other than Omega and its Affiliates.

D-1

Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

Exhibit E

Form of Estoppel Certificate

The undersigned,                                                          , a              corporation (“            ”) under that certain Third Amended and Restated Master Lease Agreement (the “Lease”) dated             , 2010 and effective as of                     , 2010 and made with                                          ( “                            ”), hereby certifies:

1. That it is              under this Lease; that attached hereto as Exhibit “A” is a true and correct copy of this Lease; that said Lease is now in full force and effect and has not been amended, modified or assigned except as disclosed or included in Exhibit “A”; and that said Lease constitutes the entire agreement between Lessor and Lessee.

2. That there exist no defenses or offsets to enforcement of this Lease; that there are, as of the date hereof, no breaches or uncured defaults on the part of the undersigned or, to the undersigned’s knowledge, on the part of the other party to the Lease; and that the undersigned has no notice or knowledge of any prior assignment, hypothecation, subletting or other transfer of the other party’s interest in this Lease, except                                         .

3. That the Base Rent for the Lease Year under this Lease is $        . All Rent which is due has been paid, and there are no unpaid Additional Charges owing to or by the undersigned under this Lease as of the date hereof. No Base Rent or other items (including without limitation security deposit and any impound account or funds) have been paid by the undersigned in advance under this Lease except for the security deposit held by Lessor [in the form of an irrevocable letter of credit] in the amount of $             and the monthly installment of Base Rent that became due on                                         .

4. That the undersigned has no claim against the other party to the Lease for any security deposit, impound account or prepaid Rent except as provided in paragraph 3 of this Certificate.

5. That there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any State thereof, nor has the undersigned nor, to the best of the undersigned’s knowledge has the other party to the Lease begun any action, or given or received any notice for the purpose of termination of this Lease.

6. That there are, as of the date hereof, no breaches or uncured defaults on the part of the undersigned under any other agreement executed in connection with this Lease.

7. This Estoppel Certificate has been requested for the benefit of              (“Relying Party”). The Relying Party is entitled to rely on the statements of the undersigned contained in this certificate.

8. All capitalized terms used herein and not defined herein shall have the meanings for such terms set forth in the Lease.

E - Page 1 of 2

Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

9.(Add provision required by Relying Party).

Dated:

(Name of Lessor or Lessee)

By:
Its:

E - Page 2 of 2

Schedules & Exhibits to

THIRD AMENDED AND RESTATED MASTER LEASE

Exhibit F

Form of OTA

[Attached]

OPERATIONS TRANSFER AGREEMENT

(INSERT FACILITY CITY AND STATE)

THIS AGREEMENT is made and entered into as of the      day of         , 20     (the “Execution Date”) by and between                     , a                      (“Licensee”) and                     , a                      (“New Operator”).

RECITALS

A. Licensee is the tenant and licensed operator of the Facility. Licensee leases the Facility from Landlord under the terms of the Lease.

B. Landlord and Licensee have agreed to terminate the Lease. DRAFTING NOTE: EXPAND THIS RECITAL AS NEEDED TO FIT THE FACTS OF THE PARTICULAR TRANSACTION.

C. In order to facilitate a transition of operational and financial responsibility from Licensee to New Operator in a manner which will ensure the continued operation of the Facility after the Effective Date in compliance with applicable law and in a manner which does not jeopardize the health and welfare of the residents of the Facility, Licensee and New Operator are desirous of documenting certain terms and conditions relevant to the transition of operational and financial responsibility from Licensee to New Operator.

D. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in Exhibit A.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.	Change of Ownership.

1.1. New Operator agrees that, to the extent it has not previously done so, within two (2) business days after the Execution Date, New Operator shall file all applications and other documents required for the issuance of the Licensure Approvals and thereafter New Operator shall diligently proceed with securing the Licensure Approvals and shall (A) from time to time, upon request of Licensee, advise Licensee of the status of New Operator’s efforts to secure the Licensure Approvals, (B) promptly advise Licensee once New Operator has received confirmation of the date on which the New License will be issued and thus the anticipated Effective Date is known to New Operator and (C) promptly upon receipt of a request therefor from Licensee, New Operator shall provide Licensee with copies of the documents evidencing the New License and the other Licensure Approvals. Licensee shall reasonably and promptly cooperate with New Operator in filing any notices or furnishing any other documents required to be filed by Licensee in order to enable New Operator to obtain the Licensure Approvals and, upon request, Licensee will provide drafts of such notices to New Operator for its review and comment.

Exhibit F-1 of 47

1.2. On the Effective Date Licensee shall assign to New Operator its Medicare and Medicaid Provider Agreements in accordance with and as permitted by any and all applicable laws and orders, rules, requirements and regulations of CMS and the State subject to any and all other applicable federal or State statutes and regulations regarding the same. All liability under Licensee’s Medicare and Medicaid Provider Agreements prior to the Effective Date will be the responsibility of Licensee. New Operator and Licensee acknowledge and agree that New Operator is not expected to have received “tie in” notice from CMS with respect to the Medicare Provider Agreement or a new Medicaid Provider Agreement as of the Effective Date. Accordingly, in consideration for, and as a material inducement to, Licensee’s agreement to consummate the transaction provided for herein prior to New Operator’s receipt thereof, New Operator agrees that it will not begin to bill for its services under Medicaid or Medicare until the tie in notice/new Provider Agreement and the required provider numbers have been received by New Operator. Licensee will not bill Medicare or Medicaid or any other provider for services provided by New Operator after the Effective Date.

1.3. As between Licensee and the New Operator, the New Operator shall be solely responsible for the CHOW Liabilities; provided, however, that this shall not affect the liability, if any, of Licensee under any Lease Termination Agreement executed by and between Licensee and Landlord (the “LTA”). For the avoidance of doubt, the parties acknowledge and agree that it is their intent that in the event New Operator is required to make physical plant repairs, modifications or replacements to the Facility in order to obtain the New License and such repairs, modifications or replacements were the subject of deficiencies which Licensee received from the applicable local, State or federal governmental authorities during the period prior to the Effective Date, then Licensee, rather than New Operator shall be responsible for the reasonable cost thereof (the “Licensee Pre-Effective Date Physical Plant Regulatory Obligations”) but otherwise all such repairs, modifications and replacements shall be undertaken by New Operator at its sole cost and expenses.

1.4. In the event of a breach by New Operator prior to the Effective Date of its obligations under Section 1.1 that Licensee determines is reasonably likely to materially impair New Operator’s ability to secure the Licensure Approvals and which breach has not been cured within ten (10) days after receipt of written notice from Licensee or in the event the Effective Date has not occurred by the Outside Date, then Licensee shall have the right, but not the obligation, at anytime thereafter, on written notice to New Operator and Landlord, to declare this Agreement null and void and of no further force and effect, after which neither party shall have any further rights or obligations hereunder.

1.5. DRAFTING NOTE: DELETE THIS SECTION AND THE RELATED EXHIBIT IF NOT APPLICABLE. New Operator acknowledges and agrees that Licensee has advised New Operator that there may be residents at the Facility whose care is paid for by the Department of Veterans Affairs (the “VA Residents”) under the terms of a national and/ or local contract (the “Prime Contract”) between Licensee and the Department of Veterans Affairs (the “VA”). Accordingly, within three (3) business days

Exhibit F-2 of 47

after the Execution Date, New Operator shall (i) file all applications and other documents required by the VA (the “VA Contract Application”) for the issuance to New Operator as of the Effective Date of either (A) a contract between New Operator and the VA or (B) such other documentation acceptable to the VA, New Operator and Licensee with respect to the care provided by New Operator to the VA Residents from and after the Effective Date; provided, however, in no event shall such contract or other documents be acceptable to Licensee unless they specifically provide that Licensee shall have no financial or legal liability from and after the later of the Effective Date or the execution of such contract or other documentation for the care provided to the VA Residents at the Facility (the “New VA Contract”) and (ii) enter into a subcontract with New Operator in the form attached hereto as Schedule 1.5 (the “VA Subcontract”) to be effective for the limited period of time specified in the VA Subcontract if the VA has not issued the New VA Contract to New Operator as of the Effective Date. From and after the filing of the VA Contract Application, New Operator shall diligently proceed with securing the New VA Contract prior to the Effective Date and shall from time to time, upon request of Licensee, advise Licensee of the status of New Operator’s efforts to secure the VA Contract. New Operator acknowledges and agrees that in the event New Operator fails to satisfy the requirements of this Section 1.5 within the time periods set forth in this Section 1.5, then Licensee shall have the right, prior to the Effective Date, to transfer all of the VA Residents to other long term care facilities, including other facilities operated by Licensee, which have a contract in effect with the VA, it being understood and agreed that Licensee is at financial and legal risk in the event New Operator provides care to such residents under the Prime Contract, which risk can only be minimized by New Operator complying with the requirements of this Section 1.5 with respect to the New VA Contract and the VA Subcontract.

2. Conveyance of Licensee’s Property and Inventory; Assignment of Admission and Arbitration Agreements.

2.1. In consideration for the payment on the Effective Date in immediately available funds by New Operator to Licensee of the amount of the Inventory Consideration, Licensee shall transfer and convey the Inventory to New Operator on the Effective Date, in its “as is” condition without representations or warranties of any kind, express or implied; provided, however, notwithstanding the Inventory Consideration, Licensee’s only obligation shall be to ensure that the level of Inventory at the Facility prior to and on the Effective Date is in an amount and of a type that is consistent with the medical orders and clinical needs of residents and Licensee’s past practices with respect to its operations at the Facility and which meets any minimum requirements established under applicable federal and State law. Licensee shall have no obligation to deliver the Inventory to any location other than the Facility, it being understood and agreed that the presence of the Inventory at the Facility on the Effective Date shall constitute delivery thereof. New Operator shall pay any sales or use tax which may be payable with respect to the transfer of the Inventory to New Operator. Licensee shall execute a Bill of Sale in the form attached hereto as Schedule 2.1 which confirms the conveyance of the Inventory provided for herein.

Exhibit F-3 of 47

2.2. On the Effective Date, Licensee shall also transfer and convey to New Operator, in its “as is” condition, without representations or warranties of any kind, express or implied, all of its right, title and interest, if any, in and to the Tenant Personal Property, if any and to the extent the same exists, it being understood and agreed that Licensee is not making any representation or warranty as to whether or to what extent there is, or on the Effective Date will be, any Tenant Personal Property located at the Facility.

2.3. On the Effective Date, Licensee and New Operator will enter into an Assignment and Assumption Agreement in form attached hereto as Schedule 2.3 pursuant to which Licensee will assign to New Operator and New Operator will assume all of Licensee’s right, title and interest in and to and obligations under the Assigned Admission Agreements; provided, however, the Assignment and Assumption Agreement shall specifically provide that nothing therein shall be construed as imposing any liability on New Operator for the acts or omissions of Licensee under the Assigned Admission Agreements prior to the Effective Date and Licensee shall indemnify, defend and hold harmless New Operator from and against any loss, claim, demand or cause of action (including reasonable attorney’s fees) arising from or relating to Licensee providing services under any of the Assigned Admission Agreements prior to the Effective Date.

2.5 On the Effective Date all telephone numbers in use at the Facility will also be transferred to New Operator for continued use with the Facility.

3.	Transfer of Resident Trust Funds.

3.1. On the Effective Date, Licensee shall prepare and deliver to New Operator a true, correct, and complete accounting and inventory (properly reconciled) of the Resident Trust Funds.

3.2. On the Effective Date, Licensee hereby agrees to transfer to New Operator the Resident Trust Funds and New Operator hereby agrees that it will accept such Resident Trust Funds in trust for the residents/responsible parties and be solely accountable to the residents/responsible parties for such Resident Trust Funds in accordance with the terms of this Agreement and applicable statutory and regulatory requirements in connection with the New Operator’s possession or use of such Resident Trust Funds.

3.3. Within ten (10) days after the Effective Date, Licensee shall prepare a final reconciliation comparing the actual Resident Trust Fund balance on the Effective Date to the amount of the Resident Trust Funds transferred to New Operator on the Effective Date and to the extent the former exceeds the latter, within five (5) days of delivery of the final reconciliation, Licensee shall remit such excess to New Operator or to the extent the latter exceeds the former, New Operator shall remit such excess to Licensee.

Exhibit F-4 of 47

3.4. New Operator shall have no ongoing responsibility to the applicable resident/responsible party and regulatory authorities in the event the Resident Trust Funds delivered by Licensee to New Operator pursuant to Section 3.2 are demonstrated to be less than the full amount of the Resident Trust Funds for such resident as of the Effective Date, for inaccuracies in the accounting and inventory provided by Licensee, or for claims which arise from actions or omissions of Licensee with respect to the Resident Trust Funds prior to the Effective Date, all of which shall be and remain the responsibility of Licensee.

3.5. Except as specifically set forth in Section 3.4, Licensee shall have no responsibility to the applicable resident/responsible party and regulatory authorities with respect to any Resident Trust Funds delivered to New Operator.

4. Cost Reports. Following the Effective Date, Licensee shall timely prepare and file with the appropriate Medicare and Medicaid agencies any final cost reports with respect to its operation of the Facility which are required to be filed by law under the terms of the [Medicare and Medicaid/Medi-Cal—DRAFTING NOTE: REVISE AS NEEDED BY TRANSACTION] Programs. Within five (5) business days of request by New Operator, Licensee shall provide New Operator with copies of such cost reports, together with copies of any amendments thereto and correspondence related to such final cost reports.

5.	Employees.

5.1. Licensee shall terminate all of the Facility employees effective as of 11:59 p.m. on the day immediately prior to the Effective Date. Licensee shall pay directly to such employees any unpaid wages and benefits which Licensee is required by law or by the terms of Licensee’s standard policies and procedures to pay to the employees of the Facility as of the Effective Date. Licensee shall provide New Operator with a list of employees within ten (10) days after the Execution Date and shall permit New Operator, in cooperation and coordination with Licensee, to meet with the employees of the Facility prior to the Effective Date and to advise them of New Operator’s proposed plans with respect to the hiring of the employees of the Facility and the benefits which will be offered to the employees of the Facility. After the Execution Date of this Agreement and for so long as this Agreement remains in effect, Licensee will not transfer employees from the Facility to another facility owned or operated by Licensee or its affiliates without the consent of New Operator; provided, however, no such consent shall be needed if the request for transfer is initiated by the employee but in such event Licensee shall provide New Operator with notice thereof.

5.2. [DRAFTING NOTE – APPROPRIATE OPTION TO BE SELECTED TO FIT EACH TRANSACTION]

[OPTION 1: It is the understanding and belief of Licensee and New Operator that Licensee currently employs fewer than one hundred (100) at the Facility, and that Licensee is therefore not required to give notice to the employees of the Facility

Exhibit F-5 of 48

of the “closure” thereof under the WARN Act or under any comparable State law. However, the New Operator has advised the Licensee that it presently intends to offer employment to at least 2/3 of the employees of the Facility who, as of the Effective Date, work at the Facility and have been employed for twenty (20) hours or more per week on average and provide services solely to the Facility and in reliance on such statements Licensee and New Operator have agreed that a closure notice will not be provided to the employees of the Facility.]

[OPTION 2: It is the understanding and belief of Licensee and New Operator that Licensee currently employs more than one hundred (100) workers at the Facility, and that Licensee is therefore required to give notice to the employees of the Facility of the “closure” thereof under the WARN Act and/or under any comparable State law. However, the New Operator has advised the Licensee that it presently intends to offer employment to at least 2/3 of the employees of the Facility who, as of the Effective Date, work at the Facility and have been employed for twenty (20) hours or more per week on average and provide services solely to the Facility, with the terms of the offer of such employment and initial employment of such employees by New Operator to be substantially and materially similar to the current terms of employment of such employees (including but not limited to substantially and materially similar job titles, duties, schedules, seniority calculations, salary or pay rates, and benefits), and in reliance on such statements Licensee and New Operator have agreed that a closure notice will not be provided to the employees of the Facility. New Operator acknowledges and agrees that the provisions of this Section 5.2 are designed, in part, to ensure that Licensee is not required to give notice to employees of the Facility of the “closure” thereof under the WARN Act or any comparable State law. Accordingly, New Operator agrees to indemnify, defend and hold harmless Licensee and its affiliates from and against any damages, loss, costs or expenses, including, but not limited to, reasonable attorneys fees, which such party may incur under the WARN Act or any comparable State law in the event of the violation by New Operator of its obligations under this Section 5.2, including without limitation any violation which results from an allegation that the employees of the Facility were constructively terminated as a result of the terms and conditions of employment offered by New Operator.]

5.3 New Operator agrees to cooperate with Licensee to provide information concerning which employees, if any, are retained by New Operator and the service descriptions and salary levels for any such retained employees. Such employees whose employment is continued shall be referred to as the “Retained Employees.” Licensee or any of its affiliates shall not have the right to employ or offer to employ any employee, except any employee who declines to continue employment with New Operator, for a period of one year from the Effective Date.

5.4. Licensee shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of COBRA to all of the employees of the Facility to whom it is required to offer the same under applicable law. Licensee acknowledges and agrees that New Operator is not assuming any of Licensee’s obligations to its employees under COBRA or otherwise. New Operator agrees to

Exhibit F-6 of 47

cooperate with Licensee in providing information concerning which employees, if any, are retained by New Operator after the Effective Date, and the nature of the benefits offered to each such employee. As of the Effective Date, Retained Employees shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by New Operator for the general benefit of its employees and their dependents in accordance with the terms of New Operator’s plan. Notwithstanding the foregoing, in no event shall New Operator make any deduction, related to any group health or other employee benefit plan, from the salary of any Retained Employee unless and until such Retained Employee is actually and effectively covered by such group health or other employee benefit plan, as any such plan is administered by or for the benefit of New Operator.

6.	Accounts Receivable.

6.1. Licensee shall retain whatever right, title and interest it may have in and to the Licensee’s A/R. New Operator acknowledges and agrees that (i) it shall do nothing to interfere with any and all rights that Licensee may have in or with respect to Licensee’s A/R, including, but not limited to, the right to collect the same and to enforce any and all of their rights with respect to Licensee’s A/R, and (ii) if it receives any proceeds with respect to the Licensee’s A/R, New Operator will hold such proceeds in trust for Licensee and shall promptly turn over those proceeds to Licensee, without demand, in the form received, without offset or deduction of any kind.

6.2. Within ten (10) business days after the Effective Date, Licensee shall provide New Operator with a schedule setting forth by patient its outstanding accounts receivable with respect to the Facility as of the Effective Date.

6.3. In furtherance and not in limitation of the requirements set forth in Section 6.1, payments received by New Operator or Licensee from and after the Effective Date from third party payors, including but not limited to Medicare, Medicaid, managed care and health insurance, shall be handled as follows:

6.3.1. If such payments either specifically indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period prior to the Effective Date, Licensee shall be entitled to retain the same or, if received by New Operator, they shall be forwarded to Licensee by New Operator, along with the applicable remittance advice, promptly, but in no event more than ten (10) business days after receipt thereof;

6.3.2. If such payments indicate on the accompanying remittance advice, or if the parties agree that they relate to the period on or after the Effective Date, they shall be retained by New Operator or if received by Licensee, they shall be forwarded to New Operator by Licensee, along with the applicable remittance advice, promptly, but in no event more than ten (10) business days after receipt thereof; and

Exhibit F-7 of 47

6.3.3. If the period(s) for which such payments are made is not indicated on the accompanying remittance advice, the parties will contact the payer to ascertain the intent of payer and that intent shall be followed. If the parties are unable to ascertain the intent of the payer and the parties are unable to agree as to the periods to which such payments relate, the parties shall assume that each payment relates to the oldest outstanding unpaid receivables for reimbursement and, based on such assumption, the portion thereof which relates to the period on and after the Effective Date shall be retained by New Operator and the balance shall be remitted to Licensee promptly, but in no event more than ten (10) business days after receipt thereof or if received by Licensee, the balance due to New Operator shall be remitted to New Operator promptly, but in no event more than ten (10) business days after receipt thereof.

6.4. Any payments received by New Operator during the first forty-five (45) days after the Effective Date from or on behalf of private pay patients with outstanding balances as of the Effective Date, which fail to designate the period to which they relate (and which cannot be ascertained by contact with the payer), will first be remitted to Licensee by New Operator to be applied to reduce the patients’ pre-Effective Date balances, with any excess applied to reduce any balances due for services rendered by New Operator after the Effective Date. After such forty-five (45) day period, all non-designated payments will first be applied to any post-Effective Date balances, with the excess, if any, applied to the extent of any balances due for services rendered by Licensee prior to the Effective Date; provided, however, that any residents who are listed as private pay while Medicaid eligibility determinations are pending shall be disclosed to New Operator at the Effective Date with the intention that if Medicaid eligibility is established, the resident’s private resource contribution to the cost of care, if any, that relates to services rendered prior to the Effective Date shall be payable to Licensee and that which relates to services rendered from and after the Effective Date shall be payable to New Operator.

6.5. Nothing herein shall be deemed to limit in any way Licensee’s rights and remedies to recover accounts receivable due and owing Licensee under the terms of this Agreement.

6.6. In the event the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other promptly, but in no event more than three (3) business days, after said determination is made; provided, however, that if either party believes the other party has misapplied any such funds and there is a disagreement, written notice shall be provided and the parties shall discuss the matter in good faith within ten (10) days of such notice.

6.7. For the nine (9) month period following the Effective Date or until Licensee receives payment of all accounts receivable attributed to the operation of the Facility prior to the Effective Date, whichever is sooner, New Operator shall provide Licensee with (i) an accounting by the 20th day of each month setting forth all amounts

Exhibit F-8 of 47

received by New Operator during the preceding month with respect to Licensee’s A/R which are set forth in the schedule provided by Licensee pursuant to Section 6.2 and (ii) copies of all remittance advices relating to such amounts received and any other reasonable supporting documentation as may be required for Licensee to determine the Licensee’s A/R that has been paid. New Operator shall deliver such accounting to Licensee at the following address: A/R Disposition Manager, Corporate Accounting, 101 Sun Avenue, NE, Albuquerque, NM 87109. Licensee shall have the right to inspect, at Licensee’s expense, all cash receipts of New Operator during weekday business hours in order to confirm New Operator’s compliance with the obligations imposed on it under this Section. In furtherance and not limitation of the foregoing, the New Operator agrees and acknowledges that the Licensee shall have the right to have Licensee’s Reconciliation Representative present at any time during normal business hours of the Facility for the period of the first sixty (60) calendar days following the Effective Date to inspect all cash receipts of New Operator and any and all other accounting records related to the reconciliation of the Licensee’s A/R, as such are related to the pre and post Effective Date periods, and in order to confirm New Operator’s compliance with the obligations imposed on it under this Agreement, including but not limited to this Section 6.7, with such access to include the Licensee’s Reconciliation Representative being allowed access to the Facility administrator’s and/or business office(s) and given access to review and photocopy, at Licensee’s expense, all deposits and financial and medical records reasonably applicable to the Licensee’s dates of service, as necessary in Licensee’s sole discretion. Further, following such 60 day period, the Licensee’s Reconciliation Representative will be allowed the same access to the Facility as per the foregoing sentence on a monthly basis at a date and time to be mutually agreed upon by the parties, with any and all records reasonably identified by Licensee’s Reconciliation Representative to be fully and readily available on such dates for inspection and photocopying.

6.8. Failure of either party to forward to the other party any payment received by such party in accordance with the terms of this Section 6, shall entitle the other party (among all other remedies allowed by law and this Agreement) to interest on the amount owed at the rate per annum equal to the Prime Rate as set forth in the Money Rates Section of The Wall Street Journal, as the same may change from time to time, plus six percent (6%) simple interest, until such payment has been paid. The payment of any interest imposed under this Section 6, if any, shall be made together with the underlying payment therefor.

6.9. The obligations of the parties to forward the accounts receivable payments pursuant to this Section 6 are absolute and unconditional and irrespective of any circumstances whatsoever which might constitute a legal or equitable discharge, recoupment, offset, counterclaim or defense of the parties, the right to assert any of which with respect to proceeds of any accounts receivable is hereby waived. All obligations under this Section 6 shall survive the issuance of the Licensure Approvals, the Effective Date and the transfer of the operations of the Facility to the New Operator.

Exhibit F-9 of 47

6.10. If, on the Effective Date, the New Operator is a party to, or if, after the Effective Date and while any of the Licensee A/R remain outstanding, New Operator enters into a financing arrangement with a New Operator Lender (which for purposes hereof shall include any additional or replacement of any such financing that is in place upon the Effective Date), New Operator shall cause such lender to execute and deliver a Lender Acknowledgment substantially in the form attached hereto as Exhibit B-1, and addressed to Licensee and any lender designated by Licensee, confirming that the New Operator Lender has no lien on, or interest in, the Licensee A/R.

6.11 If on the Effective Date the New Operator is not a party to a financing arrangement with a New Operator Lender, then on the Effective Date it shall deliver the New Operator Representation Letter in the form attached hereto as Exhibit B-2.

7.	Costs and Prorations.

7.1. Following the Effective Date, as between New Operator and Licensee, revenues (to the extent that such revenues are not included in Licensee A/R and prorated in accordance with Section 6 above) and expenses, utility charges for the billing period in which the Effective Date occurs, prepaid expenses (including, but not limited to, transferable business licenses in effect for a period which extends beyond the Effective Date) and other related expense items attributable to the Facility shall be prorated between Licensee and New Operator as of the Effective Date. Licensee’s obligation with respect to the payment of real and personal property taxes that relate to the period prior to the Effective Date shall, prior to the Effective Date, be as set forth in the Lease and, from and after the Effective Date, shall be governed by the provisions of the LTA. In general, such prorations shall be made so that as between New Operator and Licensee, Licensee shall be reimbursed for prepaid expense items to the extent that the same are applied to expenses attributable to periods after the Effective Date and Licensee shall be charged for unpaid expenses to the extent that the same are attributable to periods prior to the Effective Date. This provision shall be implemented by New Operator remitting to Licensee any invoices (or the applicable portion thereof in the case of invoices which cover periods both prior to and after the Effective Date) which describe goods or services provided to the Facility before the Effective Date and by New Operator assuming responsibility for the payment of any invoices (or portions thereof) which describe goods or services provided to the Facility on and after the Effective Date; provided, however, that notwithstanding any provision of this Agreement to the contrary, any and all deposits paid by Licensee with respect to the Facility, including without limitation any and all utility deposits paid to, and/or cash or other collateral held by, any utility, insurance company or surety shall remain the sole and exclusive property of Licensee and New Operator shall have no right or interest therein or thereto.

7.2. All such prorations shall be made on the basis of actual days elapsed in the relevant accounting period and shall be based on the most recent information available to Licensee and/or New Operator. Utility charges which are not metered or read on the Effective Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefor as of the Effective Date. Insurance premiums and payments shall not be pro-rated and New Operator shall obtain its own insurance coverage covering all periods commencing on and after the Effective Date.

Exhibit F-10 of 47

7.3. All amounts which are subject to proration under the terms of this Agreement and which require adjustment after the Effective Date shall be settled within thirty (30) days after the Effective Date or, in the event the information necessary for such adjustment is not available within said thirty (30) day period, then within ten (10) business days of receipt of information by either party necessary to settle the amounts subject to proration, and, unless otherwise set forth herein, any payment owed shall be made within fifteen (15) days of a party’s receipt of a request for payment. In the event of a disagreement regarding any item(s) (or the amount of any item(s)) subject to proration under the terms of this Agreement, New Operator and Licensee shall negotiate in good faith to resolve any such disagreement within ten (10) days after either party articulates to the other a basis for disagreement. If the parties are unable to resolve such dispute within ten (10) days, then the parties shall appoint an Independent Accounting Firm, which shall review the items then subject to disagreement and determine the appropriate proration within thirty (30) days after such appointment. The parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. The determination by the Independent Accounting Firm with respect to each item in dispute shall be conclusive and binding on the parties hereto. All fees and expenses billed by the Independent Accounting Firm in connection with the resolution of disputes under this section shall be borne one-half by New Operator and one-half by Licensee.

7.4. On the Effective Date, Licensee shall remove from the Facility any petty cash and any other funds maintained at or for the Facility immediately prior to the Effective Date, other than resident trust funds, which shall be handled in the manner set forth in Section 3.

7.5. This Agreement shall not affect, and Licensee shall retain, whatever right, title and interest it may have in and to any insurance proceeds or condemnation awards which may be due and owing to Licensee under the Lease, prior to the Effective Date, or under the LTA, from and after the Effective Date, as a result of any covered incidents of damage or destruction to, or takings of, the Facility or any part thereof occurring prior to the Effective Date even if the same are not paid until after the Effective Date. In furtherance of the foregoing, New Operator agrees (i) upon reasonable advance notice and during normal business hours to provide such access to the Facility as may be required by Licensee or any third party adjuster or representative of a condemning authority to settle any such insurance claims/condemnation proceedings and (ii) in the event any such insurance proceeds or condemnation awards are directed to New Operator or the Facility rather than to Licensee, to hold such insurance proceeds/condemnation awards in trust for Licensee and to remit the same to Licensee in the form received, without offset or deduction of any kind, within ten (10) days after receipt thereof.

7.6. In addition to any costs for which New Operator is responsible under Section 1 hereof, New Operator shall be solely responsible for all costs, fees and expenses incurred by it in connection with the transfer of operations of the Facility as

Exhibit F-11 of 47

contemplated hereunder, including but not limited to the cost of any training of the Facility’s employees which it may elect to undertake with the approval of Licensee, which approval shall not be unreasonably withheld provided such training is conducted in a manner which does not disrupt the operation of the Facility prior to the Effective Date, and the cost of any due diligence that it undertakes in furtherance of such transfer of operations, including but not limited to, the costs of any examination or copying by New Operator or its agents of any books, records, patient files or other operational or fiscal information and data of any kind of Licensee or the Facility. In furtherance and not in limitation of the foregoing, in the event that in the process of any such employee training and/or due diligence examinations Licensee shall incur any out of pocket costs or expenses related to the use of its employees, equipment and/or the provision of any such information, New Operator shall, within ten (10) days after a written demand therefor accompanied by reasonably detailed supporting documentation, reimburse Licensee for all reasonable out of pocket costs and expenses so incurred by it.

8.	Access to Records.

8.1. On the Effective Date, Licensee shall deliver to New Operator all records necessary to the efficient, continued operation of the Facility. Nothing herein shall be construed as precluding Licensee from removing from the Facility (a) the originals of the financial records which relate to its operations at the Facility, (b) the originals of any proprietary materials related to its overall corporate operations, (c) the originals of all performance improvement data, (d) originals of employee records for all former employees not employed by New Operator, (e) copies of retained employee records, (f) originals of patient records for all former patients no longer residing at the Facility, (g) copies of records for all current patients residing at the facility and (h) legacy records stored either on-site or off-site.

8.2. From and after the Effective Date and, except as otherwise specifically provided below, for a period of five (5) years thereafter, New Operator shall allow Licensee and its agents and representatives (including, without limitation, any financial institutions having an interest in Licensee’s A/R) to have reasonable access to (upon reasonable prior written notice and during normal business hours), and to make copies of (at Licensee’s expense), the books and records and supporting material of the Facility relating to the period prior to the Effective Date which are in New Operator’s possession pursuant to Section 8.1, to the extent reasonably necessary to enable Licensee to among other things investigate and defend malpractice, employee or other claims, to file or defend cost reports and tax returns, to file exceptions to the Medicare routine cost limits for the cost reporting periods prior to and including the Effective Date and, for a period of one year after the Effective Date, to verify accounts receivable collections due Licensee.

8.3. Licensee shall have the right, at Licensee’s sole cost and expense, within five (5) days of the delivery of a request therefor to New Operator to enter the Facility and remove originals or copies of any such records delivered to New Operator for purposes of litigation involving a patient or employee to whom such record relates. If an

Exhibit F-12 of 47

officer of or counsel for Licensee certifies that an original of such record must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation then the records so removed shall be an original. Any record so removed shall promptly be returned to New Operator following its use, and nothing herein shall be interpreted to prohibit New Operator from retaining copies of any such documents. All cost of making and sending such copies shall be for the account of Licensee.

8.4. New Operator agrees to maintain such books, records and other material comprising records of the Facility’s operations prior to the Effective Date that have been received by New Operator from Licensee or otherwise, including, but not limited to, patient records and records of patient funds, to the extent required by law, but in no event less than five (5) years from the Effective Date, and shall, at Licensee’s request, allow Licensee a reasonable opportunity to remove such documents, at Licensee’s expense, at such time after such record retention period as New Operator shall decide to dispose of such documents.

8.5. In order to enable Licensee to investigate and defend claims and litigation initiated against Licensee and the affiliates, employees, officers and directors of Licensee for events that occurred prior to the Effective Date, New Operator agrees to cooperate, at Licensee’s sole cost and expense, in all reasonable respects with the defense and investigation of such claims and litigation including, without limitation, allowing Licensee, its agents, representatives and accountants, access, upon 48 hours prior written notice to the New Operator at the address set forth in this Agreement and the Administrator of the Facility at the address of the Facility and during normal business hours, to employees of the Facility for the purpose of conducting interviews, locating and identifying documents and allowing full access to the original books and records and supporting material of the Facility including, without limitation, complete patient records, personnel files, staffing records, training records, financial records, vendor contracts and reimbursement records related to the period prior to the Effective Date; provided, however, that (i) no such entry shall unreasonably interfere with residents, patients, patient care or the operation of the Facility, and (ii) such access to patient and personnel records shall be subject to applicable privacy laws, including applicable State licensure laws and/or the Health Insurance Portability and Accountability Act of 1996. Any copies made by Licensee pursuant to this Section 8.5 shall be made at Licensee’s cost and expense.

8.6. New Operator agrees to notify Licensee within three (3) business days of receipt by New Operator or the Facility of any request for medical records, notice of intent to commence litigation, summons, writs, complaints or other form of claim or litigation which either allege acts or omissions on the part of Licensee which occurred prior to the Effective Date or which identify Licensee or its affiliates, employees, officers or directors as a party or which relate to any of the Facility records retained by Licensee. All such notices shall be sent to: Office of the General Counsel, Sun Healthcare Group, Inc., 18831 Von Karman, Irvine, CA 92612.

Exhibit F-13 of 47

8.7. Following the Effective Date, in the event of a further transfer of operations of the Facility from New Operator to a subsequent operator of the Facility (each a “Subsequent Operator”), New Operator shall, as a condition to such transfer, expressly require in the transfer documentation (each a Subsequent OTA) that (i) the Subsequent Operator comply with the provisions of preceding Sections 8.2 through 8.5 (collectively, the “Facility Records Provisions”) as if Subsequent Operator were the New Operator hereunder and (ii) each Subsequent OTA shall incorporate the Facility Records Provisions for the express benefit of Licensee such that Licensee shall be an express third party beneficiary to the Facility Records Provisions of each such Subsequent OTA.

9.	Operating Contracts and Vehicles.

9.1. Within five (5) days of the Execution Date, Licensee shall provide New Operator with a list (the “Operating Contract Schedule”) and copies of all Operating Contracts, other than the Master Operating Contracts, and within five (5) days of the Execution Date, Licensee shall provide New Operator with a list of the Master Operating Contracts and of any Excluded Affiliate Contracts (the “Master Operating Contract and Excluded Affiliate Contract Schedule”). The Operating Contract Schedule shall include the date on which each Operating Contract terminates, if and to the extent the same is reflected in the document or otherwise is contained in the records of Licensee. Within ten (10) days following receipt by New Operator of the Operating Contract Schedule and Operating Contracts, New Operator shall inform Licensee in writing of any Operating Contract which New Operator wishes to have assigned to it as of the Effective Date (the “Designated Operating Contracts”). New Operator acknowledges and agrees that the Operating Contracts shall not include the Master Operating Contracts or the Excluded Affiliate Contracts, that the Master Operating Contract Schedule and the list of Excluded Affiliate Contracts are being provided for informational purposes only, and that in no event will the New Operator have the right to designate a Master Operating Contract or an Excluded Affiliate Contract to be assigned to New Operator. New Operator further acknowledges and agrees that certain of the Operating Contracts or Master Operating Contracts may include Payor Contracts, and that it is and shall be the responsibility of New Operator to take such action as may be necessary to negotiate new Payor Contracts in its own name, or have any existing Payor Contracts assigned to New Operator on terms which include a full release of Licensee from all future liability under any such assigned Payor Contracts, prior to the Effective Date to the extent such New Operator is interested in receiving payments after the Effective Date for care provided to the residents covered by such Payor Contracts. Licensee shall provide commercially reasonable cooperation to New Operator in connection with the assignment of the Designated Operating Contracts to New Operator, it being understood and agreed that there can be no assurances that New Operator will be able to secure any third party consents needed to assign to New Operator any or all of the Designated Operating Contracts. Licensee shall terminate all of the Operating Contracts not assigned to New Operator and shall have the right to remove from the Facility any equipment which is subject to such unassigned Operating Contracts or to a Master Operating Contract.

Exhibit F-14 of 47

9.2. Licensee and New Operator acknowledge and agree that the Vehicle is located at the Facility and shall either be removed from the Facility, remain at the Facility for no additional consideration or sold by Licensee to New Operator all as set forth more fully in Exhibit C.

9.3. Licensee and New Operator acknowledge and agree that in the event Licensee terminates any of the Operating Contracts at the direction of New Operator but such termination will not be effective until after the Effective Date as a result of notice provisions set forth in such Operating Contacts (the “Termination Date”), if and to the extent that New Operator derives any benefit from the goods or services provided under such Operating Contract between the Effective Date and the Termination Date, New Operator shall, upon demand, reimburse Licensee for any payments under such Operating Contracts made by Licensee between the Effective Date and the Termination Date.

9.4 In the event that Licensee’s affiliates (“Sun Affiliates”), including without limitation SunDance, provide rehabilitation services or other services to the Facility (the “Affiliate Ancillary Services”) for any period after the Effective Date, New Operator shall be solely responsible for any and all payments with respect to the Affiliate Ancillary Services for the period from and after the Effective Date and in no event shall New Operator have the right to offset any amounts owed or claimed to be owed by Licensee to New Operator against any amounts owed by New Operator to the Sun Affiliates. New Operator further acknowledges and agrees that, if Sun Affiliates do not continue as vendors of supplies or services at the Facility after the Effective Date, Licensee shall have the right to remove or cause to be removed from the Facility on the Effective Date or, upon reasonable notice, any time within the forty five (45) day period subsequent to the Effective Date, any and all Ancillary Services Equipment or the provision of such similar services by Licensee, including but not limited to the provision of rehabilitation and/or therapy services therein, and specifically including but not limited to any equipment described in Exhibit D hereto, or any such property which may become located at the Facility at any time after the Execution Date and is identified by Licensee as being subject to the foregoing provisions. In furtherance of the same, New Operator shall allow Licensee, its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours) the Facility in order to remove any such Ancillary Services Equipment. Notwithstanding the foregoing, nothing herein shall be construed as granting New Operator any right or license to utilize, in any way, in furtherance of the operation of the Facility or otherwise, the aforesaid property during such period from the Effective Date until the removal of the same, if any. The Sun Affiliates and/or any third party owners of any such Ancillary Services Equipment shall be intended third party beneficiaries of this Section 9.4 and accordingly shall be entitled to enforce the obligations of New Operator hereunder.

10.	Proprietary Information and Materials; Trade Names.

10.1 New Operator acknowledges and agrees that any and all proprietary and confidential materials and information located at and used in connection with the operation of the Facility and identified by Licensee in writing as being proprietary or

Exhibit F-15 of 47

confidential, including Licensee’s policy and procedure manuals, shall be and remain the property of Licensee and accordingly shall be removed by Licensee from the Facility on or immediately before the Effective Date; provided, however, that if New Operator so elects by written notice delivered to Licensee prior to the Effective Date, Licensee shall leave its policy and procedure manuals at the Facility for a period of up to thirty (30) days after the Effective Date and New Operator agrees to forward such manuals to a location designated by Licensee, at New Operator’s sole cost and expense, at the end of such thirty (30) day period, it being understood and agreed that the maintenance of such manuals until new manuals are delivered to the Facility by New Operator is critical to the ongoing compliance of the Facility after the Effective Date with applicable licensure and certification laws.

10.2 New Operator shall be permitted to use the name(s) under which the Facility has done business (the “Facility Trade Names”); provided, however, that nothing herein shall be construed as granting New Operator any right to use the name “SunBridge” or “Sun” or “Sun Healthcare Group” or “Harborside” or “Peak” any variation thereof. Licensee shall not use any Facility Trade Name in the same market in which the Facility is located in connection with any business that competes with the Facility.

11.	Computer Systems and Telecommunications Equipment and Other Property.

11.1. New Operator acknowledges and agrees that Licensee has advised it that it intends to remove from the Facility the Computer and Telecom Systems.

11.2. Licensee acknowledges and agrees that in order to assist New Operator in ensuring the continued operation of the Facility after the Effective Date in compliance with applicable law and in a manner which does not jeopardize the health and welfare of the residents of the Facility, and subject to Licensee obtaining any required third party consents and to New Operator paying to Licensee no later than ten (10) days prior to the Effective Date, an amount equal to the rental and service payments described in Exhibit E due with respect thereto for such thirty (30) day period, Licensee shall leave the Computer and Telecom Systems in place and in effect at the Facility for a period of no more than thirty (30) days after the Effective Date, it being understood and agreed that if such payment is not timely made or if such consent is not obtained or if any requested software license agreement is not entered into or upon the expiration of such 30 day period then Licensee shall remove the Computer and Telecom Systems from the Facility as of the Effective Date or as soon thereafter as possible and in furtherance of the same New Operator will grant Licensee all necessary access to the Facility, upon reasonable notice from Licensee and during normal business hours to remove the Computer and Telecom Systems.

Exhibit F-16 of 47

11.3. Nothing in this Section 11 shall be construed as granting New Operator the right to (i) add any computer hardware or software to the Computer and Telecom Systems and/or Licensee’s corporate computer network, (ii) disconnect, copy, disclose, modify or in any manner change any of the hardware or software included within the Computer and Telecom Systems or (iii) take any action which does, or would reasonably be expected to, interfere with the operation of the Licensee’s corporate computer network including its email, internet and intranet systems, it being understood and agreed that a breach by New Operator of its obligations hereunder shall entitle Licensee to immediately remove the Computer and Telecom Systems from the Facility and to immediately discontinue any support services being provided to New Operator by Licensee and that upon any such breach New Operator shall allow Licensee immediate access to the Facility to remove the Computer and Telecom Systems.

12.	Indemnification

12.1. Licensee acknowledges and agrees that it shall be responsible for all Medicare and Medicaid billing and cost reports filed with Medicare and Medicaid with respect to the Facility prior to the Effective Date. Accordingly, following the Effective Date, Licensee agrees to indemnify, defend and hold harmless New Operator from and against any and all Claims with respect to the Reimbursement Obligations.

12.2. New Operator agrees promptly after receipt thereof to provide Licensee with any documentation received by it which it believes may give rise to a claim by New Operator against Licensee under this Section 12 (an “Indemnity Notice”). Upon receipt of an Indemnity Notice, Licensee shall within thirty (30) days after receipt of the Indemnity Notice, in good faith, review the Claim and, if appropriate, Licensee shall, at its sole cost and expense, challenge, appeal or defend against the matter described in the Indemnity Notice within the applicable time periods required by law or agreement with the payor, and, in such event, no payment shall be due from Licensee to New Operator under this Section 12 until the earlier to occur of (i) the full and final resolution of such Claim on terms which require a payment by Licensee or new Operator or (ii) the recoupment from New Operator in whole or in part of the amount which is the subject of such Indemnity Notice, in which event payment shall be made within twenty (20) days following notice to Licensee of an event described in subparagraph (i) or (ii) hereof.

12.3. If Licensee fails or elects not to challenge or appeal the Claims described in the Indemnity Notice, Licensee shall indemnify New Operator against any Claims of New Operator within twenty (20) days following the thirty (30) day period described above. In addition to the foregoing, Licensee agrees to cooperate with New Operator in responding to any Claim and to make available to New Operator such documents and records as may be necessary to defend any such Claims.

12.4. All payments not made by Licensee to New Operator when due shall be subject to interest at the Prime Rate announced in the Money Rates section of The Wall Street Journal plus two percent (2%) from the date due to the date paid in full.

Exhibit F-17 of 47

13.	Disclaimers.

13.1. New Operator acknowledges that, except as expressly set forth in this Agreement, neither Licensee nor any of its agents, employees, officers, directors or other representatives (collectively, “Licensee’s Representatives”) has made and no such person makes any representation, warranty, or covenant whatsoever, whether express or implied, with respect to any matter, thing or event.

13.2. Without limiting the generality of the foregoing, New Operator shall accept the Facility and any and all personal property transferred by Licensee to New Operator in connection with this Agreement, including, but not limited to, the Tenant Personal Property, the Inventory and the Vehicle in their “AS-IS” “WHERE-IS” condition as of the Effective Date, without any representation, warranty or recourse whatsoever except as may expressly be set forth in this Agreement. WITHOUT LIMITING THE FOREGOING, NO REPRESENTATION OR WARRANTY IS MADE REGARDING ANY OF THE PROPERTY TO BE TRANSFERRED TO THE NEW OPERATOR, INCLUDING, WITHOUT LIMITATION, NO REPRESENTATION AS TO THE MERCHANTABILITY OF ANY ITEM OR ITS FITNESS FOR A PARTICULAR PURPOSE OR THE HABITABILITY OR SUITABILITY OF THE FACILITY AND ANY AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

13.3. New Operator acknowledges, on behalf of itself and its affiliates, that neither Licensee nor any of Licensee’s Representatives have made any representation or warranty to New Operator or to any of New Operator’s affiliates, except as specifically set forth in this Agreement. The inclusion of any information in an exhibit, schedule or any other disclosure relating to this Agreement shall not be construed as an admission that such information is material or that such information is required to be reflected in such exhibit, schedule or other disclosure.

13.4. No representation or warranty to New Operator has been or is made with respect to any continuing source of revenues or payments to New Operator or the Facility after the Effective Date, including any payments [from the VA or] under any Payor Contract, estimates, financial projections, or forecasts relating to Licensee, the Facility or any personal property transferred in connection with this Agreement that may have been delivered, communicated or mentioned to New Operator including the reasonableness of the assumptions underlying such estimates, projections and forecasts. With respect to any such estimate, projection or forecast that may have been delivered, communicated or mentioned by or on behalf of Licensee or by Licensee’s Representatives, New Operator acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and forecasts, (ii) New Operator is familiar with such uncertainties, (iii) New Operator is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such estimates, projections and forecasts so furnished to it, and (iv) New Operator shall have no claim against Licensee, any of Licensee’s Representatives or any other person with respect thereto.

Exhibit F-18 of 47

13.5. New Operator agrees that, in entering into this Agreement and all of the documents contemplated by this Agreement, it has conducted and is relying solely and exclusively upon its own independent due diligence and investigations with respect to the Facility, its operations, the financial condition of the Facility, any provider agreements, Operating Contracts or personal property transferred in connection with this Agreement and the Facility Employees and that New Operator has not relied on any express or implied representation or warranty by Licensee or Licensee Representative not expressly contained in this Agreement.

14. Further Assurances. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

15. Notices. All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person, (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) sent by national overnight courier service or by facsimile transmission with confirmed receipt, each addressed as follows:

(a)	If to New Operator:

And a copy to:

(b)	If to Licensee:	c/o SunBridge Healthcare, LLC
101 Sun Avenue N.E.
Albuquerque, NM 87109
Attention: Director of Real Estate
Fax Number: 505-468-4998
Attention: General Counsel
Fax Number: 505-468-4747

	And a copy to:	SunBridge Healthcare, LLC
18831 Von Karman, Suite 400
Irvine, CA 92612
Attention: General Counsel
Fax Number: 949-255-7055

	with copy to:	The Nathanson Group PLLC
One Union Square
600 University St., Suite 2000
Seattle, WA 98101
Attention: Randi S. Nathanson
Fax Number: 206-299-9335

Exhibit F-19 of 47

Any such notice shall be deemed delivered when actually received or when delivery is first refused regardless of the method of delivery used. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto.

16. Payment of Expenses. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated.

17. Entire Agreement; Amendment; Waiver. This Agreement, together with the other agreements referred to herein, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder. For the avoidance of doubt, the parties acknowledge and agree that nothing herein shall be construed, prior to the Effective Date, to expand any of the obligations of Licensee to Landlord under the Lease or, from and after the Effective Date, to expand the obligations of Licensee to Landlord under the Lease beyond those obligations which specifically survive termination of the Lease in accordance with the terms of the LTA.

18. Assignment. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by either party hereto.

19. No Joint Venture; Third Party Beneficiaries. Nothing contained herein shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof. The parties hereto do not intend that any third party, including, but not limited to, the Landlord, shall have any rights under this Agreement, except as expressly set forth herein.

20. Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

21. Counterparts. This Agreement may be executed and delivered via facsimile and in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State without regard to principles of conflicts of law.

Exhibit F-20 of 47

23. Costs and Attorneys’ Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

24. Construction. Both parties acknowledge and agree that they have participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof no provision shall be construed so as to favor or disfavor either party hereto.

25. Guaranty. The due and timely performance of New Operator’s obligations under this Agreement are guaranteed by the Guarantor pursuant to the Guaranty Agreement.

Exhibit F-21 of 47

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

New Operator:

By:
Its:

Licensee:

By:
Its:

Exhibit F-22 of 47

GUARANTY

By its signature set forth below,                     , a                      (“Guarantor”), does hereby absolutely and unconditionally guarantee the full and complete payment and performance by                      (“New Operator”) of all of its obligations under that Operations Transfer Agreement dated as of                      (the “OTA”) by and between New Operator and                     , a                      (“Licensee”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the OTA. In furtherance and not in limitation of the foregoing, Guarantor does hereby agree as follows:

1. Guarantor does hereby waive all defenses that may be available to it as a surety under the laws of the State to the enforcement of obligations hereunder, including, but not limited to, the following:

(a) all notice of acceptance hereof, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law;

(b) any and all requirements that Licensee institute any action or proceeding, or exhaust any or all of Licensee’s rights, remedies or recourse, against Licensee or anyone else as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

(c) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of New Operator, its successors and assigns, or Guarantor (even though rendering same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether New Operator or any other such person be found not liable thereon for any reason;

(d) the benefits of any and all statutes, laws, rules or regulations applicable in the State which may require the prior or concurrent joinder of any other party to any action on this Guaranty or which may require the exhaustion of remedies prior to a suit on this Guaranty, all as amended from time to time;

(e) any claim Guarantor or New Operator might otherwise have against Licensee by virtue of any right, remedy or recourse permitted it or them hereunder, under the OTA or otherwise available at law or equity;

(f) any failure, omission, delay or lack on the part of New Operator or Licensee to enforce, assert or exercise any right, power or remedy conferred on New Operator, Guarantor or Licensee in this Guaranty or the OTA or any action on the part of Licensee granting a waiver, indulgence or extension to New Operator or Guarantor;

Exhibit F-23 of 47

(g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of New Operator, marshaling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting New Operator or any of its assets, or the disaffirmance of the OTA or any of its obligations thereunder in any such proceeding; and

(h) any release or other reduction of the obligations of New Operator under the OTA[; and

(i) Those rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives, to the extent permitted by law, any and all rights and defenses, including without limitation, any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, and 2899 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726 or any of such sections]. DRAFTING NOTE: THIS CLAUSE TO BE DELETED IF THE GUARANTY IS NOT GOVERNED BY CA LAW.

2. Guarantor agrees that no acts or omissions of Licensee taken after the date hereof shall in any way release, diminish, or affect the absolute nature of Guarantor’s obligations and liabilities hereunder. Guarantor’s obligations and liabilities under this Guaranty are primary, absolute and unconditional under any and all circumstances and until the obligations of New Operator under the OTA are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for this Section 2, be deemed a legal or equitable discharge or release of Guarantor.

3. Guarantor does hereby acknowledge that it is executing this Guaranty knowingly and voluntarily and that the execution of this Guaranty is a material inducement to the willingness of Licensee to enter into the OTA and consummate the transaction provided for therein.

4. Guarantor does hereby represent and warrant that it has full power and authority to enter into this Guaranty and that this Guaranty is the valid and binding obligation of Guaranty and is enforceable against Guarantor in accordance with its terms except as such enforceability may be limited by creditors rights laws and general principals of equity.

Exhibit F-24 of 47

5. All rights, remedies and recourse afforded to Licensee by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise and are non exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Licensee may have.

6. If for any reason whatsoever New Operator now or hereafter becomes indebted to Guarantor or any affiliate of any Guarantor, such indebtedness and all interest thereon shall at all times be subordinate in all respects to the obligations of New Operator to Licensee under the OTA.

7. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

8. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees and reasonable costs and expenses incurred by the prevailing party. As used herein, “attorneys’ fees” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term “attorneys’ fees” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

9. Any notices or demands under this Guaranty shall be sent to Licensee at the address set forth in the OTA and to Guarantor at the address set forth in the OTA for New Operator.

10. This Guaranty shall be governed by and construed in accordance with the laws of the State without regard to principles of conflicts of law.

IN WITNESS WHEREOF, Guarantor does hereby execute this Guaranty as of the      day of             , 20    .

By:
Its:

Exhibit F-25 of 47

EXHIBIT A

DEFINITIONS

“Affiliate Ancillary Services” shall have the meaning set forth in Section 9.4.

“Ancillary Services Equipment” shall mean any and all property located at the Facility which is owned by Licensee, any Sun Affiliates, or any other third parties, as the same was used in the provision of Affiliate Ancillary Services at the Facility.

“Assigned Admission Agreements” shall mean the admissions agreements with the persons who are residing at the Facility on the Effective Date.

“CHOW Liabilities” shall mean any and all costs associated with the change of ownership process including, but not limited to, any physical plant or other changes required to bring the Facility into compliance with the currently effective licensure and certification or other legal requirements if and to the extent it is not currently in such compliance and such compliance is required as a matter of State or federal law and Licensee was not required prior to the Effective Date and independent of the change of ownership process to make such changes.

“Claims” shall mean claims, damages, liabilities, costs, expenses or other charges incurred by, assessed against or paid.

“CMS” shall mean the United States Department of Health and Human Services’ Centers for Medicare & Medicaid Services.

“COBRA” shall mean Section 601, et seq. of ERISA and Section 4980B of the Internal Revenue Code.

“Computer and Telecom Systems” shall mean all of the computer hardware and software and other fixed assets described in Exhibit E which is owned or leased by Licensee or its affiliates, including SunBridge, SunDance and Sun.

“Department” shall mean                     .

“Effective Date” shall mean the date on which New Operator is duly licensed by the Department to operate the Facility under the laws of the State.

“Excluded Affiliate Contracts” shall mean contracts in effect between Licensee and its affiliates which will not be assigned to New Operator or otherwise continued with New Operator on the Effective Date.

“Execution Date” shall have the meaning set forth in the introductory paragraph to this Agreement.

Exhibit F-26 of 47

“Facility” shall mean                     .

“Facility Trade Names” shall have the meaning set forth in Section 10.2.

“Facility Records Provisions” shall have the meaning set forth in Section 8.

“Guarantor” shall mean                     .

“Guaranty” shall mean the Guaranty Agreement of even date herewith executed by Guarantor in favor of Licensee.

“Indemnity Notice” shall have the meaning set forth in Section 12.2.

“Independent Accounting Firm” shall mean such independent accounting firm of national or regional reputation as is mutually appointed by the Licensee and the New Operator and having no current relationship with either Licensee or New Operator or any affiliate thereof.

“Inventory” shall mean all consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, nursing supplies, medical supplies, housekeeping supplies, laundry supplies, maintenance supplies, office supplies, dietary supplies, other supplies and food) which are located at the Facility.

“Inventory Consideration” shall mean the sum of                     .

“Landlord” shall mean                     , a                     .

“Lease” shall mean that certain [Master Lease/Lease] dated as of                      by and between Landlord and Licensee.

“Licensee’s A/R” shall mean all unpaid accounts receivable with respect to the Facility which relate to the period prior to the Effective Date, including, but not limited to, any accounts receivable arising from rate adjustments which relate to the period prior to the Effective Date even if such adjustments occur after the Effective Date.

“Licensee’s Reconciliation Representative” shall mean an employee, representative or designated agent of Licensee.

“Licensee’s Representatives” shall have the meaning set forth in Section 13.1.

“Licensure Approvals” shall mean the receipt of all State and CMS approvals to operate [a skilled nursing facility/assisted living facility] with [Medicaid and Medicare certification]. DRAFTING NOTE: TO BE REVISED TO FIT THE TRANSACTION.

“LTA” shall have the meaning set forth in Section 1.3.

Exhibit F-27 of 47

“Master Operating Contracts” shall mean any contract in the name of Sun, SunBridge or any affiliate thereof which covers equipment located at, or services provided to, the Facility as well as other facilities operated by Licensee’s affiliates.

“New License” shall mean an actual physical license from the Department naming New Operator as the “licensee” of the Facility entitled to operate the Facility.

“New Operator Lender” shall mean a lender providing financing pursuant to which the accounts receivable of the Facility related to the period from and after the Effective Date are collateral for such financing.

“Operating Contracts” shall mean all vendor, service, equipment and other contracts and agreements in effect with respect to the Facility, including, but not limited to, the contract with SunDance Rehabilitation Corporation for the provision of rehabilitation services to the Facility, but specifically excluding Payor Contracts.

“Outside Date” shall mean                     .

“Payor Contracts” shall mean all contracts with various third party payors, such as managed care providers and commercial insurance companies, which are specific to the Facility and which are not Master Operating Contracts.

“Prime Contract” shall have the meaning set forth in Section 1.5. DELETE IF NO VA CONTRACT.

“Reimbursement Obligations” shall mean any obligation to repay payments from Medicare and Medicaid with respect to its operations at the Facility prior to the Effective Date.

“Resident Trust Funds” shall mean any resident trust funds and residents’ property held by Licensee as of the Effective Date in trust for residents at the Facility.

“Retained Employees” shall have the meaning set forth in Section 5.3.

“State” shall mean the State of                     .

“Subsequent Operator” shall have the meaning set forth in Section 8.7.

“Subsequent OTA” shall have the meaning set forth in Section 8.7.

“Sun” shall mean Sun Healthcare Group, Inc., a Delaware corporation.

“Sun Affiliates” shall have the meaning set forth in Section 9.4.

Exhibit F-28 of 47

“SunBridge” shall mean SunBridge Healthcare, LLC, a New Mexico limited liability company.

“SunDance” shall mean SunDance Rehabilitation Corporation, a Connecticut corporation.

“Tenant Personal Property” shall mean the property owned by Licensee and located at the Facility and more fully described in Exhibit F attached hereto.

“Termination Date” shall have the meaning set forth in Section 9.3.

[“VA” shall have the meaning set forth in Section 1.5.

“VA Residents” shall have the meaning set forth in Section 1.5.

“VA Subcontract” shall have the meaning set forth in Section 1.5.—DELETE IF NO VA CONTRACT]

“Vehicle” shall mean the vehicle(s), if any, listed on Exhibit C.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act.

Exhibit F-29 of 47

EXHIBIT B-1

FORM OF LENDER ACKNOWLEDGEMENT

            , 20

VIA FACSIMILE: [**Insert transferor fax no.**]

[**Insert transferor entity address**]

Attention:

Re:	[**Insert facility name**]
[**Insert facility address**] (the “Facility”)

The undersigned entity (“Lender”) has provided financing to                      (the “Borrower”), which is secured by, among other things, the accounts receivable of the Borrower. Lender has been advised that on                     , 20     (the “Closing Date”), the Borrower assumed operational and financial responsibility for the Facility, and that the Facility was previously operated by                      (“Transferor”), pursuant to that certain Operations Transfer Agreement dated as of             , 20     (“Transfer Agreement”). The undersigned further acknowledges and agrees that the Transferor has granted to                      a perfected lien on the unpaid accounts receivable with respect to the Facility which relate solely to the period prior to the Closing Date, including, but not limited to, any accounts receivable arising from rate adjustments which relate to the period prior to the Closing Date even if such adjustments occur after the Closing Date (the “Transferor A/R”).

This letter will serve to confirm that, notwithstanding anything to the contrary which may be set forth in any agreements between Lender and the Borrower, Lender acknowledges that, in its capacity as a lender to the Borrower, it has no interest in, or lien on, the Transferor A/R and, subject to the provisions herein, agrees to hold in trust for your benefit and to remit promptly to Transferor, at Transferor’s address set forth above, any of the Transferor A/R which it may receive at any time after the Closing Date.

Sincerely,

[**Insert Lender name**]

By:
Name:
Title:

Exhibit F-30 of 47

EXHIBIT B-2

FORM OF NEW OPERATOR REPRESENTATION LETTER

            , 20

VIA FACSIMILE:

Re:	(the “Facility”)

Ladies and Gentlemen:

Pursuant to our obligations under Section 6.11 of the Operations Transfer Agreement dated             , 20    (the “OTA”) for the transfer of operations for the Facility, please be advised and noticed that, the undersigned has not entered into any financing arrangement with any lender whereby the accounts receivable of the Facility have been used, pledged or hypothecated as collateral for such financing.

In the event that, within twelve (12) months following the date of this letter, we enter into any financing arrangement with a lender whereby the accounts receivable of the Facility are used, pledged or hypothecated as collateral for such financing, pursuant to our ongoing obligation under said Section 6.10 of the OTA, we will promptly and timely inform the addressees of this letter of such financing and use commercially reasonable efforts to cause the delivery to you of an appropriately executed Lender Acknowledgement, in the form attached as Exhibit “B-1” to the OTA.

Sincerely,

By:
Name:
Title:

Exhibit F-31 of 47

Exhibit “A”

[TO EXHIBIT B-2 OF THE OPERATIONS TRANSFER AGREEMENT]

FORM OF NEW LENDER LETTER

[SEE EXHIBIT B-1 OF THE OPERATIONS TRANSFER AGREEMENT FOR THE

FORM OF THE SAME]

Exhibit F-32 of 47

EXHIBIT C

VEHICLES LOCATED AT THE FACILITY AND PROPOSED

DISPOSITION THEREOF ON THE EFFECTIVE DATE

Exhibit F-33 of 47

EXHIBIT D

ANCILLARY SERVICES EQUIPMENT TO BE REMOVED

FROM FACILITY

Exhibit F-34 of 47

EXHIBIT E

COMPUTER HARDWARE AND SOFTWARE AND TELECOMMUNICATIONS

EQUIPMENT AND SERVICE INFORMATION

AND APPLICABLE RENT AND SERVICE FEE

Exhibit F-35 of 47

EXHIBIT F

TENANT PERSONAL PROPERTY

Exhibit F-36 of 47

Schedule 1.5

FORM OF VA SUBCONTRACT

SUBCONTRACT AGREEMENT

BETWEEN

AND

This Agreement (hereinafter referred to as “Subcontract”) constitutes the entire agreement between                     , hereafter, the “Prime Contractor,” and                     , hereafter, the “Subcontractor,” for services to be performed in furtherance of Prime Contractor’s Agreement No.                      for nursing home services to be rendered to the Department of Veterans Affairs (the “VA”), including all attachments, formal modifications, and amendments (the “Prime Contract”).

WHEREAS Prime Contractor, operating under the name of                     , was awarded the Prime Contract by the Department of Veterans Affairs (hereinafter referred to as the “Government”); and

WHEREAS Prime Contractor and Subcontractor have entered into an agreement dated             , 20    (the “OTA”), whereby Subcontractor has to assume operational and financial responsibility for the long term care facility commonly known as                     (the “Facility”) as of the Effective Date (as defined in the OTA); and

WHEREAS under the terms of the OTA, Subcontractor is required to secure the New VA Contract (as defined in the OTA); and

WHEREAS the parties wish to allow Subcontractor for a limited period of time to continue to provide services to the residents of the Facility whose care is paid for by the VA under the terms of the Prime Contract in the event Subcontractor has not secured the New VA Contract as of the Effective Date;

NOW THEREFORE the parties agree as follows:

Exhibit F-37 of 47

ARTICLE I – SCOPE OF WORK AND PAYMENT

1. Incorporation Of Prime Contract. The Prime Contract, as currently resident in the Prime Contractor’s official contract file, is incorporated by reference herein. To give effect to the provisions contained therein, references in the Prime Contract to Prime Contractor shall be construed, for purposes of this Subcontract, as referring to Subcontractor, except as explicitly stated below.

2. Subcontractor Responsibility. During the Term (as hereinafter defined), Subcontractor shall (i) be responsible for and shall perform all requirements of the Prime Contract but only as they relate to the Facility, it being understood and agreed that certain obligations imposed on Prime Contractor under the Prime Contract are not specific to the Facility and thus will be and remain the responsibility of Prime Contractor and (ii) upon request shall provide to Prime Contractor such information with respect to its operation of the Facility during the Term as Prime Contractor may need to fulfill certain reporting obligations imposed on it under the terms of the Prime Contract. All work to be performed by Subcontractor under this Subcontract will be performed in accordance with the Prime Contract’s requirements.

3. Payment. Subcontractor shall be entitled to bill the VA for, and to collect when paid by the VA, all Amounts (as hereinafter defined) due and owing under the terms of the Prime Contract in connection with the services provided by Subcontractor thereunder at the Facility during the Term hereof; provided, however, if and to the extent any such amounts are paid to Prime Contractor rather than Subcontractor, they shall be remitted by Prime Contractor to Subcontractor in accordance with the provisions of Section 6 of the OTA; and provided, further, that to the extent Subcontractor receives during the Term of this Agreement any Amounts from the VA which relate to periods prior to the Term, it shall remit the same to Prime Contractor in accordance with the terms of Section 6 of the OTA. “Amounts” includes, without limitation, progress payments, final payments, credits, damages, incentives, and payments pursuant to claims, requests for equitable adjustment, or termination settlements.

ARTICLE II – RELATIONSHIP OF THE PARTIES

1. Cooperation. Both parties shall fully cooperate with each other to ensure that all requirements of the Prime Contract and any orders issued thereunder are satisfied, and that the transition of performance occurs without disruption or inconvenience to the Government. At the request of Subcontractor, Prime Contractor will execute any document which is necessary or desirable for the performance of the Prime Contract with respect to the Facility or for the implementation of this Subcontract.

2. Communications with Government. Prime Contractor will not initiate any communication with the Government which relates to services provided at the Facility or the payment therefore during the Term without the knowledge and consent of the Subcontractor. If the Government initiates any such communication, the Prime Contractor will, to the extent practicable, include the Subcontractor in the

Exhibit F-38 of 47

communication. Prime Contractor agrees to share and discuss with Subcontractor the contents of any meeting, conversation, or correspondence between itself and the Government which relates to services provided at the Facility or the payment therefore during the Term under the terms of the Prime Contract. Prime Contractor shall insure that all written communications from the Government referring to or relating to the Prime Contract and which relate to services rendered at the Facility during the Term are promptly forwarded to Subcontractor and Subcontractor shall insure that all written communications from the Government referring to or relating to the Prime Contact and which relate to service rendered at the Facility prior to the Term are promptly forwarded to Prime Contractor.

3. Agency and Power Of Attorney. Prime Contractor irrevocably appoints Subcontractor to act as its agent and attorney in fact for all purposes related to performance and administration of the Prime Contract as it relates to the Facility only, it being understood and agreed that Subcontractor shall have no authority to take any action with respect to the Prime Contract which would affect any other facility covered by the terms thereof which is owned or operated by Prime Contractor or any affiliate thereof. Subject to the foregoing limitation, the rights granted to Subcontractor under this Section II(3), shall include but not be limited to, the following:

(a) Subcontractor is authorized to respond to all Government requests, execute documents and in all other respects to act in the name of Prime Contractor with the power and authority to bind Prime Contractor.

(b) Subcontractor shall attend as Prime Contractor’s agent all meetings between the Government and Prime Contractor regarding the Prime Contract.

(c) Subcontractor may receive any and all amounts, funds, payments, credits and receipts from the Government or other parties relating to the Prime Contract, may negotiate any instruments constituting the same, and may deposit the same into accounts to be established by Prime Contractor for the sole benefit of Subcontractor.

4. Government Consent and Disclosure. Prime Contractor warrants to Subcontractor that it has notified the Government of its intent to enter into this Subcontract and has obtained the Government’s consent, if such consent is required by the Prime Contract or otherwise. The parties hereby agree that the contents of this Subcontract may be made known to the Government.

ARTICLE III – TERM AND TERMINATION

1. Term. Unless earlier terminated pursuant to Section III(2), the term of this Subcontract and period of performance shall commence on the Effective Date as defined in the OTA and shall continue until the earlier to occur of the execution of the New VA Contract by Subcontractor or the 45th day after the Effective Date (the “Term”) , it being understood and agreed that in the event Subcontractor has not secured the New

Exhibit F-39 of 47

VA Contract within such forty five (45) day period, then Subcontractor shall have no further rights under this Subcontract and shall be required to take such action as may be necessary to promptly transfer the VA Residents (as defined in the OTA) from the Facility to other facilities in the same geographic area, including other facilities operated by Prime Contractor or Subcontractor, which have contracts in effect with the VA for the payment for the care rendered to the VA Residents. Notwithstanding the foregoing, this Subcontract shall be null and void and of no force and effect in the event Subcontractor has secured the New VA Contract as of the Effective Date and has provided Prime Contractor with evidence thereof.

2. Government Termination. This Subcontract shall terminate to the extent that the Government terminates the Prime Contract or that portion thereof which relates to the Facility. If and to the extent that the Prime Contract is terminated in whole or in part by the Government as to the Facility, Subcontractor shall be entitled to receive all compensation due the Prime Contractor in accordance with the applicable termination clause at FAR 52.212-4 Contract Terms and Conditions – Commercial Items (May 1999) which is set forth in Section D.1 of the Prime Contract and Subcontractor shall be required to take such action as may be necessary to promptly transfer the VA Residents from the Facility to other facilities in the same geographic area, including other facilities operated by Prime Contractor or Subcontractor, which have contracts in effect with the VA for the payment for the care rendered to the VA Residents.

ARTICLE IV – INSURANCE, INDEMNITY AND

COMPLIANCE WITH APPLICABLE LAWS

1. Insurance. Throughout the term of this Subcontract, each party shall procure and maintain in force and effect the types of insurance and levels of coverages listed in Section D.3 of the Prime Contract. A party shall provide proof of such insurance and levels of coverage to the other party upon reasonable request. Upon request, each such party shall make the other an additional named insured.

2. Indemnity. Subcontractor agrees to indemnify and defend and hold harmless Prime Contractor from and against any allegation of violation or violation of the Prime Contract or any legal requirements imposed by the Government in connection with the payments made under the Prime Contract, including, but not limited to, any allegations related to the care rendered by Subcontractor to the patients covered by the Prime Contract or for overpayment by the Government to Subcontractor for the services provided by Subcontractor during the Term of this Agreement under the Prime Contract.

3. Legal Requirements. The parties agree to take necessary precautions to assure compliance with all legal requirements pertaining to Government contracting generally and the Prime Contract in particular.

Exhibit F-40 of 47

ARTICLE V – CONFIDENTIALITY

1. Confidential Information. Confidential information marked as such, or known to the receiving party to be confidential and proprietary to the disclosing party (hereinafter referred to as “Confidential Information”), will not be disclosed to a third party, except as authorized by the disclosing party. The receiving party is authorized to use Confidential Information in furtherance of the objectives of the Subcontract and in the performance and administration of the Prime Contract and any orders issued thereunder, and is granted any necessary license or permission by the disclosing party to do so. Disclosure of Confidential Information to third parties is authorized solely to the extent that such information is known or available to the trade or to the public or to the receiving party, without restriction, at the time of disclosure or becomes publicly available through no action of the receiving party. It is agreed that each of the parties hereto will protect and restrict access to Confidential Information with the same diligence as if it were its own.

With respect to Confidential Information which will be disclosed or delivered to the Government, if the Information was marked with a restrictive notice by the originating party, the disclosing party will retain the restrictive notice, or will substitute the notice prescribed by the Government for such purposes, provided that the Prime Contract authorizes use of such a notice. If either party is notified that the Government proposes to disclose any such Confidential Information to a third party or is considering doing so, it will notify the other party. If the Prime Contractor receives such notice regarding Confidential Information of the Subcontractor, the Prime Contractor agrees to cooperate in either authorizing or contesting such disclosure.

In the event of an authorized disclosure by a party to a third party other than the Government, any restrictive notice will be retained on any information so disclosed.

Upon termination or expiration of this Subcontract and completion of all deliverable requirements contained in this Subcontract and in any orders issued thereunder outstanding as of the date of termination or expiration, the parties agree to return all Confidential Information and copies thereof in their possession to the disclosing party or destroy all such Confidential Information and copies and provide sworn statement attesting to such destruction to the disclosing party.

As between the Subcontractor and the Prime Contractor, the foregoing provisions as to the disclosure and use of Confidential Information shall expire five (5) years from the date such information is received by the receiving party.

2. Contract Information. There shall be no dissemination or publication, except within and between the Prime Contractor, the Subcontractor and the Government, of information developed under this Subcontract or contained in the reports to be furnished pursuant to this Subcontract, without prior written approval of the Subcontractor.

3. Survival. The provisions of this Article V shall survive termination or expiration of the Term of this Subcontract.

Exhibit F-41 of 47

ARTICLE VI – DISPUTES

1. Resolution of Disputes. For the purposes of this Subcontract, the terms “claim,” “certification” or “certify,” and “dispute” shall have the meaning of the same terms as used in the Contract Disputes Act of 1978 (41 U.S.C. §§ 601-613), FAR Subpart 33.2, Disputes and Appeals, and FAR 52.233-1, Disputes (7/02).

2. Procedure. To the extent that a claim or dispute between the Prime Contractor and the Subcontractor arises from the action or inaction of the Government (including the interpretation and construction of provisions of this Subcontract originating in the Prime Contract), the parties to this Subcontract will participate in the disputes process set forth in the Prime Contract in accordance with all applicable laws, regulations, and judicial and administrative rulings. In the event of a denial of a claim by the Contracting Officer with respect to services provided by Subcontractor during the Term, to the extent required by the terms of the Prime Contract, Prime Contractor shall, at the sole cost and expense of Subcontractor, appeal or file suit pursuant to the Contract Disputes Act and implementing regulations at the request of Subcontractor, or, to the extent permitted by the terms of the Prime Contract, permit the Subcontractor to proceed, at Subcontractor’s sole cost and expense, with such appeal or suit in the Prime Contractor’s name. The parties will be bound by the results of that process. Each party shall keep the other party reasonably updated with respect to any such appeals or legal proceeding which it is handling.

Subcontractor is authorized to settle and resolve all claims, demands and disputes relating to services provided by Subcontractor at the Facility under the terms of the Prime Contract during the Term, in the name and as the agent of the Prime Contractor. Subcontractor shall have no authority to resolve any claims, demands or disputes relating to services provided by Prime Contractor at the Facility prior to the Term or at any other facility covered by the Prime Contract, whether prior to, during or after the Term.

To the extent that a claim or dispute between the Prime Contractor and the Subcontractor does not arise from the action or inaction of the Government, but rather solely from the action or inaction of a party to this Subcontract, then it shall be resolved in accordance with the OTA.

3. Continuation of Performance. The Prime Contractor and the Subcontractor shall proceed diligently with performance of this Subcontract, pending final resolution of any request for relief, claim, appeal, dispute or action arising under or in connection with the Subcontract.

ARTICLE VII – MISCELLANEOUS

1. Waiver. The waiver or failure of either party to enforce the terms of this Subcontract shall not constitute a waiver of that party’s rights under this Subcontract with respect to any other violation of the same or other terms.

Exhibit F-42 of 47

2. Entire Agreement. This Subcontract and the OTA contain the entire understanding between the parties hereto relating to the subject matter hereof and supersede all prior negotiations, agreements, communications and writings with respect to this Subcontract. This Subcontract may only be amended by a writing signed by both parties hereto.

3. Severability. The provisions of this Subcontract are independent and severable. To the extent that any one provision is rendered inoperative, or is contrary to law, the parties agree that, to the extent possible, all other provisions of the Subcontract shall be given full force and effect.

4. Section Headings. Section headings are provided for purposes of convenience only, and do not limit the scope or effect of the provisions and clauses of this Subcontract.

5. Applicable Law. This Subcontract shall be interpreted, and construed under (in order of preference) the law applicable to Federal contracts, and the law of the State (as defined in the OTA).

6. Notices. Any notice or communication required to be given by this Subcontract must be delivered as if a notice under the OTA.

7. Authority. This Subcontract is executed by individuals who are duly authorized to legally bind their respective organizations.

Exhibit F-43 of 47

IN WITNESS WHEREOF, the parties have caused this Subcontract to be duly executed effective this      day of         , 20    .

PRIME CONTRACTOR:

By: ___________________________________

Name: _________________________________

Title: __________________________________

SUBCONTRACTOR:

By: ___________________________________

Name: _________________________________

Title: __________________________________

Exhibit F-44 of 47

Schedule 2.1

BILL OF SALE

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , a                      (“Seller”) does hereby grant, bargain, sell, convey and transfer to                     , a                      (“Purchaser”) all of its right, title and interest, if any, in and to, all and singular, the                     , as those terms are defined in that certain Operations Transfer Agreement dated             , 20     between Seller and Purchaser (the “OTA”) free and clear of all liens and encumbrances.

Dated this      day of             , 20    .

By:
Its:

Exhibit F-45 of 47

Schedule 2.3

ASSIGNMENT AGREEMENT

This Agreement is made and entered into effective as of the      day of             , 200     (the “Effective Date”) by and between                     , a                      (“Assignor”) and                     , a                      (“Assignee”).

RECITALS

A. Assignor is the lessee of that [long term care/assisted living] facility known as                      and located at                      (the “Facility”).

B. Assignor and Assignee have entered into a certain Operations Transfer Agreement dated as of             , 20     (the “OTA”), pursuant to which Assignor has agreed to transfer and assign to Assignee and Assignee has agreed to take and accept from Assignor, all of Assignor’s right title and interest in and to the Assigned Admission Agreements.

C. Assignor and Assignee are desirous of documenting the terms and conditions under which said assignment and assumption will occur.

D. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the OTA.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

1. Assignment. As of the Effective Date, Assignor does hereby sell, assign, transfer and convey to Assignee all of Assignor’s right, title and interest, if any, in and to the Assigned Admission Agreements; provided, however, nothing herein shall be construed as imposing any liability on Assignee with respect to the Assigned Admission Agreements as a result of the acts or omissions of Assignor or of its officers, employees, contractors, agents or affiliates thereunder prior to the Effective Date or as imposing any liability on Assignor with respect to the Assigned Admission Agreements as a result of the acts or omissions of Assignee or of its officers, employees, contractors, agents or affiliates from and after the Effective Date.

2. Assumption. From and after the Effective Date, Assignee does hereby accept the sale, assignment, transfer and conveyance of Assignor’s right, title and interest, if any, in and to the Assigned Admission Agreements; provided, however, nothing herein shall be construed as imposing any liability on Assignee with respect to the Assigned

Exhibit F-46 of 47

Admission Agreements as a result of the acts or omissions of Assignor or its officers, employees, contractors, agents or affiliates thereunder prior to the Effective Date or as imposing any liability on Assignor with respect to the Assigned Admission Agreements as a result of the acts or omissions of Assignee or its officers, employees, contractors, agents or affiliates thereunder from and after the Effective Date.

3. Governing Law/Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State and may not be amended or modified except by written instrument signed by the parties hereto.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement provided the manually executed counterpart is thereafter delivered unless such delivery is waived by the receiving party.

5. Attorneys’ Fees. In the event of a dispute among the parties hereto with respect to the subject matter hereof, the prevailing party in any such dispute shall be entitled to collect from the other any and all attorneys’ fees and costs.

6. Entirety. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, it being understood and agreed that nothing herein shall affect the rights and obligations of Assignor and Assignee under the OTA.

7. Notices. Any notice, request or other communication to be given by either party hereunder shall be in writing and shall be sent to the parties and in the manner specified in the OTA.

8. Severability. Should any one or more of the provisions hereof be deemed to be invalid or unenforceable said determination shall not affect the validity or enforceability of the remaining terms hereof.

9. Captions. The captions in this Agreement have been inserted for convenience of reference only and shall not be construed to define or to limit any of the terms or conditions hereof.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

ASSIGNOR:

By:
Its:

ASSIGNEE:

By:
Its:

Exhibit F-47 of 47